Exhibit 10.1
EXECUTION VERSION

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

AIR TRANSPORTATION SERVICES AGREEMENT
DATED AS OF MARCH 8, 2016
BETWEEN
AIRBORNE GLOBAL SOLUTIONS, INC.
AND
AMAZON FULFILLMENT SERVICES, INC.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

TABLE OF CONTENTS

1.	DEFINITIONS 2

2.	SERVICES 7

2.1	Services 7

2.2	Airborne Global Provision of Services by Contract with Carriers 7

2.3	Forecasts and Non-Binding Estimates 8

2.4	Service Levels; Reporting 8

2.5	Non-Reimbursable Expenses 8

2.6	Reimbursable Expenses 9

2.7	Fuel 10

2.8	Ground Handling; ULDs 11

2.9	Training Provided by Carrier 14

2.10	Schedule; Modifications; Compensation 14

2.11	Aircraft Operations 16

2.12	Operations for Third Parties 18

2.13	Force Majeure 19

2.14	Unavailability 20

2.15	Destruction or Casualty Loss of Aircraft 20

2.16	Fuel Conservation 20

2.17	Reports, Audits and Record Retention 21

2.18	Guarantee of Airborne Global Obligations 22

2.19	Guarantee of Amazon Obligations 22

3.	PAYMENT 22

3.1	Fees and Expenses 22

3.2	Invoices and Payment 22

4.	TERM AND TERMINATION 22

4.1	Term 22

4.3	Amazon Termination Fee 22

4.4	Payment of Amazon Termination Fee 22

4.5	Investment Agreement 23

4.6	Events of Default; Remedies 23

4.7	No Termination or Other Payment on Expiration 24

4.8	Work Orders 25

4.9	CMI Agreement following Expiration 25

4.10	Survival 25

4.11	Aircraft Leases Survive Termination 25

5.	REPRESENTATIONS AND WARRANTIES; COVENANTS 25

5.1	Airborne Global Provider Representations 26

5.2	Organization; Binding Agreement 26

5.3	Service Representations 26

5.4	Proprietary Rights 26

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5.5	Compliance 26

5.6	Common Carrier 27

5.7	Filings 27

5.8	No Liens 27

5.9	Flight Operations 27

6.	CONFIDENTIALITY; PROPRIETARY RIGHTS 28

6.1	Confidentiality 28

6.2	Publicity Restriction 28

6.3	Work Product Ownership 29

6.4	Personal Information 29

7.	DEFENSE/INDEMNITY 29

8.	LOSS OR DAMAGE TO GOODS 31

8.1	Liability Limit 31

8.2	Additional Coverage 31

8.3	Claims 31

8.4	Cooperation 31

9.	INSURANCE 31

9.1	Airborne Global Provider Insurance Coverage 31

9.2	Additional Carrier Policy Requirements 33

9.3	Amazon Insurance 34

10.	PERSONNEL; INDEPENDENT CONTRACTORS 34

10.1	Relationship of the Parties 34

10.2	Airborne Global Provider’s Personnel 34

10.3	Subcontractors 35

11.	TAXES 35

12.	AIRCRAFT LEASES AND SUBLEASES; ADDITIONAL WORK ORDERS 36

12.1	Aircraft Leases 36

12.2	Aircraft Subleases and Additional Work Orders 36

13.	GENERAL 37

13.1	Assignment by Airborne Global Providers 37

13.2	Assignment by Amazon 37

13.3	Governing Law/Venue 37

13.4	Notices 37

13.5	Amendment and Waiver 38

13.6	Remedies 38

13.7	Construction 38

13.8	Third Party Shippers 39

13.9	Work Orders 39

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13.10	Hazardous Materials Notifications 40

13.11	Counterparts 40

13.12	LIMITATION OF LIABILITIES 40

13.13	Entire Agreement 40

13.14	Cooperation 40

13.15	Further Assurances 40

13.16	Priority Over Standard Forms 41

Exhibit A: Table of Aircraft

Exhibit B: Form of Work Orders
Exhibit B-1: Form of Carrier Work Order
Exhibit B-2: Form of Fuel Services Work Order
Exhibit B-3: Form of Hub Facility Ground Services Work Order
Exhibit B-4: Form of Gateway Facility Ground Services Work Order

Exhibit C: Performance Standards

Exhibit D: Form of ATSG Guaranty Agreement

Exhibit E: Invoices; Payments; Deposits; Weekly Statement

Exhibit F: Form of Amazon Guaranty Agreement

Exhibit G: Aircraft Lease Terms

Exhibit H: Form of Aircraft Lease Agreement

Exhibit I: Form of Aircraft Sublease Agreement

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

AIR TRANSPORTATION SERVICES AGREEMENT
This Air Transportation Services Agreement, attached Exhibits and Schedules, and applicable Work Orders (collectively, this “Agreement”) is effective as of April 1, 2016 (“Effective Date”) between Airborne Global Solutions, Inc., a Delaware corporation (“Airborne Global”), and Amazon Fulfillment Services, Inc., a Delaware corporation (“AFS”).
RECITALS
Airborne Global and AFS entered into an “Air Charter Services Agreement” effective September 1, 2015 (the “Charter Services Agreement”), under which Airborne Global, through certain Carriers (as defined in Section 2.2), provided charter air cargo transportation services to Amazon.
Airborne Global and AFS desire to restructure the above-described arrangements so that Airborne Global, through Carriers, will provide air cargo transportation services using aircraft subleased by AFS (or its Affiliates) to such Carriers or other aircraft as agreed to by the Parties (“Aircraft”) and, through LGSTX or other Airborne Global Providers, will provide ground handling, fuel, and other services, to Amazon.
In connection with the transactions contemplated by this Agreement, Amazon.com, Inc., a Delaware corporation of which AFS and its Affiliates are wholly owned subsidiaries (“Amazon.com”), and Air Transport Services Group, Inc., a Delaware corporation (“ATSG”), of which Airborne Global, ABX, ATI, CAM, and LGSTX are wholly-owned subsidiaries, desire to have ATSG issue warrants for Amazon.com to purchase shares representing a total of 19.9% of ATSG’s common stock (the “Warrants”).
Accordingly, Airborne Global and AFS have entered into this Agreement to replace the Charter Services Agreement and, on or before March 18, 2016: (a) AFS (or its Affiliates) and CAM will have entered into Aircraft Leases for the Initial Aircraft (each as defined in Section 1); (b) AFS (or its Affiliates) and Carriers will have entered into Aircraft Subleases and corresponding Work Orders for the Initial Aircraft to replace the work orders entered into under the Charter Services Agreement; (c) Amazon.com will have entered into, and Airborne Global acknowledged, a Guaranty for the obligations of its respective Affiliates under this Agreement; (d) ATSG will have entered into, and Amazon acknowledged, a Guaranty for the obligations of its respective Affiliates under this Agreement; and (e) Amazon.com and ATSG will have entered into an Investment Agreement and a corresponding Stockholders Agreement, pursuant to which ATSG to issue the Warrants to Amazon.com (collectively, the “Investment Agreements”).
In consideration of the premises, and of the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the signatories to this Agreement agree as set forth herein.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

AGREEMENT

1.	DEFINITIONS
“ABX” means ABX Air, Inc., a Delaware corporation.
“ACMI” means aircraft, crew, maintenance, and insurance.
“Additional Aircraft” means any Aircraft not listed in Exhibit A that becomes subject to a Sublease between Amazon and a Carrier after the Effective Date.
“Additional Crew Charge” is defined in the Price Schedule.
“Additional Insureds” is defined in Section 9.2.
“Affiliate” means, with respect to a specified entity, any other entity that, directly or indirectly, controls, is controlled by, or is under common control with such specified entity, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, or otherwise.
“Affiliate Carrier” is defined in Section 2.2.
“AFS” is defined in the Preamble.
“Agreement” is defined in the Preamble.
“Airborne Global” is defined in the Preamble.
“Airborne Global Indemnified Parties” is defined in Section 7.3.
“Airborne Global Providers” means collectively, unless otherwise specified, any Affiliate of Airborne Global that performs Services for Amazon pursuant to a Work Order in accordance with Section 13.9, including LGSTX, and any Carrier.
“Aircraft” is defined in the Recitals (for clarity, unless otherwise specified, “Aircraft” will include Spare Aircraft, Substitute Aircraft, and Network Spares).
“Aircraft Lease” means any lease entered into between AFS (or one of its Affiliates) and any Person, including, for clarity, CAM or any third party, for an Aircraft that is subleased to a Carrier under this Agreement.
“Aircraft Sublease” means a sublease entered into between Amazon (or one of its Affiliates) and a Carrier under this Agreement.
“Amazon” means collectively, unless otherwise specified, AFS and any of its Affiliates for which an Airborne Global Provider performs Services pursuant to a Work Order in accordance with Section 13.9.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Amazon Indemnified Parties” is defined in Section 7.1.
“Amazon Parties” is defined in Section 9.1.5.
“Amazon Guaranty” means the Guaranty that is attached as Exhibit F.
“Amazon Termination Fee” is defined in Section 4.3.
“Amazon Work Order Early Termination” is defined in Section 4.8.
“Amazon.com” is defined in the Recitals.
“Arrival Performance” is defined in Section 4 of Exhibit C.
“ATI” means Air Transport International, Inc., a Delaware corporation.
“ATSG” is defined in the Recitals.
“ATSG Guaranty” means the Guaranty that is attached as Exhibit D.
“Bankruptcy Code” means the United States Bankruptcy Code.
“Block Hour” means each hour that the Aircraft is operated on a flight in the performance of the Services in accordance with the applicable Work Order, computed from removal of the wheel chocks from the front of the Aircraft until the placement of wheels chocks in front of the Aircraft at the end of such flight and rounded to the nearest tenth of an hour.
“Block Hour Rate” means the rate specified in the Price Schedule for each Block Hour (or partially, for each fraction thereof) flown by an Aircraft in accordance with the Flight Schedule.
“Boeing” is defined in Section 2.10.4.
“Business Days” is defined in Section 13.7.
“CAM” means Cargo Aircraft Management, Inc., a Florida corporation.
“Carrier” is defined in Section 2.2.
“Carrier Delay” is defined in Exhibit C.
“Change of Control” means, with respect to Airborne Global and each Airborne Global Provider (as applicable): (a) the acquisition of ownership, directly or indirectly, beneficially or of record, in a transaction or series of transactions of equity securities in Airborne Global or an Airborne Global Provider representing more than 50% of either the aggregate voting power or the aggregate equity value represented by the issued and outstanding equity securities in same, whether as a result of a merger, consolidation, reorganization (including under the Bankruptcy Code of the United States of America), stock purchase transaction, issuances of equity securities or otherwise, by any other Person or group of other Persons (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities

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Exchange Act of 1934); (b) a sale, assignment, transfer, contribution or other disposition, directly or indirectly, of all or substantially all of the property, business, or assets of Airborne Global or an Airborne Global Provider to any other Person or group of other Persons; or (c) the dissolution or liquidation of Airborne Global or an Airborne Global Provider.
“Charter Services Agreement” is defined in the Recitals.
“Claims” is defined in Section 7.1
“CMI Agreement” is defined in Section 4.9.
“Committed Aircraft” means the Aircraft listed in Section 2 of Exhibit A.
“Common Carrier” means an individual, a company, or a public utility that is in the regular business of providing transportation services or transporting people or freight (as distinguished from a private carrier that only transports occasionally or as a one-time-only event).
“Compliance Requirements” is defined in Section 5.5.
“Contract Year” means each period during the term of this Agreement beginning April 1 through the next following March 31.
“DOT” means the United States Department of Transportation.
“Effective Date” is defined in the Preamble.
“Engine Block Hour” is defined in Section 1 of Exhibit G.
“Engine Cycles” is defined in Section 1 of Exhibit G.
“Event of Default” is defined in Section 4.6.
“Expiration Date” is defined in Section 4.8.
“FAA” means the United States Federal Aviation Administration.
“Fixed Monthly Charge” is defined in the Price Schedule; provided that the initial Fixed Monthly Charge for each of the Initial Aircraft shall be determined subject to Section 4.5.
“Flight Operations Requirements” is defined in Section 5.9.
“Flight Schedule” means the Flight Schedule attached as Attachment A to the Work Order for the relevant Aircraft.
“Force Majeure” is defined in Section 2.13.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Fuel Optimization Program” means the fuel optimization program implemented by Airborne Global and the Airborne Global Providers under the Charter Services Agreement on or about February 17, 2016.
“GOM” means a Carrier’s FAA-approved Ground Operations Manual.
“Governmental Entity” means: (a) any national government, any political subdivision thereof, or local authority therein, whether foreign or domestic; (b) any agency, board, commission, department, division, organ, instrumentality, or court of any of the foregoing, however constituted; and (c) any organization, association, or institution, of which any of the foregoing is a member or to whose jurisdiction it is subject or in whose activities it is a participant.
“GPU” means ground power unit.
“Hazardous Materials” is defined in Section 13.10.
“Heavy Maintenance” means: (a) a C check or above; (b) the overhaul of the landing gear; (c) a performance restoration of an APU; and (d) with respect to the Boeing 767-300 model Aircraft, a performance restoration of an Engine.
“IATA” means the International Air Transportation Association.
“ICAO” means the International Civil Aviation Organization.
“Income Taxes” is defined in Section 11.
“Initial Aircraft” means the Aircraft listed in Section 1 of Exhibit A.
“Insurance Requirements” is defined in Section 9.2.
“Investment Agreements” is defined in the Recitals.
“Law” means: (a) any statute, regulation, by-law, ordinance, or subordinate legislation in force to which a Party is subject including all Federal and state securities laws; (b) the common law as applicable to the Parties; (c) any binding court order, judgment, or decree; (d) any applicable industry code, policy or standard, in each case enforceable by law; and (e) all applicable statutory and all other rules, guidance regulations, instruments and provisions in force including the rules, codes of conduct, codes of practice, practice requirements guidance, and accreditation terms stipulated by any Governmental Entity to which any Party is subject.
“LGSTX” means LGSTX Services, Inc., a Delaware corporation.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“LIBOR” means the average of the London interbank offered rate for deposits in U.S. dollars as set forth by the Bloomberg Information Service or any successor thereto determined as of approximately 11:00 a.m. (London time) for each day that the relevant interest accrues.
“Maintenance Fuel” means any aircraft fuel used outside of the loading/unloading process in connection with maintenance (e.g., for engine runs or to power the APU).
“Minimum Monthly Block Hour Charge” is defined in Section 2.10.3.
“NDA” is defined in Section 6.1.
“Network Average” is defined in Section 2.10.3.
“Network Spare” is defined in Section 2.11.4.
“NTSB” means the National Transportation Safety Board.
“Operating Authority” is defined in Section 5.9.
“Party” means Airborne Global and AFS, Amazon.com with respect to the Amazon Guaranty, ATSG with respect to the ATSG Guaranty, and, as applicable, any Airborne Global Provider or AFS Affiliate to the extent that such Airborne Global Provider or AFS Affiliate is a party to a current Work Order.
“Performance Standards” is defined in Section 2.4.
“Person” means any body, corporate entity, association, partnership, joint venture, organization, individual, business or other trust or any other entity or organization of any kind or character, including a court or other Governmental Entity.
“Personal Information” is defined in Section 6.4.
“Personnel” means the employees, contractors, subcontractors, agents, and representatives of an entity.
“Price Schedule” means the Price Schedule attached as Attachment B to the Work Order for the relevant Aircraft.
“Proprietary Rights” is defined in Section 5.4.
“Records” is defined in Section 2.17.
“Scheduled Delivery Date” means the date listed for each Initial Aircraft and Committed Aircraft in Exhibit A.
“Security Programs” is defined in Section 2.8.3.
“Services” is defined in Section 2.1.
“Spare Aircraft” is defined in Section 2.11.3.
“Subcontractor Claim” is defined in Section 10.3.

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“Substitute Aircraft” is defined in Section 2.11.1
“Supplemental Flying” is defined in Section 2.12.
“Taxes” is defined in Section 11.
“Temporary Schedule Change” is defined in Section 2.10.5.
“Third Party Carrier” is defined in Section 2.2.
“Third Party Shipper” is defined in Section 13.8.
“Training” is defined in Section 2.9.
“Transfer Taxes” is defined in Section 11.
“TSA” is defined in Section 2.8.3.
“Unit Load Devices” or “ULDs” is defined in Section 5.9.
“Unscheduled Stop” means an aircraft stop requested by Amazon that adds another destination/stop to a route contained in the Flight Schedule.
“USDA” means the United States Department of Agriculture.
“Warrants” is defined in the Recitals.
“Weekly Activity Statement” is defined in Section 3 of Exhibit E.
“Weekly Fuel Charge” means the actual amount to be reimbursed by Amazon to Airborne Global in accordance with Sections 2.6 and 2.7 of the Agreement during each week for aircraft fuel and into-plane services purchased by Airborne Global and its Affiliates for Services provided by the Carriers.
“Work Order” is defined in Section 2.1.
“Work Order Effective Date” is defined in the relevant Work Order.
“Work Order Term” is defined in Section 2.10.3.

2.	SERVICES
2.1    Services. Airborne Global will provide, through Airborne Global Providers, the air cargo transportation, ground handling, fuel, and other related services described in this Section 2 and in the Work Orders entered into between Amazon and Airborne Global or any Airborne Global Provider (collectively, the “Services”). Forms of work orders (each, a “Work Order”) are attached as Exhibit B. Other than certain Aircraft that Affiliate Carriers may sublease from Amazon and

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ground equipment or functions that Amazon may be responsible for pursuant to Section 2.5, Airborne Global and the Airborne Global Providers will provide all equipment, Personnel, software, and supplies required to perform the Services.
2.2    Airborne Global Provision of Services by Contract with Carriers. Airborne Global will provide the Services by contracting for the performance of cargo air transportation services with appropriately certificated cargo air carriers in accordance with this Section 2.2. Airborne Global may in its discretion, upon notice to Amazon but without any additional consent of Amazon, contract for the performance of Services with either or both of ATI and ABX, each of which is a certificated cargo air carrier that is an Affiliate of Airborne Global, except that, with the prior consent of a Vice President of Amazon (which may be granted or withheld in Amazon’s sole discretion), Airborne Global may also contract for the performance of Services with any certificated cargo air carrier that becomes an Airborne Global Affiliate after the Effective Date. Each of ABX, ATI, and any such approved Airborne Global Affiliate carrier are referred to as an “Affiliate Carrier.” In addition, with the prior written consent of a Vice President of Amazon (which may be granted or withheld in Amazon’s sole discretion), Airborne Global may contract for the performance of Services with one or more third party certificated cargo air carriers (a “Third Party Carrier”) that are not an Affiliate Carrier. Each Affiliate Carrier and Third Party Carrier is referred to individually as a “Carrier.” References to Third Party Carriers in this Agreement do not imply that the use of Third Party Carriers will be permitted and, if Amazon consents to the use of a Third Party Carrier: (a) Amazon’s payment obligations will not exceed the amount that would have been paid by Amazon had the flights been operated by an Affiliate Carrier under the relevant Work Order; and (b) Airborne Global will be solely responsible for the performance of the Third Party Carrier with respect to the determination of whether Airborne Global has met the Performance Standards. Each Carrier with which Airborne Global contracts for the performance of Services will enter into one or more separate Work Orders between the Carrier and Amazon, and the Carrier will be bound by the provisions of this Agreement with respect to such Work Orders. Airborne Global will remain jointly and severally responsible for the provision of Services notwithstanding any contracting of Services to any Carrier. Each Carrier will execute a Work Order in the form of Exhibit B-1.
2.3    Forecasts and Non-Binding Estimates. Except as expressly provided in this Agreement, Amazon makes no promises or representations whatsoever as to the amount of business Airborne Global or any of the Carriers can expect at any time under this Agreement. Amazon may give volume and other projections to Airborne Global or any Carrier, but any projections are speculative only and will not give rise to Amazon liability. Amazon may, in Amazon's sole discretion, engage the services of other companies that perform the same or similar services as those provided by the Airborne Global and/or the Airborne Global Providers.
2.4    Service Levels; Reporting. Airborne Global and the Airborne Global Providers will comply with the service levels, procedures, reporting requirements, tracking requirements, and other

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performance standards set forth in the attached Exhibit C or any applicable Work Order (the “Performance Standards”).
2.5    Non-Reimbursable Expenses. Airborne Global (by itself or through the applicable Airborne Global Provider) will be responsible for and provide, or cause to be provided, the following Personnel, services, equipment, and other items at their expense, without reimbursement by Amazon:
2.5.1    Flight crews in accordance with the Price Schedule consisting of a captain and a first officer, both of which will possess current, valid licenses, be fully qualified to operate the Aircraft on the Flight Schedule in compliance with all applicable Laws, and be employees of Carrier;
2.5.2    All flight crew: (a) operational oversight and training; (b) catering and meals; (c) visas, work permits, endorsements, airport ID/badges/access cards; and (d) compensation, benefits, transportation, hotel accommodations, and per diem, as well as any increases in such expenses resulting from changes to, or in the interpretation of, Carrier’s collective bargaining agreements (that are not directly attributable to changes in applicable Law, as described in Section 4.A of the Price Schedule);
2.5.3    As required and in accordance with Carrier’s FAA-approved maintenance program and the terms of the Aircraft Sublease, as applicable, all: (a) turn maintenance, scheduled and unscheduled line maintenance, inclusive of A and B checks, for all Aircraft; (b) maintenance operational oversight and program certification for all Aircraft; and (c) Heavy Maintenance services for the Boeing 767-200 model Aircraft (for clarity, the cost of Heavy Maintenance for the Boeing 767-300 model Aircraft, to be performed by FAA-approved maintenance provider to be selected by Amazon and approved by Carrier, such approval not to be unreasonably delayed, withheld or conditioned, will be paid directly by Amazon in accordance with the relevant Aircraft Lease);
2.5.4    Aircraft hull and liability insurance and other insurance in accordance with the Insurance Requirements;
2.5.5    Dispatch, flight planning, and flight-following services, including ARINC or other radio communications services;
2.5.6    In-flight communications;
2.5.7    Exterior cleaning of the Aircraft;
2.5.8    Spare parts, including engine spare parts, avionics, rotables, expendables, tires, brakes, and accessory items (including transportation costs) to the extent that the spare parts are not otherwise subject to a separate agreement between the Parties, except that

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Carrier may transport onboard each Aircraft, without charge: (a) a fly-away kit; and (b) aircraft parts and materials for the Aircraft on a reasonable, space-available basis; except that Carrier will retain title to parts that are removed from an Aircraft in conjunction with the permanent installation of parts in replacement of such removed parts;
2.5.9    All administrative and overhead services of Carrier, including with respect to the provision of the authorizations, permits, and approvals subject to Section 2.6.2;
2.5.10    All facilities necessary for the provision of the Services, except that, if applicable, Amazon will provide access to reasonable facilities at the stations identified in the Flight Schedule and in accordance with the specifications provided on the corresponding Work Order, at no charge;
2.5.11    All existing ground equipment, including GPUs, towing/pushback equipment and air start units that are owned by Airborne Global or an Airborne Global Provider and located at the locations identified in the Flight Schedule, except that Amazon will be responsible for the operation, maintenance, and repair of such equipment to the extent that: (a) such equipment is provided by Airborne Global or an Airborne Global Provider for Amazon’s use; and (b) Amazon’s responsibilities, if any, are expressly provided for under a Work Order, as described in Section 2.8.1;
2.5.12    Maintenance Fuel; and
2.5.13    At the start of each Work Order, initial Aircraft positioning costs.
2.6    Reimbursable Expenses. Except to the extent provided in accordance with Section 2.5 above or a Work Order pursuant to Section 2.7 or Section 2.8.1, and without limiting its obligations under this Agreement, Airborne Global or the relevant Airborne Global Provider will provide or cause to be provided the Personnel, Services, equipment, and other items set forth in this Section 2.6, subject to reimbursement by Amazon to Airborne Global or the relevant Airborne Global Provider (as applicable) of the reasonable, documented out of pocket costs actually incurred and paid, directly or indirectly, by Airborne Global or the Airborne Global Provider to a third party that is not Airborne Global or one of its Affiliates, plus any applicable handling fee expressly identified in this Section 2.6 (for clarity, where no fee is listed, there will be no handling fee), which will be included in invoices provided in accordance with Exhibit E:
2.6.1    Aircraft fuel (including taxes and environmental assessments, but excluding Maintenance Fuel and net of any fuel tax credits received by Airborne Global or an Airborne Global Provider) for operations conducted under this Agreement, subject to the requirements of Section 2.7;

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2.6.2    Enroute fees, air traffic control fees, and navigational fees, and airport charges (ramp fees, landing/departure fees)[*];
2.6.3    Aircraft handling charges, including with respect to pushbacks, marshaling, lavatory, water, cleaning of cargo compartments, use of GPU, air start units, steps, and towing[*];
2.6.4    Deicing fluid and deicing services[*];
2.6.5    Customs fees, permits, duties, import/export fees, and USDA fees;
2.6.6    All costs associated with or resulting from diversions due to adverse weather or leaking, smoking, or damaged cargo to the extent tendered by Amazon in such condition;
2.6.7    Positioning or de-positioning of the Aircraft for schedule changes or other non-scheduled moves made at Amazon’s request, as well as final de-positioning of any Aircraft subject to a terminated Work Order; and
2.6.8    Noise and emission taxes, fees, and assessments not within the reasonable control of Carrier and arising solely and directly as a result of Services performed under a Work Order; and
2.6.9    Rent and any other amounts payable by Carrier to AFS (or one of its Affiliates) under the Aircraft Sublease for the Aircraft subject to the corresponding Work Order, except that the Parties may elect to offset such amounts against those payable by Amazon to Carrier so that no cash settlement is necessary.
Airborne Global will notify Amazon of its internal departments, Airborne Global Providers, or third party subcontractors, responsible for performance of Services and provision of assets under this Section 2.6, including reasonably requested details regarding those arrangements and operations.
2.7    Fuel. Amazon will purchase fuel for the Aircraft during the term of this Agreement, except to the extent Amazon and Airborne Global or an Airborne Global Provider enter into a Work Order with respect to fuel as described in this Section 2.7. Each month, and without regard to whether Amazon and Airborne Global or an Airborne Global Provider enter into such a Work Order or Amazon purchases the fuel for the Aircraft, each Carrier will prepare a fuel reconciliation log (with copies of the aircraft log book as support) on a weekly basis that will reflect the actual fuel used by the Aircraft in the provision of the Services, which Airborne Global will use to prepare invoices for fuel reimbursement under Exhibit E to this Agreement, as applicable. Airborne Global will also promptly provide a copy of the fuel reconciliation log to Amazon upon request. When an Aircraft enters service for Amazon under this Agreement (e.g., because it replaces or substitutes for another Aircraft, permanently or temporarily), or when an Aircraft leaves Amazon’s service

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under this Agreement (e.g., because it is replaced, or because it was only temporarily substituting for another Aircraft) either Amazon or Airborne Global will reimburse the other for the cost of fuel in accordance with the following provisions of this Section 2.7 but also subject to Section 2.11.1 (Spare Aircraft), Section 2.11.2 (Substitute Aircraft), Section 2.11.3 (Substitute Carrier), and Section 2.11.4 (Network Spares). When an Aircraft begins being utilized in the performance of Services under a Work Order, Amazon will reimburse Airborne Global for the cost of fuel on board the Aircraft prior to its first departure flight in the provision of such Services. When an Aircraft ceases being utilized in the performance of Services, Airborne Global will reimburse Amazon for the cost of all fuel on board the Aircraft at its last arrival on a flight in the performance of such Services. The per gallon fuel price for the above calculation will be the price per gallon paid at the last refuel of the Aircraft. To the extent that Amazon requests that a Carrier obtain fuel through Airborne Global or an Airborne Global Provider, Amazon and Airborne Global or the Airborne Global Provider (as applicable) will enter into a Work Order in the form of Exhibit B-2 that outlines the terms of such arrangement, which will include a [*] fee [*] to be payable by Amazon to Airborne Global concurrently with the Fixed Monthly Charge.
2.8    Ground Handling; ULDs.
2.8.1    Ground Handling Functions Provided by Amazon; Airborne Global Provision of Services by Contract with LGSTX or other Airborne Global Providers. Except as and to the extent provided by LGSTX or another Airborne Global Provider, or caused to be provided by LGSTX or such other Airborne Global Provider, under one or more separate Work Orders with Amazon (such Work Orders will be in the form of Exhibits B-3 or B-4, as applicable), pursuant to which LGSTX or such other Airborne Global Provider will be bound by the provisions of this Agreement with respect to such Work Orders and Airborne Global will remain jointly and severally liable for the provision of Services notwithstanding the contracting of Services to LGSTX or such other Airborne Global Provider, Amazon will be responsible for all ground handling and cargo handling functions, including without limitation all cargo handling Personnel and equipment (including ULDs, but excluding any other equipment that attached to or constitutes part of the Aircraft), services, build break, warehousing, and other cargo handling functions required in connection with Carrier’s performance of the Services. Without limiting the provisions of any such Work Order: (a) LGSTX or such other Airborne Global Provider will notify Amazon of its internal departments, or its third party subcontractors, responsible for performance of services and provision of assets under this Section 2.8, including reasonably requested details regarding those arrangements and operations; and (b) Amazon will reimburse Airborne Global for the reasonable, documented out of pocket costs, if any, actually incurred by LGSTX or such other Airborne Global Provider in securing and providing ULDs and related equipment specifically requested by Amazon in writing for use in providing the Services.

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2.8.2    Personnel Training and Qualifications. Unless ground handling is being provided by Airborne Global, LGSTX or another Airborne Global Provider under a separate Work Order as described in Section 2.8.1, Amazon will ensure and require that all Personnel performing such ground handling and cargo handling functions are fully trained and qualified, and that all required training and evaluations are current and documented, in accordance with the relevant Carrier’s FAA-approved programs and, further, that all equipment employed in providing such functions is serviceable, as determined in accordance with applicable FAA requirements and the Carrier’s FAA-approved programs. For purposes of this Section 2.8.2, Amazon’s obligation to ensure compliance with applicable FAA requirements and a Carrier’s FAA-approved program will apply only to the extent such Carrier has provided a copy of such FAA-approved program and FAA requirements at least 30 days in advance of Amazon performing any such functions to enable Amazon to timely train and meet such program and requirements. Carrier will provide a copy of any program (or amendment) for which FAA approval is required at the same time such program (or amendment) is submitted to the FAA and will advise Amazon in writing immediately upon receipt of approval and provide a copy of the final approved program (or amendment) and any conditions attached to such approval.
2.8.3    Delegation of Security Functions. To the extent necessary for Amazon to fulfill its obligations under this Agreement or any Work Order, each Carrier will delegate to Amazon, and Amazon will accept the delegation of, the cargo security inspection functions mandated by the United States Transportation Security Administration (the “TSA”), including as prescribed in the Full All-Cargo Aircraft Operator Standard Security Program and Carrier’s FAA-approved programs (collectively, “Security Programs”), provided that Carrier will have provided Amazon with written notice of the delegation and a copy of Carrier’s Security Programs at least 30 days’ prior to Amazon performing any such functions to enable Amazon to timely train and meet such program and standards. Amazon will prepare and maintain logs of any such inspections in accordance with and to the extent required by, the Security Program.
2.8.4    Amazon Personnel as Agents of Carrier. Amazon and its Personnel are authorized to act as agents of the Carriers in connection with the issuance of airbills and other transportation documents, in the acceptance of materials and goods from shippers and in determining their suitability for air transportation and any other reasonably related matters. In such capacity, Amazon and its Personnel will be governed by and will act in compliance with the GOM, Security Programs, and applicable Law. Amazon’s obligation to comply with the GOM and Security Programs (or any amendments to same) will apply only to the extent such Carrier has provided Amazon a copy of such GOM and Security Programs (or amendment, as applicable) at least 30 days’ prior to Amazon's obligation to comply to enable Amazon to timely train and meet such program and standards. Amazon and its Personnel

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will be authorized to act as an agent for each Carrier in determining whether to cause any materials or goods to be transported by the Carrier or to cause such materials or goods to be transported by any other U.S. air carrier or foreign carrier on an interline or any other basis. Such authorization will include the power to complete and deliver interline manifests, airbills, or other required transportation documents. In such capacity, Amazon Personnel will meet or exceed the legal and regulatory requirements applicable to the Carrier in regard to employee training and qualifications for weight and balance, hazardous material recognition, alcohol and drug testing, employee background checks, and similar matters, in accordance with applicable Laws for employees in safety sensitive positions.
2.8.5    Procedures Under GOM. To the extent Amazon Personnel are performing the loading (including with respect to hazardous materials), weight and balance calculations, ramp operations, and fueling operations required by the FAA to be performed in connection with the ground handling functions, including the requirements under the GOM: (a) the relevant Carrier will be entitled, upon [*] Business Days’ prior written notice to Amazon, to audit such employees, agents, and contractors as necessary to comply with FAA requirements; and (b) Amazon’s Personnel will not become the employees of a Carrier as a consequence thereof, but will be acting as agents for the Carrier when performing such loading, weight and balance, ramp operations, and fueling operations or calculations. Any Personnel not qualified or capable of performing such work will be identified to Amazon by a Carrier immediately following any such audit, and if requested to do so by the Carrier, such Personnel will be promptly removed from doing such work.
2.8.6    Transportation of Hazardous Materials. Amazon will have the right to tender for transport on the Aircraft cargo of a dangerous, hazardous, or offensive nature if: (a) such cargo is properly identified, packed, marked, labeled, and placarded in accordance with applicable IATA and ICAO/FAA dangerous goods and hazardous materials regulations; (b) such transportation is in compliance with the GOM and all other applicable Laws; and (c) the relevant Carrier is authorized by the FAA to carry such cargo.
2.8.7    Aircraft Payload; Limitations. The maximum cargo payload for each flight of the Aircraft will be in accordance with applicable FAA-approved Aircraft limits. The actual cargo payload capable of being carried on the Aircraft will be limited by either the weight or volume depending on which is exhausted first. Operating conditions or applicable FAA requirements may result in an increase or decrease in payload weight or volume limit.
2.8.8    Payload Reports. Carriers will provide to Amazon: (a) preliminary maximum payload figures for each flight at least six hours prior to the scheduled departure time set forth in the Flight Schedule, and (b) final maximum payload figures for each flight at least three hours prior to the scheduled departure time set forth in the Flight Schedule. This information will be communicated to Amazon operations via email at the email address

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provided by Amazon and updated from time to time, and will use the most recent aviation forecasts for the scheduled departure time of the flight.
2.8.9    Tender of Cargo. Cargo will be tendered by Amazon or any Amazon designee under the Carrier’s air waybills, prepared, labeled, securely packaged, and ready for transportation by the Aircraft along with the: (a) shipment destination; (b) name and address of the recipient; (c) nature of the cargo; (d) particular marks/numbers used; (e) weight, quantity, volume, and dimensions of cargo; and (f) any special circumstances or handling information, and otherwise in accordance with all applicable Laws, for transportation under a Work Order.
2.8.10    Refusal to Transport. Carrier may reasonably refuse to transport any cargo that: (a) cannot be transported in accordance with Sections 2.8.6, 2.87, 2.8.8, or 2.8.9; or (b) would otherwise reasonably endanger the safety of flight.
2.9    Training Provided by Carrier. Each Carrier will, at the request of Amazon, provide, or cause to be provided: (a) on [*] occasions during the first Contract Year, training classes to Amazon Personnel engaged in; and (b) not more than [*] during any Contract Year, training classes to qualify Amazon trainers to provide training to Amazon Personnel engaged in, providing security, ground handling, and cargo handling functions in connection with the Services provided by the Carrier, including training in the Carrier’s Security Programs, GOM, and other FAA-approved programs (collectively, “Training”). The Training will be held at Wilmington, Ohio and be provided [*] to Amazon Personnel, except that the Training may be held at a different location if requested by Amazon and, in such case, Amazon will be responsible for the travel expenses of the Carrier Personnel that are required to provide the Training in accordance with Amazon’s standard travel policies.
2.10    Schedule; Modifications; Compensation.
2.10.1    Schedule. The routings, schedule and frequency for scheduled flights are set forth in the Flight Schedule.
2.10.2    Cancellation of Flights. Amazon will pay the Fixed Monthly Charge without adjustment notwithstanding any cancellation of flights during the corresponding Work Order Term, except that Amazon will otherwise not be subject to any charges with respect to any cancelled flights.
2.10.3    Fixed Monthly Charge. Amazon will pay to Airborne Global the Fixed Monthly Charge for each month (or partially, for each fraction thereof) during the term of each Work Order (the “Work Order Term”). In addition, Amazon will pay to Airborne Global the Block Hour Rate specified in the Price Schedule for each Block Hour flown by an Aircraft in accordance with the Flight Schedule. Amazon will pay the Block Hour Rate for a minimum

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of [*] Block Hours each month during the Work Order Term as set forth in the Price Schedule (the “Minimum Monthly Block Hour Charge”), except that Amazon will not be required to pay the Block Hour Rate with respect to the number of unflown Block Hours, if any, that the Aircraft identified on the Work Order would need to have been flown to account for the Minimum Monthly Block Hour Charge in any month as long as Amazon’s network average for all Aircraft then-subject to a current Work Order, including any Network Spares, is [*] hours or greater for that month (the “Network Average”).
2.10.4    Amendments to the Flight Schedule. A Work Order, including the Flight Schedule, may be amended by Amazon, subject to: (a) aircraft scheduling and FAA flight crew duty limitations; (b) landing and/or take-off curfews or slot restrictions; (c) regularly scheduled aircraft maintenance requirements as provided for in Carrier’s FAA-approved maintenance program; (d) flight times based on The Boeing Corporation’s (“Boeing”) 85% average winds, adjusted twice each year for seasonal changes; (e) historical taxi times; and (f) other industry standard material operational factors. Amazon will provide the relevant Carrier with: (i) [*] prior written notice of a proposed amendment to the Flight Schedule that does not require the opening of a new station (e.g., necessitating the hiring of new Personnel, a new airport facilities lease, and similar arrangements beyond those sufficient for ad hoc or temporary operations) or an additional flight crew to be added to the corresponding Work Order; and (ii) [*] prior written notice of a proposed amendment to the Flight Schedule that requires the opening of a new station or one or more additional flight crews to be added to a corresponding Work Order, and such amendments will be incorporated into a revised Flight Schedule beginning [*], respectively, after receipt of such notice from Amazon, as applicable [*].
2.10.5    Temporary Changes to the Flight Schedule. Amazon may request temporary changes in the departure time, the scheduled air routes, the frequency, or the destinations or stops outlined in the Flight Schedule without amending the Flight Schedule (such a change without amendment to the Flight Schedule a “Temporary Schedule Change”). Amazon will provide the relevant Carrier with prior written notice of each Temporary Schedule Change (including via email) and the Carrier will implement each Temporary Schedule Change as soon as reasonably practicable and will minimize any additional costs associated therewith. Carrier will promptly provide Amazon with its estimated incremental costs that would arise from each proposed Temporary Schedule Change, and if Amazon determines to proceed with such Temporary Schedule Change after receiving such estimate, Amazon will reimburse Airborne Global for any incremental reasonable, documented out of pocket costs actually incurred by such Carrier arising from a Temporary Schedule Change in accordance with Section 2.6 and Exhibit E of this Agreement[*].

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2.10.6    Unscheduled Stops. Carriers will make any Unscheduled Stops, subject to: (a) the Flight Operations Requirements; (b) the requirements of the relevant Carrier's collective bargaining agreement; (c) or applicable Law. Amazon will reimburse Airborne Global for any incremental reasonable, documented out of pocket costs actually incurred by such Carrier arising from an Unscheduled Stop in accordance with Section 2.6 and Exhibit E of this Agreement.
2.11    Aircraft Operations.
2.11.1    Substitute Aircraft. Carriers may substitute for operation of the Flight Schedule any aircraft having the aggregate capacity and other performance characteristics reasonably necessary to handle the payload and timing requirements for such flights (“Substitute Aircraft”), except that: (a) such substitution will not interfere with performance of Services in compliance with the requirements of this Agreement and the corresponding Work Order; (b) Carriers will only provide such a Substitute Aircraft in order to cover scheduled Heavy Maintenance events [*] or if Amazon approves of the substitution in writing (which will not be unreasonably withheld, delayed, or conditioned); and (c) Carriers will reimburse Amazon for any landing fees or other costs (except, for clarity, incremental fuel burn, but including ferry flights and Block Hours) in excess of those that Amazon would have incurred under Section 2.6 had the flights been operated with the affected Aircraft.
2.11.2    Substitution of Affiliate Carriers. Airborne Global, at its sole cost and expense, may substitute for the operation of the Flight Schedule by the Carrier that is party to the corresponding Work Order an Affiliate Carrier operating a Boeing 767 model Aircraft having the aggregate capacity and other performance characteristics reasonably necessary to handle the payload and timing requirements for such flights (“Substitute Carrier”), except that: (a) such substitution will not interfere with the performance of Services in compliance with this Agreement and the corresponding Work Order; (b) Airborne Global will only use a Substitute Carrier if Amazon provides prior written consent (which may not be unreasonably withheld, delayed, or conditioned); and (c) Airborne Global will reimburse Amazon for any landing fees or other costs (except, for clarity, incremental fuel burn, but including ferry flights and Block Hours) in excess of those that Amazon would have incurred under Section 2.6 had the flights been operated by the Carrier that is the party to such Work Order.
2.11.3    Spare Aircraft. Carriers will make commercially reasonable efforts to provide and operate one or more spare aircraft having the aggregate capacity and other performance characteristics reasonably necessary to handle the payload, flight schedule, and timing requirements for the Carrier’s flights with the Aircraft (“Spare Aircraft”) in substitution for an Aircraft that is unavailable to perform the Services under the Flight Schedule due to a Carrier Delay. In addition, each Carrier will, subject to availability, make

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one or more Spare Aircraft available to Amazon: (a) to perform flights that are not part of the Flight Schedule at Amazon’s request; or (b) to substitute for an Aircraft that is unavailable due to a reason that is not attributable to a Carrier Delay. Amazon will compensate the relevant Carrier at the rate of $[*] per day, or portion thereof, for the use of a Boeing 767-200 model Spare Aircraft and $[*] per day, or portion thereof, for the use of a Boeing 767-300 Spare Aircraft (by payment to Airborne Global) when Carrier provides a Spare Aircraft at Amazon’s request. In the event that an Aircraft is unavailable due to a Carrier Delay and the Carrier provides a Spare Aircraft, the Carrier will reimburse Amazon for any landing fees, or other costs (excluding, for clarity, incremental fuel burn, but including ferry flights and Block Hours) in excess of those that Amazon would have incurred under Section 2.6 had the flights been operated with the affected Aircraft. In the event that that a Spare Aircraft is unavailable to substitute for an Aircraft that is unavailable due to a Carrier Delay, then the resulting cancellation or delay will be factored into the calculation of Arrival Performance for the relevant period, except that such availability will not be taken into account to the extent that a Spare Aircraft is unavailable because it has already been provided at Amazon’s request. Except for the cost reimbursement and fee described in this Section 2.12, a Carrier’s performance of the Services utilizing a Spare Aircraft in accordance with this Section will otherwise be subject to the terms and conditions of this Agreement.
2.11.4    Network Spares. Amazon may, in its sole discretion, designate one or more Aircraft on the Flight Schedule to the corresponding Work Order(s) to be available to provide backup or supplementary lift in support of Amazon’s network (each, a “Network Spare”). Airborne Global, at its sole cost and expense, may use a Network Spare as a Substitute Aircraft or Spare Aircraft, except that: (a) such use will not interfere with the performance of Services in compliance with this Agreement and the affected Work Order; (b) Airborne Global will only use a Network Spare as a Substitute Aircraft or Spare Aircraft if a Vice President of Amazon provides prior written consent (which may be granted or withheld in Amazon’s sole discretion); (c) Airborne Global will reimburse Amazon for any landing fees, or other costs (excluding, for clarity, incremental fuel burn, but including ferry flights and Block Hours) in excess of those that Amazon would have incurred under Section 2.6 had the flights been operated by the affected Aircraft; and (d) Section 2.11.1 (Substitute Aircraft) and Section 2.11.3 (Spare Aircraft) will otherwise apply to Airborne Global’s use of a Network Spare as a Substitute Aircraft or a Spare Aircraft.
2.11.5    Intermediate Landings; Flight Disruptions. If a Carrier determines that an intermediate landing is necessary due to Force Majeure, Carrier will invoice and Amazon will reimburse reasonable and documented additional costs incurred by Carrier (including added Block Hours, fuel, landing, maintenance turn costs, aircraft handling costs, and ground handling costs) in accordance with Section 2.6 and Exhibit E of this Agreement. Any additional costs with respect to such intermediate landings or arising from the return of the

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Aircraft to the origin station arising from a mechanical problem or technical failure of the Aircraft or any failure to meet the Compliance Requirements will be for the account of the relevant Carrier, in which case Amazon will pay only the Block Hour and fuel charges as if the flight had been non-stop and according to the Flight Schedule so long as the flight is completed within [*] of the arrival time set forth in the Flight Schedule, and the Carrier will pay the added fuel charges, landing fees, positioning and repositioning expenses, and other costs associated with such intermediate landing, except that the Carrier will be responsible for all Block Hour and fuel charges to the extent that the flight is not completed within [*] of the arrival time set forth in the Flight Schedule. [*].
2.12    Operations for Third Parties. Carriers may use the Aircraft to provide air cargo transportation services to third parties so long as: (a) such usage does not interfere in any material respect with Carrier’s performance of the Services; (b) Carrier is not then in default under this Agreement, except that this clause (b) will not apply to the extent that Carrier was contractually obligated to use the Aircraft for third party services at the time of such default by Carrier; and (c) a Vice President of Amazon provides prior written consent (which may be granted or withheld in in Amazon's sole discretion). If a Carrier provides air cargo transportation services to or for third parties using the Aircraft on a charter, wet lease, ACMI, or other contractual basis (such services hereinafter referred to as “Supplemental Flying”), then the Carrier will pay Amazon $[*] per day, or portion thereof, that the Carrier uses a Boeing 767-200 Aircraft for Supplemental Flying and $[*] per day, or portion thereof, for the use of a Boeing 767-300 Aircraft for Supplemental Flying, which fee will be payable as described in 2.12.2. Except as set forth herein, all revenue from such Supplemental Flying will inure to the benefit of the relevant Carrier. The Carrier is solely responsible for all of its operating costs with respect to or associated with Supplemental Flying.
2.12.1    On the final invoice for each month provided in accordance with the invoicing and payment provisions of Exhibit E to this Agreement, Airborne Global will provide to Amazon a detailed statement setting forth the utilization of any Aircraft for Supplemental Flying during the prior month and a credit in the amount of the fees owing to Amazon related to such utilization. For clarity, the amounts payable to Amazon under this Section 2.12 will not be prorated and will apply regardless as to the portion of the day an Aircraft is used for Supplemental Flying.
2.13    Force Majeure. The obligations of a Party under any Work Order may be suspended during the period and to the extent that such Party is prevented from complying with such obligations as a direct result of any of the following causes (in each case, only to the extent beyond such Party’s reasonable control): severe weather preventing flight operations, damage or destruction of flight equipment, riots or civil commotions, military emergency, terrorism, war or hazards, or damages incident to a state of war, strikes, lockouts, industrial disturbances, or other labor disputes, but not including Carrier Delays (each, a “Force Majeure”); except that in each case nothing in this Section

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2.12 will relieve a Party of any obligation due to an event that was reasonably foreseeable, whose adverse effects could reasonably have been avoided or that otherwise could have reasonably been prevented by such Party, except that a Party’s obligations will be suspended only to the extent that: (a) as soon as reasonably possible (but in any event within four hours of occurrence of the event) such affected Party gives written notice of suspension to the other Party describing the time, date, extent and cause of the Force Majeure, and remediation plan for such suspension with reasonable detail, and (b) as soon as reasonably possible (but in any event within two days of occurrence of such event) such affected Party submits adequate evidence of the occurrence of such Force Majeure (including newspaper articles, government notices, insurance reports, sworn statements, and other evidence that may objectively document the severity of the event) that supports the material adverse effect such identified Force Majeure has had on the Party’s ability to fulfill its obligations under this Agreement. If a Force Majeure affects Airborne Global's or an Airborne Global Provider’s ability to provide all or part of the Services required under this Agreement, Amazon will have the right, but not the obligation, to arrange for another party to provide such Services until such time as the Force Majeure can be cured and for a reasonable period thereafter; provided that except as otherwise provided for herein, Airborne Global or such Airborne Global Provider will be reinstated as soon as is reasonable under the circumstances. [*] Any Party whose obligations are suspended under this Agreement will use commercially reasonable efforts to minimize the impact of the suspension and resume the performance of its obligations as soon as reasonably possible. If Airborne Global's or an Airborne Global Provider’s obligations are suspended for more than [*] under this Section 2.13, Amazon may thereafter immediately terminate the affected Work Order by giving notice of such termination to Airborne Global without paying any termination fee or other charges.
2.14    Unavailability. Except in the case of a Force Majeure, in the event that the non-availability of the Aircraft will result in a delay of [*] hours or more from the scheduled arrival time set forth in the Flight Schedule for a flight at its original point of departure, then the relevant Carrier will promptly notify Amazon of such delay, and Amazon will be entitled to determine in its sole discretion (within [*] hours of being so notified by the Carrier), whether to proceed with the flight as soon as reasonably practicable or to cancel the flight. [*] For purposes of this Section 2.14, “unavailability of the Aircraft” includes the Aircraft being in unserviceable condition, flight crews being unavailable or unable to operate any of the flights at any time, or such flights being prevented from occurring for any reason imputable to a Carrier or its Personnel.
2.15    Destruction or Casualty Loss of Aircraft. Notwithstanding anything contrary contained in this Agreement, if an Aircraft is destroyed or otherwise suffers a casualty occurrence that would constitute a total loss or a constructive total loss under the terms of the hull insurance required by Section 9.1.1 of this Agreement with respect to such Aircraft, then the affected Work Order will terminate with respect to such Aircraft and no Party will have any further obligation or liability to the other with respect to such Aircraft. For clarity, Amazon will have no obligation to pay any Carriers any fee, charge, compensation, damages, or other amount upon the expiration or

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termination of such Work Order, other than preexisting payment obligations then due and owing, and obligations for Services that have already been performed by Carrier but that have not been billed in accordance with the affected Work Order and Exhibit E.
2.16    Fuel Conservation. Airborne Global, the applicable Airborne Global Providers and Amazon agree to pursue fuel conservation efforts as follows:
2.16.1    Fuel Optimization. Airborne Global and the applicable Airborne Global Providers will implement the Fuel Optimization Program throughout the term of this Agreement, except that the Parties will work together to develop reasonable plans and programs to maximize each Carrier’s fuel efficiency and minimize Amazon’s fuel cost in the Carrier’s operations for Amazon under this Agreement.
2.16.2    Fuel Tankering. Airborne Global and the applicable Airborne Global Providers will use best efforts to maximize fuel purchases at optimized locations based on the Flight Schedule in order to avoid paying a higher price at down-line locations.
2.16.3    Fuel Burn Optimization – In-flight Operations. Each Carrier will use best efforts to develop, implement, and maintain operating policies that minimize excessive fuel burns while in flight.
2.16.4    Third Party Audit.    By no later than June 30th of each of the second, third, and fourth Contract Years, Airborne Global and the Airborne Global Providers, at Amazon’s election and at its sole cost and expense, will undergo a third party audit of the fuel conservation practices described in this Section 2.16 to be performed by a recognized industry auditor that is reasonably acceptable to Airborne Global. Amazon will promptly provide Airborne Global with a copy of the results of such audit, pursuant to which Airborne Global and the Airborne Global Providers will act in good faith to implement the recommendations of such audit in accordance with applicable Law.
2.17    Reports, Audits and Record Retention. Airborne Global will provide to Amazon Reports and Electronic Communications in accordance with the requirements set forth in Exhibit E at no additional charge. Airborne Global and each Airborne Global Provider will keep true and accurate books and records relating to this Agreement and the Services (collectively “Records”) in accordance with generally accepted accounting principles during the term of this Agreement and for a period of three years thereafter. At Amazon’s request during the term of this Agreement and for three years thereafter, Airborne Global and each Airborne Global Provider will: (a) enable Amazon and any designee to reasonably conduct a reasonable invoicing, service, and performance audit to determine if such Party is meeting its obligations under this Agreement, including providing access to and electronic copies of all relevant Records in a satisfactory mode and format that enables Amazon and its designee to conduct such audit; and (b) permit Amazon and any designee to conduct

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a reasonable on-site inspection of the facilities, processes, systems, and working conditions applicable to the provision of the Services to determine if such Party is in compliance with this Agreement, including, specifically the Compliance Requirements. To the extent that any such amount is not subject to a good faith dispute, Airborne Global will reimburse Amazon for the full amount of any overcharge identified in the audit within 10 days from receipt of the audit results. [*]
2.18    Guarantee of Airborne Global Obligations. As an additional inducement for Amazon to enter into this Agreement, ATSG, as the Party that would benefit from Amazon’s use of Airborne Global and the Airborne Global Providers under this Agreement, has entered into and provided to Amazon the ATSG Guaranty.
2.19    Guarantee of Amazon Obligations. As an additional inducement for Airborne Global to enter into this Agreement, Amazon.com, as the Party that would benefit from Amazon’s use of the Services provided under this Agreement, has entered into and provided to Airborne Global the Amazon Guaranty.

3.	PAYMENT
3.1    Fees and Expenses. Amazon will pay Airborne Global in accordance with the rate structure and charges set forth in the applicable Work Order. For clarity, Amazon will not have any separate payment obligation to any Airborne Global Provider under this Agreement. The applicable Work Order rate structure and charges will not be modified during the term of the applicable Work Order, except for mutual agreement in accordance with Section 13.9. Neither Airborne Global nor any Airborne Global Provider is entitled to other fees, costs, accessorials, additional expenses, charges, surcharges, tariffs or other compensation or reimbursement for the Services other than as provided in this Agreement and the relevant Work Order.
3.2    Invoices and Payment. The terms of Exhibit E will govern the rights and obligations of the Parties with respect to invoices and payment and all other subject matter addressed therein.

4.	TERM AND TERMINATION
4.1    Term. The term of this Agreement will begin as of the Effective Date and, unless earlier terminated in accordance with this Section 4, will continue until March 31, 2021.
4.2    Amazon Termination for Convenience. AFS may terminate this Agreement for convenience at any time by providing Airborne Global with 180 days’ prior written notice, except that AFS may not provide notice of its intent to terminate this Agreement under this Section 4.2 during the first 180 days after the Effective Date, except as described in Section 4.5.
4.3    Amazon Termination Fee. In the event AFS terminates this Agreement for convenience in accordance with Section 4.2, AFS will pay to Airborne Global a termination fee

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(the “Amazon Termination Fee”). If AFS terminates this Agreement for convenience between the Effective Date and the end of the second Contract Year, the Amazon Termination Fee will be $[*]. If AFS terminates this Agreement for convenience after the second Contract Year, the Amazon Termination Fee will be $[*].
4.4    Payment of Amazon Termination Fee. In the event of an AFS termination for convenience, AFS will pay to Airborne Global the Amazon Termination Fee on or before the date of termination of this Agreement, in addition to any other amounts due under this Agreement to Airborne Global as of the date of termination (whether or not such amounts are yet invoiced or payable), and Amazon will have no further obligations or liabilities to Airborne Global under this Agreement following such termination. The Amazon Termination Fee will be deemed liquidated damages and not a penalty. For clarity, any amounts due under this Agreement to Amazon as of the date of termination (whether or not such amounts are yet invoiced or payable) will remain due. The Amazon Termination Fee applies only in the case of the termination of this Agreement, and not the termination of one or more Work Orders, however, in the event that Amazon terminates enough Work Orders for convenience such that there are less than [*] active Work Orders (for clarity, not including any fuel or ground handling Work Orders as described in Sections 2.7 and 2.8.1, respectively), Airborne Global may deem this an AFS termination for convenience by providing written notice to AFS at any time when there are less than [*] active Work Orders. If Airborne Global provides such notice, this Agreement will terminate on the [*] after AFS' receipt of such notice and AFS will pay the applicable Amazon Termination Fee on or before such termination date. The Agreement and any active Work Orders will continue to remain in effect for: (a) [*]; or (b) until the corresponding Work Order Expiration Date(s); whichever is earlier, and at AFS' sole option and upon its prior written request, AFS and Airborne Global will make all commercially reasonable efforts to enter into an interim crew, maintenance and insurance agreement in anticipation of the termination of this Agreement. For clarity, the reduction in the number of any Work Orders due to Force Majeure or the total or constructive total loss of an Aircraft as described in Section 2.15 will not trigger Airborne Global's right to deem such reduction an AFS termination for convenience under this Section 4.4.
4.5    Investment Agreement. The Fixed Monthly Charge for each of the Initial Aircraft will be $[*] during the first, second, and third Contract Years, except that in the event that Amazon.com has not provided ATSG with a notice of termination pursuant to Section 5.1 of the Investment Agreement on or before August 10, 2016, then: (a) the Fixed Monthly Charge for each of the Initial Aircraft shall have the meaning set forth in the Price Schedule as of May 31, 2016; and (b) Amazon shall promptly (but in no event later than September 10, 2016) pay to Airborne Global the amount equal to (1) the aggregate amount of payments for the Fixed Monthly Charges that would have been payable to Airborne Global pursuant to this Agreement from the Effective Date through May 30, 2016 had the Fixed Monthly Charge for each of the Initial Aircraft been equal to $[*] per month during such period less (2) the aggregate amount of payments for Fixed Monthly

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Charges that would have been payable to Airborne Global pursuant to this Agreement from the Effective Date through May 30, 2016 had the Fixed Monthly Charge for each of the Initial Aircraft been equal to $[*] per month during such period, except that until such date on which Amazon has provided the notice of termination pursuant to Section 5.1 of the Investment Agreement or August 10, 2016 (whichever is earlier), Amazon, in its sole discretion, will have no further obligation to: (i) enter into any Aircraft Lease with respect to any Committed Aircraft for which the Scheduled Delivery Date comes after May 31, 2016; (ii) take delivery of any Committed Aircraft that is subject to a signed Aircraft Lease for which the Scheduled Delivery Date comes after May 31, 2016 (for clarity, Amazon will be entitled to terminate any such Aircraft Lease without penalty); (iii) enter into any further Work Orders; or (iv) make the payment contemplated by this Section 4.5(b).
4.6    Events of Default; Remedies. The occurrence of any of the following events or conditions will constitute an event of default (each an “Event of Default”):
4.6.11    Airborne Global’s failure to maintain an Arrival Performance of at least [*]% in either: (a) each of any [*] consecutive months; or (b) each of any [*] months (whether or not consecutive) within any trailing [*] period;
4.6.12    Airborne Global or any Airborne Global Provider materially violates any of the Compliance Requirements, Insurance Requirements, or any Carrier fails to maintain its Operating Authority;
4.6.13    Any Carrier operates an aircraft (for clarity, whether or not such aircraft is an Aircraft in connection with the Carrier's performance of the Services), involved in: (a) an “aircraft accident” involving a “serious injury” or “substantial damage” to the aircraft; or (b) an “aircraft accident” involving a “fatal injury;” in either case for which the affected Carrier was determined to be at fault (including, for clarity, in a preliminary report) by the NTSB or an equivalent aviation authority having jurisdiction over the matter (all terms in quotations in this Section 4.5.3 are as defined by the NTSB in 49 C.F.R. Part 830);
4.6.14    There is a Change of Control of Airborne Global or any of its Affiliates;
4.6.15    Airborne Global or any Airborne Global Provider is assessed or is subject to, by DOT or the FAA: (a) a single civil penalty or aggregate civil penalties in any 12-month period, including a compromise civil penalties, that exceed $[*] pursuant to a final agency order; or (c) an enforcement action that results in the revocation or suspension of a Carrier’s Operating Authority (or the authority of such Airborne Global Provider to provide the Services);
4.6.16    A Party’s material breach or failure to observe or perform, as applicable, any representation, warranty, covenant, or agreement hereunder that has occurred and is continuing for 30 days after receipt of written notice from the non-breaching Party identifying such material breach and notice of the intent to terminate if such material breach is not cured;
4.6.17    If: (a) a Party commences a voluntary case under Title 11 of the United States Code or the corresponding provisions of any successor Laws; (b) anyone commences an involuntary case against a Party under Title 11 of the United States Code or the corresponding provisions of any successor Laws and either (i) the case is not dismissed by midnight at the

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end of the 90th day after commencement or (ii) the court before which the case is pending issues an order for relief or similar order approving the case; (c) a court of competent jurisdiction appoints, or a Party makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in Title 11 of the United States Code or the corresponding provisions of any successor Laws) for its company or all or substantially all of its assets; or (d) a Party fails generally to pay its debts as they become due (unless those debts are subject to a good-faith dispute as to liability or amount) or acknowledges in writing that it is unable to do so.
Upon the occurrence of any Airborne Global Event of Default enumerated in Sections 4.6.2, 4.6.3, 4.6.4, 4.6.5, 4.6.6 or 4.6.7 Amazon may elect, in its sole discretion, to terminate this Agreement in its entirety, to terminate any or all affected Work Orders, or to terminate all Work Orders with the affected Airborne Global Provider immediately upon giving written notice of such Event of Default to Airborne Global. Upon the occurrence of an Airborne Global Event of Default enumerated in Section 4.6.1, Amazon may elect, in its sole discretion, to terminate this Agreement in its entirety except that if Amazon, does not terminate this Agreement following the occurrence of such Event of Default, then Amazon’s right to terminate this Agreement arising from the Event of Default will expire upon Airborne Global again achieving an Arrival Performance of at least [*]% for a period of [*]consecutive months. Upon the occurrence and during the continuance of any Event of Default enumerated in Sections 4.6.6 or 4.6.7, the non-defaulting Party may, without prejudice to any other remedy which it may have at law or in equity, terminate this Agreement by giving notice of such termination to the other Party[*].
4.7    No Termination or Other Payment on Expiration. Except as set forth in this Section 4, no Party be entitled to any termination payment, severance payment, penalty, damages, loss of goodwill, prospective profits, anticipated income, or other compensation in any form or manner (including on account of any expenditures, investments, leases, or commitments made by such Party) based upon the expiration of this Agreement at the end of its Term.
4.8    Work Orders. A Work Order will be effective upon the Work Order Effective Date and will terminate on the earliest of: (a) [*] days after Amazon provides written notice of termination for convenience (an “Amazon Work Order Early Termination”); (b) immediately if a Party is in material breach of the Work Order (or Agreement terms applicable to the Work Order) and fails to cure such breach in accordance with Section 4.6 of this Agreement; (c) immediately upon the expiration or prior termination of this Agreement; or (d) on the Expiration Date of the Work Order. The “Expiration Date” of Work Orders entered into under Sections 2.7 or 2.8.1 will be as stated in the relevant Work Order. The “Expiration Date” of each Work Order entered into under Section 2.2 will be [*]. Furthermore, with respect to Work Orders entered into under Section 2.2, Amazon may, at its election, include a [*] renewal to be exercised, if at all, in Amazon’s sole discretion. [*]
4.9    CMI Agreement following Expiration. Amazon and Airborne Global will, at Amazon’s sole option and upon its prior written request, make all commercially reasonable efforts to enter into an interim crew, maintenance and insurance agreement (“CMI Agreement”) in anticipation of the expiration of this Agreement. Under the CMI Agreement, Airborne Global,

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through one or more of Affiliate Carriers, will provide CMI services to Amazon to assist in the transition from this Agreement. The CMI agreement will: (a) become effective upon the expiration of this Agreement and thereafter remain in effect for a term of up to one year as mutually agreed between Amazon and Airborne Global; and (b) be designed to facilitate an orderly transition of the Aircraft to Third Party Carrier.
4.10    Survival. No termination or expiration of this Agreement or any Work Order for any reason will relieve any Party of any liability or obligation to the extent accrued prior to such termination or expiration. The following provisions will survive termination or expiration of this Agreement under any circumstance: Reports, Audits and Record Retention (Section 2.17), Term and Termination (this Section 4), Representations and Warranties (Section 5), Confidentiality and Proprietary Rights (Section 6), Defense/Indemnity (Section 7), Loss or Damage to Goods (Section 8), Insurance (Section 9), Taxes (Section 11), General (Section 13).
4.11    Aircraft Leases Survive Termination. The parties acknowledge that, notwithstanding the expiration or prior termination of this Agreement, each of the Aircraft Leases remains in effect unless such Aircraft Lease would otherwise be terminated under its own terms.

5.	REPRESENTATIONS AND WARRANTIES; COVENANTS
Each Party represents, warrants and covenants to the other Parties, as applicable:
5.1    Authority. Each Party has all right, power and authority to enter into this Agreement and perform its obligations under this Agreement. Each Party’s entry into and performance of its obligations under this Agreement will not (with or without the passage of time or giving of notice or both) violate any governing document (including articles of organization, certificate of incorporation or bylaws as applicable), any third party agreement (including any Compliance Requirement or Insurance Requirement) or arrangement or any Law, in each case by which such Party is bound or to which such Party or its assets is subject.
5.2    Organization; Binding Agreement. Each Party is a corporation duly organized, validly existing and in good standing under the Laws of the state in which it is incorporated. This Agreement constitutes a legally valid and binding agreement of the Parties, enforceable against each Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and general principles of equity. Each Party will comply and will require their Personnel to comply in all respects with all Laws in connection with its performance under this Agreement. Airborne Global will notify Amazon in writing as promptly as practicable of the existence of any strike, lockout, job action, industrial disturbance, service disruption or other labor dispute that could reasonably be expected to impair its or an Airborne Global Provider's ability to perform the Services.
5.3    Service Representations. Airborne Global, each Airborne Global Provider, and their respective Personnel, as applicable, will: (a) perform the Services in a competent and workmanlike manner in accordance with the level of professional care customarily observed by highly skilled

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professionals rendering similar services; (b) meet, at a minimum, the Performance Standards; (c) promptly notify Amazon of any accident, incident, or event that impairs the safety of or delays delivery of shipments, and will use reasonable care and due diligence in the protection of the goods or shipments; and (d) at all times have sufficient equipment, Personnel and resources available to fulfill its obligations under each Work Order then in effect (and, in any case in which such Airborne Global Provider believes, in its reasonable business judgment, that it does not have sufficient equipment, Personnel and resources available to handle all Amazon capacity requirements, such Airborne Global Provider will immediately notify Amazon in writing).
5.4    Proprietary Rights. The Services performed by or on behalf of Airborne Global or an Airborne Global Provider and any reports, information, data, or other materials provided by or on behalf of Airborne Global or an Airborne Global Provider (including Amazon’s exercise of its rights under this Agreement with respect to such Services and other materials) will not violate, misappropriate or infringe upon Amazon’s or any third party’s trademarks, trade secrets, confidentiality rights, copyrights, patents, or any other intellectual property or proprietary rights in any jurisdiction (collectively, “Proprietary Rights”).
5.5    Compliance. Airborne Global, each Airborne Global Provider, and their respective Personnel will: (a) comply with all applicable Laws in carrying out the Services; (b) hold and comply with all required licenses, permits and approvals; (c) not violate or knowingly permit anyone to violate the Amazon’s Code of Business Conduct and Ethics, which is posted at http://phx.corporate-ir.net/phoenix.zhtml?c=97664&p=irol-govConduct on the Effective Date (which among other matters prohibits the paying of bribes to anyone for any reason, whether in dealings with governments or the private sector); (d) comply with any social compliance and safety requirements made available by Amazon to Airborne Global and such Airborne Global Providers and Amazon’s Supplier Code of Conduct, which is posted at http://www.amazon.com/gp/help/customer/display.html? ie=UTF8&nodeId=200885140 on the Effective Date (the requirements described in this Section 5.5, the “Compliance Requirements”). Airborne Global and the Airborne Global Providers will maintain true, accurate and complete books and records concerning any payments made to another party by Airborne Global or an Airborne Global Provider under this Agreement, including on behalf of Amazon. Amazon and its designated representative may inspect Airborne Global's or any Airborne Global Provider’s books and records to verify such payments and for compliance with this Section 5.5 at any time during the term of this Agreement.
5.6    Common Carrier. Each Carrier is a Common Carrier and is in compliance with all Laws applicable to Common Carriers.
5.7    Filings. Where required by Law, Airborne Global and each Airborne Global Provider will ensure that all rates and terms and conditions that are the subject of this Agreement are filed with the appropriate Governmental Entity, if any, and, unless such shorter period is required by applicable Law, Airborne Global or such Airborne Global Provider will provide Amazon at least 10 Business Days’ notice in advance of any such filing.
5.8    No Liens. Neither Airborne Global nor any Airborne Global Provider will hold, and to the fullest extent allowed by applicable Law, Airborne Global and each Airborne Global Provider hereby waive all rights to, any lien or encumbrance upon any Amazon shipments, property or assets,

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including any packages, parcels or other cargo or transportation units tendered to a Carrier or any documents relating thereto, in each case on behalf of itself and any third party landlord, contractor or other business relation engaged by Airborne Global or such Airborne Global Provider; except any lien or encumbrance not allowed to be waived by applicable Law will not be asserted.
5.9    Flight Operations. Each Carrier will: (a) hold and operate under a FAA air carrier certificate and operations specifications issued under 14 C.F.R. Part 119 authorizing it to engage in operations under 14 C.F.R. Parts 121 or 135 and corresponding DOT certificate of public convenience and necessity (or equivalent exemption authority) authorizing such Carrier to conduct the air transportation services contemplated under this Agreement (collectively, “Operating Authority”); (b) only perform the Services using Aircraft covered by the Operating Authority; (c) at its sole expense (subject to any requirements set forth in the applicable Work Order for reimbursements to Airborne Global), perform or cause to be performed all ongoing maintenance, inspections, repairs, modifications, preventive maintenance, fueling, installations, and overhaul work for the Aircraft in accordance with the Operating Authority, such Carrier’s FAA-approved maintenance and inspection program and other applicable Laws; (d) ensure that the Aircraft comply with all applicable airworthiness directives, mandatory service bulletins, alert bulletins, and manufacturers’ releases and insurer’s requirements concerning the Aircraft; (e) at all times be the operator of the Aircraft and have complete, uninterrupted, effective and sustainable operational control of the Aircraft in accordance with the Operating Authority and other applicable Laws; (f) have possession, command and control of the Aircraft within the meaning of applicable Laws; (g) ensure that pilot-in-command of the Aircraft will have absolute discretion in all matters concerning the preparation of the Aircraft for flight, including the load carried and its distribution, the decision whether or not a particular flight will be undertaken, the route to be flown and all matters relating to the operation of the Aircraft; (h) ensure that flight crew will have final and complete authority to cancel any flight for any reason or condition which in its judgment could compromise the safety or security of the flight or compliance with applicable Laws or regulations and may take any other action which in the judgment of the pilot-in-command is necessitated by consideration of safety, security compliance with applicable Laws; (i) be solely responsible for determining that containers and pallets (“Unit Load Devices” or “ULDs”) and related equipment (including nets, tie downs and tensioning equipment) are suitable for air transportation in accordance with applicable Laws; and (j) not provide the Services at, to or from any origin or destination locations located outside of the geographic area of the United States absent a mutually agreed amendment to this Agreement as described in Section 13.5 (however this subsection (j) will not limit lawful overflight of non-U.S. jurisdictions by any Carrier in the performance of its Services under this Agreement) (collectively, the “Flight Operations Requirements”).

6.	CONFIDENTIALITY; PROPRIETARY RIGHTS
6.1    Confidentiality. The Parties will comply with the terms of any nondisclosure agreement between Airborne Global and Amazon, as may be amended, superseded or otherwise modified from time to time (“NDA”). In the case of any Third Party Carrier, Airborne Global will procure from such Third Party Carrier an executed nondisclosure agreement in form and substance satisfactory to Amazon in its sole discretion. The existence of this Agreement, its terms and conditions, and any other information obtained from Amazon in connection with this Agreement or related to the Services that is identified as confidential or proprietary or that, given the nature of

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such information or the manner of its disclosure, reasonably should be considered confidential or proprietary (including information relating to the contents and recipients of packages, parcels and other cargo or transportation units, Amazon’s technology, customers, business plans, marketing activities, and finances) will be confidential information subject to the NDA. If no such agreement exists or if it has subsequently terminated or expired, Airborne Global, each Airborne Global Provider, and their respective Personnel: (a) will protect and keep confidential the existence of this Agreement, its terms and conditions and any other information obtained from Amazon in connection with this Agreement or related to the Services that is identified as confidential or proprietary or that, given the nature of such information or the manner of its disclosure, reasonably should be considered confidential or proprietary (including all information relating to Amazon’s technology, customers, business plans, marketing activities, and finances); (b) will use such information only for the purpose(s) for which it was originally disclosed and in any case only for the purpose of fulfilling its obligations under this Agreement; and (c) will return all such information to Amazon promptly upon the termination of this Agreement by expiration or otherwise. All such information will remain the exclusive property of Amazon, and Airborne Global and the applicable Airborne Global Providers will not have any right to use such information except as expressly provided in this Agreement and the NDA. In the event that ATSG determines that it required by applicable Law to file this Agreement with the U.S. Securities and Exchange Commission, it will promptly notify Amazon of such determination in writing and the Parties will reasonably cooperate in seeking confidential treatment of the Agreement to the maximum extent permitted by such applicable Law.
6.2    Publicity Restriction. Neither Airborne Global nor any Airborne Global Provider will use any trade name, trademark, service mark, logo or commercial symbol, or any other proprietary rights of Amazon in any manner (including use in any client list, press release, advertisement or other promotional material) without prior written authorization of such use by a Vice President of Amazon (to granted or withheld in Amazon’s sole discretion), including, for clarity, such authorization with respect to ATSG’s reasonable use to fulfill investor communications responsibilities as a publicly traded company in accordance with applicable Law.
6.3    Work Product Ownership. If Airborne Global or an Airborne Global Provider delivers or is required to deliver to Amazon any work product in connection with the Services, Amazon owns, or upon assignment by the creator will own, all right, title and interest (including, all copyrights and any other intellectual property rights) in such work product. The work product has been specially ordered and commissioned by Amazon as “work made for hire” for copyright purposes; or, to the extent such deliverable does not so qualify, Airborne Global or such Airborne Global Provider (as applicable) hereby assigns to Amazon, its successors and assigns, all right, title and interest in and to the work product.
6.4    Personal Information. Neither Airborne Global nor any Airborne Global Provider will use any personally identifiable information it receives concerning Amazon customers, suppliers, or Personnel, including names, addresses, e-mail addresses, and telephone numbers (collectively “Personal Information”), except solely for purposes of providing Services under this Agreement. Neither Airborne Global nor any Airborne Global Provider will transfer, rent, barter, trade, disclose, or sell such information and none of them will develop lists of or aggregate such information. To the extent permitted by Law, Airborne Global and each Airborne Global Provider will delete all

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instances (including backups and other copies) of Personal Information associated with each shipment within 120 days after completing the shipment. If Airborne Global or an Airborne Global Provider is required by Law to maintain records more than 120 days after shipment, Airborne Global or such Airborne Global Provider will delete the Personal Information as soon as it is permitted. Before disposing of any hardware, media or software (including any sale or transfer of such material or any disposition of Airborne Global's or such Airborne Global Provider’s business) that contains or previously contained Personal Information, Airborne Global or such Airborne Global Provider will perform a complete forensic destruction of the Personal Information (which may include a physical destruction, preferably incineration, or secure data wipe) such that no such information can be recovered or retrieved.

7.	DEFENSE/INDEMNITY
7.1.    To the fullest extent permitted by applicable Law, Airborne Global, jointly together with each Airborne Global Provider, and each Airborne Global Provider, jointly with Airborne Global but severally among other Airborne Global Providers with respect to Services performed by such other Airborne Global Providers, hereby releases and will indemnify, defend and hold harmless Amazon, each of its Affiliates, and their respective directors, officers, Personnel, shareholders, successors, and assigns of the foregoing (the “Amazon Indemnified Parties”), from and against any loss, claim, damage, suit, judgment, settlement, cost, expense, interest, fees, fines, penalties, government investigation or inquiry, remediation, and mitigation efforts regardless of whether required by Law and any other liability and costs and expenses relating thereto (including reasonable attorneys’ fees, expert fees and court costs) arising out of, in connection with, or related to any third party allegation or claim (collectively, “Claims”) based on or relating to: (a)  the death of or injury to any Person whomsoever, including Personnel of the Amazon Indemnified Parties or the Airborne Global Indemnified Parties, loss of, damage to, delay or destruction of any goods or property whatsoever, including cargo, the Aircraft and any property of the Airborne Global Indemnified Parties or the Amazon Indemnified Parties or third parties, in any case caused by, arising out of or in connection with an act or omission by Airborne Global, an Airborne Global Provider, or any of their respective Affiliates or Personnel in connection with the performance of the Services or its possession, use, operation or maintenance of the Aircraft, including any equipment, machinery, spare engines and spare parts utilized to provide such Services; (b) Airborne Global or any Airborne Global Provider breach of any term of this Agreement, including any penalties, fines, or other costs associated with any government investigation relating thereto; (c) any infringement or misappropriation of any Proprietary Right; (d) any theft, embezzlement, forgery, fraud or other criminal act of Airborne Global or its Affiliates or any of their respective Personnel; or (e) any allegation or claim of negligence, willful misconduct or strict liability by or of Airborne Global or an Airborne Global Provider arising from an act or omission by Airborne Global, an Airborne Global Provider, or any of the respective Personnel of the foregoing. However, the foregoing indemnification obligation does not apply to an Amazon Indemnified Party to the extent such Claim results solely from the gross negligence or willful misconduct of such Amazon Indemnified Party.

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7.2.    Airborne Global’s and each Airborne Global Provider’s duty to defend is independent of its duty to indemnify. Airborne Global’s and each Airborne Global Provider’s obligations under this Section 7 are independent of all of its other obligations under this Agreement. Airborne Global and the applicable Airborne Global Provider will use counsel reasonably satisfactory to Amazon to defend each Claim, and Amazon will reasonably cooperate (at Airborne Global’s or Airborne Global Provider’s expense, as the case may be) in the defense. Neither Airborne Global nor any Airborne Global Provider will consent to the entry of any judgment or enter into any settlement without Amazon’s prior written consent, which may not be unreasonably withheld, delayed, or conditioned. Subject to the foregoing, Amazon will have the additional right to participate at any time and at its own expense in any indemnification action or related settlement negotiations using counsel of its own choice. The Parties agree that this Section 7 does not apply to claims for loss or damage under Section 8.
7.3.    To the fullest extent permitted by applicable Law, Amazon will indemnify and hold Airborne Global, each Airborne Global Provider (with respect to Services performed by such Airborne Global Provider), each of their respective Affiliates, and the respective directors, officers, Personnel, successors, and assigns of the foregoing (collectively, the “Airborne Global Indemnified Parties”), harmless from any Claim based on or relating to: (a) the death of or injury to any Person whomsoever, including Personnel of the Amazon Indemnified Parties or the Airborne Global Indemnified Parties, loss of, damage to, delay or destruction of any goods or property whatsoever, including cargo, the Aircraft and any property of the Airborne Global Indemnified Parties or the Amazon Indemnified Parties or third parties, in any case caused by, arising out of or in connection with an act or omission by Amazon, or any of its Affiliates or Personnel in connection with the performance with ground handling functions performed by Amazon pursuant to Section 2.8.1; or (b) cargo tendered directly by Amazon for transportation under this Agreement. However, the foregoing indemnification obligation in clause (b) does not apply to an Airborne Global Indemnified Party to the extent: (i) such Claim results from a violation of applicable Law with respect to such cargo by, or the gross negligence or willful misconduct of, such Airborne Global Indemnified Party; or (ii) Amazon is acting as a broker on behalf of Airborne Global or an Airborne Global Provider with respect to third party cargo.
7.4.    Amazon’s duty to defend is independent of its duty to indemnify. Amazon's obligations under this Section 7 are independent of all of its other obligations under this Agreement. Amazon will use counsel reasonably satisfactory to Airborne Global to defend each Claim, and Airborne Global and any applicable Airborne Global Indemnified Party will reasonably cooperate (at Amazon's expense) in the defense. Amazon will not consent to the entry of any judgment or enter into any settlement without Airborne Global’s prior written consent, which may not be unreasonably withheld, delayed, or conditioned. Subject to the foregoing, the applicable Airborne Global Indemnified Party will have the additional right to participate at any time and at its own expense in any indemnification action or related settlement negotiations using counsel of its own choice. The Parties agree that this Section 7 does not apply to claims for loss or damage under Section 8.

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8.	LOSS OR DAMAGE TO GOODS
8.1    Liability Limit. Neither Airborne Global nor any Airborne Global Provider will be liable for any loss, theft or damage to goods for any amount in excess of the greater of: (a) $[*] per package and (b) $[*] per shipment, except: (i) to the extent such loss or damage is attributable to the negligence or misconduct of Airborne Global, any Airborne Global Providers, or their respective Personnel or (ii) as set forth in Section 8.2 below. For purposes of this Section 8.1, a “shipment” refers to all of the packages to be transported together on any given flight. For all purposes hereunder, a “package” refers to an individual sellable unit, which may be shipped by a Carrier as part of a larger transportation unit containing multiple packages.
8.2    Additional Coverage. With respect to any shipment(s) or class(es) of shipments, Amazon, Airborne Global, and each Airborne Global Provider (all acting in good faith), with the concurrence of Airborne Global's or the Airborne Global Provider’s insurers (as applicable), may reasonably agree on a special compensation to be paid by Amazon to increase the liability of the Airborne Global or the Airborne Global Provider in excess of the amount per package specified above in case of any loss, theft or damage to goods, effective upon mutual written agreement of authorized representatives of the Parties (including via email) indicating the shipment(s) or class(es) covered, the increased limit of Airborne Global's or the Airborne Global Provider’s liability and the special compensation payable.
8.3    Claims. Subject to Section 8.1, each Airborne Global Provider will be responsible for all loss or damage to packages while in the possession, care, or control of such Airborne Global Provider and all of their respective Personnel and will pay claims at Amazon’s actual cost, including replacement cost of goods and direct costs associated with packaging, handling and shipping. Claims for lost or damaged packages may be based upon Amazon’s manifest and any other materially relevant information, may be initiated electronically (including via e-mail), and may be filed at any time within 180 days after the item was tendered to such Airborne Global Provider. The Airborne Global Provider will acknowledge claims within 30 days of receipt and will process all claims to conclusion and pay Amazon or credit its account, to the extent applicable, within 60 days of receipt.
8.4    Cooperation. Airborne Global and each Airborne Global Provider agrees to cooperate as reasonably requested at their respective expense with Amazon loss prevention and investigative personnel in the conduct of investigations and preparation of reports related to loss, damage, fraud, shrinkage, mis-delivery, theft and other matters of mutual concern.

9.	INSURANCE
9.1    Airborne Global Provider Insurance Coverage. Throughout the Term, and as otherwise required herein, Airborne Global and each Airborne Global Provider, as applicable, will carry at its expense:

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9.1.1    Aviation Liability insurance as of the Effective Date and continuing for a period of two (2) years following the end of the Term or, if earlier, until the next major aircraft maintenance check, including commercial general liability insurance, third party legal liability including passenger liability, third party war and allied perils, property damage liability, premises liability, products and completed operations liability with respect to any maintenance, and contractual liability (which, without limitation, will specifically insure the indemnity of Carrier in Section 7 hereof subject to the terms and conditions of such policy), and provide breach of warranty clause, severability of interest clause and a waiver of subrogation in favor of the Additional Insureds, and evidence worldwide policy territory, if applicable, subject to any exclusions then standard in the commercial aviation insurance market, with limits of not less than $1 billion combined single limit for bodily injury and property damage each occurrence (and $500 million per occurrence and in the aggregate with respects war and allied perils);
9.1.2    Business Automobile liability insurance as required by Law in all jurisdictions where Airborne Global or an Airborne Global Provider performs Services for Amazon with a combined single limit of not less than $1 million per occurrence;
9.1.3    Worker’s Compensation insurance in all jurisdictions where Airborne Global or an Airborne Global Provider performs Services for Amazon, and Employer’s Liability insurance with a limit of not less than $1 million per occurrence, both with a waiver of subrogation in favor of the Additional Insureds;
9.1.4    Aircraft Hull and Hull War insurance that, on or prior to the Scheduled Delivery Date, each Carrier will maintain (or cause to be maintained) in full force and effect, on terms substantially similar to and no less favorable than insurance carried by the Carrier on similar aircraft in its fleet, all risk-ground and flight aircraft hull insurance covering the Aircraft including coverage of the engines and parts while temporarily removed from or not installed on the Aircraft and not replaced with similar components in amounts denominated and payable in United States Dollars not less than, in respect of the Aircraft, the Agreed Value (as defined in the relevant Aircraft Lease), and with respect to any engines or parts while removed from the Aircraft on a replacement value basis. Carrier will maintain such insurance covering any loss or damage arising from: (a) war, invasion, acts of foreign enemies, hostilities (whether ware be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power; (b) strikes, riots, civil commotions, or labor disturbances; (c) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional; (d) any malicious act or act of sabotage; (e) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title, or use by or under the order of any Governmental Entity; and (f) hijacking

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or any unlawful seizure or wrongful exercise of control of the Aircraft or any airframe on which any engine is installed or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft or such airframe acting without the consent of the insured.

9.1.5    Airborne Global and each Airborne Global Provider, as applicable, covenants that all policies and subsequent policies taken out in accordance with this Section 9.1 will: (a) be issued by insurance companies or underwriters of internationally recognized standing in the aviation industry; (b) with respect to the insurance required under Section 9.1.4, be endorsed to name Amazon (and as directed by Amazon, Amazon’s Aircraft lessor and any other party with an interest in the Aircraft as may be reasonably requested by Amazon), as the loss payee to the extent of its interests in respect of hull claims that become payable on the basis of a total loss and will provide that any other loss will be settled (net of any relevant policy deductible) with Amazon as may be necessary to repair the Aircraft unless otherwise agreed in writing; (c) provide that insurers will waive all rights of subrogation as against Amazon and each of its Affiliates and their officers, directors, employees, lessors and any other parties as reasonably requested by Amazon (“Amazon Parties”); (d) waive any right of the insurers to any setoff, counterclaim or other deduction against the Amazon Parties; (e) with respect to the insurance required under Section 9.1.4, contain a 50/50 claims funding clause in the form of Lloyd’s standard provision AVS103 in the event of a dispute as to which policy will pay in the event of a loss; and (f) have deductibles (not applicable in case of a total, constructive total and/or arranged total loss) standard in the industry which do not exceed, per occurrence, the lesser of (i) [*] and (ii) such amounts carried by Carrier with respect to other aircraft similar to the Aircraft and operated on similar routes or which are otherwise reasonably acceptable to, and approved in writing by Amazon, except that any deductibles will be assumed by and at the sole risk of Airborne Global or the Airborne Global Provider and, to the extent applicable, will be paid by Airborne Global or such Airborne Global Provider.
9.1.6    All insurance coverage will be subject to Endorsement AVN67B (or a comparable endorsement); and
9.1.7    Cargo legal liability insurance with limits sufficient to cover Carrier’s obligations per Section 8, but in no event less than $[*] million per loss.
9.2    Additional Policy Requirements. All such policies will also cover Airborne Global's and an Airborne Global Provider’s (as applicable) liability under this Agreement for any acts by subcontractors and will afford coverage for the Aircraft both in flight and not in flight, as applicable. In the event that any insurance on the Aircraft which is required by this Section 9 is invalidated or is otherwise not in effect for any reason, the Aircraft must not be used to perform the Services until such time as the insurance is again valid and in full force and effect; except that such lapse in

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insurance will not excuse a breach of Carrier’s obligations under this Agreement. Airborne Global and the Airborne Global Provider (as applicable) will not permit its insurance policy coverage limits to be reduced below the minimum amounts set forth above or any such policy to be cancelled or allowed to expire without at least 30 days (ten (10) days for nonpayment of premiums and seven (7) days, or such other period as is then customarily obtainable in the industry, in the case of any hull war and allied perils coverage) prior written notice to Amazon (provided that such notice will be a lesser period customary in the commercial aviation insurance industry with respect to war risk coverage). Airborne Global and each Airborne Global Provider (as applicable) will cause Amazon and each of its Affiliates and their officers, directors, employees, lessors and any other parties required by Amazon, at Amazon’s reasonable request, (“Additional Insureds”) to be named as additional insureds and coverage will be primary, without right of contribution from the Additional Insureds or their insurers on the policies required pursuant to this Section 9.1.1 and 9.1.2 and will submit certificates of insurance for the coverage required under this Section 9 at commencement of the Services and at Amazon’s request. Carrier will send certificates of insurance to Amazon.com, Attn: Risk Management, P.O. Box 81226, Seattle, WA 98109-1226, or via email to [*]. Amazon’s knowledge or approval of any of Airborne Global's or an Airborne Global Provider’s insurance policies does not relieve or limit any of Airborne Global's or such Airborne Global Provider’s obligations under this Agreement, including liability under Section 7 or Section 8 for claims exceeding required insurance limits. The requirements described in this Section 9 are collectively referred to as the “Insurance Requirements”.
9.3    Amazon Insurance. Throughout the term of this Agreement, and as otherwise required herein, Amazon (including its Affiliates, as applicable), will carry at its expense: (a) Commercial General Liability insurance with limits of not less than $[*] million per occurrence and $[*] million in the aggregate, (b) Worker’s Compensation insurance, or similar, in all jurisdictions in the United States where Amazon Personnel perform services under this Agreement as required by law; and Employer’s Liability insurance with a limit of not less than $[*] million per occurrence, and (c) Business Automobile Liability insurance as required by law with a combined single limit of not less than $[*] million per occurrence. Amazon will provide certificates of insurance for the coverage required under this Section 9.3 upon the commencement of the Services in such jurisdictions and at Airborne Global’s request.

10.	PERSONNEL; INDEPENDENT CONTRACTORS
10.1    Relationship of the Parties. Each Airborne Global and Amazon are independent contractors. Nothing in this Agreement is to be construed as creating an agency, partnership, or joint venture relationship between or among any of the parties, and no Party will be entitled to act on behalf of or bind the other in any manner, except to extent expressly set forth in this Agreement or any Work Order (if at all).
10.2    Airborne Global's and Airborne Global Provider’s Personnel. All Personnel furnished by Airborne Global or an Airborne Global Provider to provide Services are employees,

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

agents, or subcontractors of Airborne Global or such Airborne Global Provider and are not employees, agents, or subcontractors of Amazon or Airborne Global. Each Carrier has exclusive responsibility for and exclusive control over its Personnel, its labor and employee relations, and its policies relating to wages, hours, working conditions, and other employment conditions. Airborne Global and each Airborne Global Provider will ensure that its respective Personnel comply with Amazon’s rules and policies while on Amazon’s premises (to the extent that Amazon has informed Airborne Global of such rules and policies with reasonable prior notice), and, for transportation to or from the premises of a customer, supplier, or other business relation of Amazon, Airborne Global and each Airborne Global Provider will ensure that their respective Personnel comply with such third party’s rules and policies while on such third party’s premises (to the extent Airborne Global has received reasonable prior notice of the rules and policies). Airborne Global and each Airborne Global Provider has the exclusive right to hire, transfer, suspend, layoff, recall, promote, discipline, discharge, and adjust grievances with its respective Personnel. Airborne Global and each Airborne Global Provider is solely responsible for all salaries and other compensation of their respective Personnel who provide Services and is solely responsible for making all deductions and withholdings from the salaries and other compensation of its respective Personnel and for paying all contributions, taxes and assessments. Neither Airborne Global's nor any Airborne Global Provider’s Personnel are eligible to participate in any employment benefit plans or other benefits available to Amazon employees. Neither Airborne Global nor any Airborne Global Provider as any authority to bind Amazon to any agreement or obligation.
10.3    Subcontractors. Notwithstanding the existence or terms of any subcontract or any contracting of Services as described in Section 10.3, Airborne Global and each Airborne Global Provider will remain jointly and severally responsible for the full performance of the Services in accordance with the Performance Standards and the other requirements of this Agreement. Airborne Global and each Airborne Global Provider will remain responsible for the full performance of the Services in accordance with the Performance Standards and other requirements of this Agreement and any applicable Work Order to the extent such Airborne Global Provider is party to such Work Order. The terms and conditions of this Agreement and any and all Work Orders are binding upon Airborne Global Providers, their Affiliates and their respective Personnel, to the extent an Airborne Global Provider is party to such Work Orders. To extent an Airborne Global Provider is party to any Work Orders, such Airborne Global Provider will: (a) ensure that such entities and individuals comply with this Agreement and such Work Orders; and (b) be responsible for all acts, omissions, negligence and misconduct of such entities and individuals. Such Airborne Global Provider will also ensure that all subcontractors effectively and irrevocably waive, to the fullest extent permitted by Law, any lien upon (or other right with respect to) the packages, parcels and other cargo or transportation units transported, regardless of whether such subcontractor would otherwise be entitled to such lien or other rights under contract or applicable Law (or if and to the extent any such lien may not be waived under applicable Law, agree not to assert such lien), and waive any claim (including for amounts owed for delivery services) against Amazon and any recipient. Without in any way limiting any of Airborne Global's or any Airborne Global Provider’s obligations or Amazon’s rights under Section 7, if any subcontractor asserts any claim, demand, suit, or action

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(“Subcontractor Claim”) against Amazon or any of its Affiliates and Airborne Global or an Airborne Global Provider, as the case may be, is then undergoing any bankruptcy proceeding, then Amazon may at its sole discretion, but is not obligated to, defend or settle such Subcontractor Claim at the cost and expense of Airborne Global, except that, for clarity, if Amazon incurs or pays any loss, damage, settlement, cost, expense, or any other liability (including reasonable attorneys’ fees) relating to such Subcontractor Claim, Amazon may set off such amounts in full against any amounts Amazon owes to Airborne Global or demand immediate full reimbursement from Airborne Global or such Airborne Global Provider.

11.	TAXES
Airborne Global and the Airborne Global Providers are liable for, and agree to pay, all income, gross receipts, franchise, or similar taxes (including interest and penalties) associated with this Agreement or the Services provided under this Agreement that are imposed upon, as applicable, Airborne Global or the Airborne Global Providers (“Income Taxes”).
Airborne Global and each Airborne Global Provider (as applicable) may charge and Amazon will pay applicable national, state or local sales or use taxes, excise or value added taxes that Airborne Global or such Airborne Global Provider is legally obligated to charge (“Transfer Taxes”), if those Transfer Taxes are stated on the original invoice that Airborne Global or such Airborne Global Provider provides to Amazon and Airborne Global's or such Airborne Global Provider’s invoices state those Transfer Taxes separately and meet the appropriate tax requirements for a valid tax invoice. Amazon may provide Airborne Global or the applicable Airborne Global Provider an exemption certificate or equivalent information acceptable to the relevant taxing authority, in which case Airborne Global or such Airborne Global Provider will not collect the Transfer Taxes covered by such certificate. Amazon may deduct or withhold any taxes that Amazon may be legally obligated to deduct or withhold from any amounts payable to Airborne Global or the Airborne Global Providers under this Agreement, and payment to Airborne Global or an Airborne Global Provider as reduced by such deductions or withholdings will constitute full payment and settlement to Airborne Global or such Airborne Global Provider of amounts payable under this Agreement. Throughout the term of this Agreement, Airborne Global and each Airborne Global Provider will provide or will cause Amazon to be provided with any forms, documents, or certifications as may be required for Amazon to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.
In the event that Airborne Global, any Airborne Global Provider, or Amazon fails to pay the Income Taxes or the Transfer Taxes (collectively, the “Taxes”) that it is responsible for under this Section 11 and such Taxes are levied upon, assessed against, collected from or otherwise imposed upon another party, the party responsible for such Taxes under this Section 11 will immediately indemnify, defend, and hold the other harmless from and against all such indemnified taxes, including any interest or penalties associated with such Taxes.

12.	AIRCRAFT LEASES AND SUBLEASES; ADDITIONAL WORK ORDERS
12.1    Aircraft Leases. Amazon and CAM will enter into Aircraft Leases for the Initial Aircraft on or before March 18, 2016 and, provided that this Agreement remains then in effect and

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there is no Airborne Global Event of Default has occurred and is continuing, Amazon and CAM will enter into Aircraft Leases for each of the Committed Aircraft on or before the date that is 30 days prior to the Scheduled Delivery Date for the Aircraft. Each such Aircraft Lease will be entered into in the form attached as Exhibit H, and the pricing and term will be as listed in Exhibit G. Amazon will have the right, in its sole discretion, to enter into one or more Aircraft Leases for Additional Aircraft with CAM upon the provision of not less than [*] days’ notice to Airborne Global. Any Aircraft Leases for Additional Aircraft will be entered into in the form attached as Exhibit H with the pricing and term as mutually agreed between the Parties.
12.2    Aircraft Subleases and Additional Work Orders. Amazon and the applicable Carrier (to be selected by Airborne Global in accordance with Section 2.2) will enter into Aircraft Subleases and Work Orders for the Initial Aircraft on or before March 18, 2016 and, provided that this Agreement remains then in effect and no Airborne Global Event of Default has occurred and is continuing, Amazon and the applicable Carrier will enter into Subleases and Work Orders for the Committed Aircraft on or before the date that is 30 days prior to the Scheduled Delivery Date for the Aircraft. Amazon will have the right to enter into Work Orders and Subleases for Additional Aircraft to be operated under this Agreement by a Carrier selected by Airborne Global (subject to Section 2.2) upon the provision of not less than: (a) [*] days’ notice to Airborne Global for Aircraft leased to Amazon by CAM as provided in Section 12.1 above; or (b) [*] days’ notice for Aircraft leased to Amazon by any third party that is not an Airborne Global Affiliate, and Amazon and the Carrier will enter into an Aircraft Sublease and Work Order for the Aircraft. The term of any Work Order will be as set forth in Section 4.8 and coterminous with the term of the corresponding Aircraft Sublease. For clarity, Amazon will have the right to enter into Aircraft Subleases and corresponding Work Orders for Additional Aircraft leased to Amazon from CAM or any other Person.

13.	GENERAL
13.1    Assignment by Airborne Global Providers. Except as otherwise permitted in accordance with Section 2.3, the Parties acknowledge and agree that they have a strong and special personal and confidential relationship and trust in each Party’s abilities and integrity in connection with the critical and difficult services contemplated under this Agreement and that neither Airborne Global nor any Airborne Global Provider may assign or otherwise transfer this Agreement (in whole or in part, directly, indirectly or by operation of Law), or subcontract or delegate any of their respective obligations, duties, or rights under this Agreement, without Amazon’s prior written consent. For the purposes of this Section 13.1, an assignment will be deemed to include any asset transfer, assignment by operation of Law or merger, and any direct or indirect equity recapitalization, reorganization or sale transaction after which the direct or indirect holders of Airborne Global or an Airborne Global Provider on the Effective Date no longer hold more than 50% of the controlling and economic interests in Airborne Global or such Airborne Global Provider. Any attempt to assign, subcontract or delegate by Airborne Global or an Airborne Global Provider in violation of this Section 13.1 will be void in each instance. Airborne Global or an Airborne Global Provider (as applicable) will give Amazon prompt written notice of any Change of Control. If a Change of Control occurs during the Term, Amazon will have the right to terminate this Agreement and any Work Order upon written notice to Airborne Global or the applicable Airborne Global Provider, effective as of the date of the Change of Control or other time specified by Amazon in its notice.

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Subject to the foregoing in this Section 13.1, this Agreement will be binding upon, and inure to the benefit of, the parties and their respective permitted successors and assigns.
13.2    Assignment by Amazon. Amazon may assign this Agreement or any Work Order to an Affiliate or in connection with any merger, reorganization, sale of all or substantially all of its assets, or any similar transaction without the consent of Airborne Global.
13.3    Governing Law/Venue. The internal laws of the State of New York, excluding its conflicts of law rules, govern this Agreement. Amazon, Airborne Global, and each Airborne Global Provider irrevocably submit to the exclusive personal jurisdiction and venue in the federal and state courts in New York County, New York for any dispute arising out of this Agreement and waives all objections to jurisdiction and venue of such courts.
13.4    Notices. Notices under this Agreement are sufficient only if made in writing and delivered by personal delivery, certified mail, nationally-recognized overnight courier service, or facsimile with electronic confirmation, in each case in accordance with this Section 13.4. Such notice will be deemed effective: (a) when delivered personally; (b) three Business Days after sent by certified mail (return receipt requested) to the applicable address(es) set forth in the signature blocks below or in the applicable Work Order; (c) on the next business day after being sent by a nationally recognized courier service to the applicable address(es) set forth in the signature blocks below; or (d) on the day acknowledged in writing (email or otherwise) by the recipient Party when delivered by email, but only to the extent such email notice has been sent to an employee of the recipient Party having knowledge of the matter contained in the notice (and, in the case of notice to Amazon, with a copy to [*] and in the case of Airborne or an Airborne Global Provider with a copy to [*]) and is conspicuously identified as a notice under this Agreement. Any notice to Amazon must include an additional copy to: Amazon.com, Inc. Attn: General Counsel P.O. Box 81226 Seattle, WA 98108-1226 Fax: [*].
13.5    Amendment and Waiver. Except as set forth in this Section 13.5, this Agreement may not be amended, suspended, superseded or otherwise modified except by a written instrument, expressly identifying the modifications made and signed by the authorized representative of each of the Parties provided that, except as expressly provided in or with respect to any Work Order or exhibit, in each instance in this Agreement where reference has been made to establishing or deviating from the terms of this Agreement as “mutually agreed” (or with substantially similar terms), the Parties may so agree solely by written instrument signed by both parties explicitly modifying this Agreement. No waiver will be effective under this Agreement except by a written instrument, expressly identifying the rights waived and signed by the authorized representative of each Person to be bound thereby. A waiver regarding any breach or default will not constitute a waiver with respect to any different or subsequent default unless expressly provided in such waiver instrument. Without limiting the generality of the foregoing, a Party will not be deemed to modify any term or waive any right or remedy under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing in one or more instances to exercise any right under this Agreement.
13.6    Remedies. The rights and remedies of the parties under this Agreement are cumulative, and any Party may enforce any of its rights or remedies under this Agreement or other rights and remedies available to it at law or in equity, except that the Parties will not be entitled to any double recovery. Airborne Global and the Airborne Global Providers, will, at no cost to Amazon,

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

promptly and satisfactorily correct any Services provided in a manner not in conformity with the requirements of this Agreement or any other noncompliance with this Agreement noted in connection with any review or inspection. Airborne Global and the Airborne Global Providers acknowledge that any material breach of this Agreement by Airborne Global or the Airborne Global Providers would cause Amazon irreparable harm for which Amazon has no adequate remedies at Law. Accordingly, Amazon is entitled to specific performance of this Agreement or injunctive relief for any such breach. Each Party waives all claims for damages by reason of the wrongful issuance of an injunction and acknowledges that their only remedy in that case is the dissolution of that injunction.
13.7    Construction. Each Work Order, addendum, exhibit and schedule associated with this Agreement is hereby incorporated by reference, as if fully set forth herein, and each reference to an exhibit in this Agreement will include all subsections or portions of such exhibit, except that a Work Order or Work Orders may be referenced separately as context requires. If any provision of this Agreement is determined to be unenforceable in any jurisdiction, the Parties intend that this Agreement be enforced in such jurisdiction as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced in such jurisdiction to the extent that they are enforceable, and further agree to substitute for the invalid provision a valid provision (with respect to such jurisdiction) which most closely approximates the intent and economic effect of the invalid provisions. The section headings of this Agreement are for convenience only and have no interpretive value. References to currency or “$” in this Agreement refer to the United States of America Dollar unless otherwise expressly noted. Unless the context otherwise requires, as used in this Agreement, all terms used in the singular will be deemed to refer to the plural as well, and vice versa. The use of the word “including” and similar terms in this Agreement will be construed without limitation. References in this Agreement to “Business Days” will refer to each day other than a Saturday or Sunday or a day that commercial banking institutions in Seattle, Washington or Atlanta, Georgia are authorized or required by Law to remain closed and “days” means consecutive calendar days. Each Party and its counsel has reviewed and jointly participated in the establishment of this Agreement. No rule of strict construction or presumption that ambiguities will be construed against any drafter will apply. Except as expressly set forth in Sections 13.8 and 13.9, the terms and conditions of this Agreement will apply solely for the benefit of the Parties (including their permitted successors and assigns), and nothing under this Agreement will give any other third party any benefit, right or remedy under this Agreement.
13.8    Third Party Shippers. Amazon may from time to time designate one or more third parties to ship items for, on behalf of, or at the request of Amazon (including items purchased through any e-commerce website operated in whole or in part by Amazon) under this Agreement (a “Third Party Shipper”), with it being understood and agreed that: (a) all Third Party Shipper transactions and accounts will be governed by this Agreement; (b) the terms, conditions, rights, obligations, and rates hereunder will extend to such Third Party Shippers as beneficiaries hereunder; and (c) upon prior written notice to Airborne Global, (i) Amazon will designate a Third Party Shipper to be covered as an Amazon Affiliate solely for the purposes of the Amazon Guaranty or (ii) the Parties will enter into a mutually agreed addendum to this Agreement with respect to a Third Party Shipper.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

13.9    Work Orders. This Agreement governs each Work Order. If any provision of any Work Order conflicts with the terms of this Agreement, then the terms of this Agreement will control except to the extent the Work Order explicitly states that such provision is intended to create an exception to the conflicting term(s) of this Agreement, in which case the expressly identified provision of the Work Order will govern (but with such modification limited solely to the scope of the Work Order effecting such modification). Amazon and any of its Affiliates will have the right to enter into Work Orders with Airborne Global or Airborne Global Providers pursuant to Sections 2.2, 2.7, and 2.8.1 of this Agreement, and this Agreement will apply to each such Work Order and as if the Amazon Affiliate was a signatory to the Agreement. With respect to such Work Orders, such Amazon Affiliate becomes a Party to this Agreement and references to Amazon in this Agreement are deemed to be references to such Affiliate unless otherwise specified. Each Work Order is a separate obligation of the Amazon Affiliate that executes such Work Order, and no other Amazon Affiliate has any liability or obligation under such Work Order. Each Amazon Affiliate receiving Services under this Agreement is an express intended third party beneficiary of this Agreement and will be entitled to enforce this Agreement as if an original signatory hereto.
13.10    Hazardous Materials Notifications. Airborne Global or the applicable Airborne Global Provider will notify Amazon’s dangerous goods compliance department (at the phone number or email address designated by Amazon for this purpose) promptly (and in any event within 24 hours) after Airborne Global or such Airborne Global Provider becomes aware of any: (a) injury to persons, property damage, environmental damage, fire, breakage, spillage, leakage, or any other accident or incident involving any product defined, designated, or classified as hazardous material, hazardous substance, or dangerous good (including for clarity, limited and excepted quantities, consumer commodity, ORM-D, lithium batteries, and radioactive and magnetic materials) under any applicable Law and transported or likely to be transported by a Carrier under this Agreement (collectively, “Hazardous Materials”); (b) event or circumstance involving Hazardous Materials that violates or is reasonably likely to violate any applicable Law, or (c) investigation of any shipment containing Hazardous Materials by any Governmental Entity.
13.11    Counterparts. Each Party may effect the execution and delivery of this Agreement and any Work Order, amendment or addendum hereto or thereto by facsimile or electronic transmission (including in portable document format or by electronic signature) of one or more signed counterparts that together will constitute one and the same instrument.
13.12    LIMITATION OF LIABILITIES. Except for Losses, damages, or, liabilities: (a) arising under a Party’s indemnification obligations pursuant to Section 7; (b) to the extent arising out of any breach of a Party’s confidentiality obligations under Section 6 (including, for clarity, the NDA); or (c) caused by a Party’s gross negligence or willful, fraudulent or criminal misconduct, under no circumstances will any Party be liable for any special, incidental, consequential, or indirect damages arising from or in relation to this Agreement, regardless as to the cause of action and however alleged or arising. [*]
13.13    Entire Agreement. This Agreement, together with the NDA and all other documents referenced in this Agreement (including without limitation any then-effective Work Orders, Aircraft Lease Agreement and Aircraft Sublease Agreements), constitutes the complete and final agreement of the parties pertaining to the Services and supersedes the parties’ prior agreements, understandings, communications and discussions, oral or written, relating to the subject matter hereof.

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13.14    Cooperation. Each Party will cooperate with the other Party in good faith in the performance of its respective activities contemplated by this Agreement through, among other things, making available, as reasonably requested by the other Party, such management decisions, information, approvals and acceptances in order that the provision of the Services under this Agreement may be accomplished in a proper, timely and efficient manner. Except as expressly provided otherwise, where agreement, approval, acceptance, or consent of a Party is required by any provision of this Agreement, such action will not be unreasonably withheld or delayed.
13.15    Further Assurances. The Parties agree to execute and deliver such other instruments and documents as another Party reasonably requests to evidence or effect the transactions contemplated by this Agreement.
13.16    Priority Over Standard Forms. The Parties may use standard business forms, including bills of lading, waybills, proof of delivery documents and invoices, but use of such forms is for convenience only and does not alter the provisions of this Agreement or any Work Order even if signed by any Party. THE PARTIES WILL BE BOUND BY, AND EACH SPECIFICALLY OBJECTS TO, ANY PROVISION THAT IS DIFFERENT FROM OR IN ADDITION TO THIS AGREEMENT (WHETHER PROFFERED ORALLY OR IN ANY WRITING, INCLUDING ANY QUOTATION, INVOICE, SHIPPING DOCUMENT, BILL OF LADING, WAYBILL, ACCEPTANCE, CONFIRMATION, CORRESPONDENCE, TARIFF, OR CIRCULAR).

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

This Air Transportation Services Agreement is signed by duly authorized representatives of the parties.

AMAZON:
Amazon Fulfillment Services, Inc.

By: /s/ John Felton
Name: John Felton
Title:    VP Finance
Date Signed:    March 8, 2016

Address:
Amazon Fulfillment Services, Inc.
Attention: Transportation Director
   (if by USPS):
P.O. Box 81226
Seattle, WA 98108-1226
   (if by courier):
410 Terry Avenue North
Seattle, WA 98109-5210;
Facsimile: [*]
Phone: [*]
With a copy to:
Attention: General Counsel
(same P.O. box and courier address)

AIRBORNE GLOBAL:
Airborne Global Solutions, Inc.
By:    /s/ W. Joseph Payne
Name: W. Joseph Payne
Title:    VP, Secretary
Date Signed:    3/9/16

Address:
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile: [*]
Phone: [*]

With a copy to:
Airborne Global Solutions, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: General Counsel
Facsímile: [*]
E Mail: [*]

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit A
Table Of Aircraft

Section 1. Initial Aircraft
Manufacturer	Model Number	Serial Number	Scheduled Delivery Date
Boeing	767-200	[*]	April 1, 2016
Boeing	767-200	[*]	April 1, 2016
Boeing	767-200	[*]	April 1, 2016
Boeing	767-200	[*]	April 1, 2016
Boeing	767-200	[*]	April 1, 2016

Section 2. Additional Aircraft
Manufacturer	Model Number	Serial Number	Scheduled Delivery Date
Boeing	767-200	[*]	[*]
Boeing	767-200	[*]	[*]
Boeing	767-200	[*]	[*]
Boeing	767-200	[*]	[*]
Boeing	767-200	[*]	[*]
Boeing	767-200	[*]	[*]
Boeing	767-200	[*]	[*]
Boeing	767-300	[*]	[*]
Boeing	767-300	[*]	[*]
Boeing	767-300	[*]	[*]
Boeing	767-300	[*]	[*]
Boeing	767-300	[*]	[*]
Boeing	767-300	[*]	[*]
Boeing	767-300	[*]	[*]
Boeing	767-300	[*]	[*]

*	The Aircraft serial numbers are subject to change in terms of deployment order, except that the Aircraft model numbers associated with the Scheduled Delivery Dates will remain unchanged.

A-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit B-1
Form of Carrier Work Order
This WORK ORDER No. __ (this “Work Order”) is effective as of __________, 2___ (“Work Order Effective Date”) and entered into and made a part of the Air Transportation Services Agreement between Airborne Global Solutions, Inc., (“Airborne Global”) and [Amazon entity] (“Amazon”), effective as of April 1, 2016 (the “Agreement”), to apply to the Amazon entity signatory hereto (solely for the purposes of this Work Order, “Amazon”) and the Carrier entity signatory hereto (solely for the purposes of this Work Order, “Carrier”) for the Services described below. Carrier and Amazon hereto each hereby joins the Agreement with respect to all rights and obligations under this Work Order. Nothing in this Work Order will relieve Amazon or Airborne Global of their respective responsibilities for the performance of any obligations the Agreement. All capitalized terms not defined in this Work Order have the respective meanings set forth in the Agreement. In the event of a conflict between any term in this the Agreement and any term in this Work Order, the term in this Work Order will prevail to the extent necessary to resolve the conflict.
1.    SUBLEASE OF WORK ORDER AIRCRAFT; PROVISION OF SERVICES

1.1.
Carrier and Amazon acknowledge that Amazon and Carrier have entered into an “Aircraft Sublease Agreement (MSN _____),” dated _____________ (the “Aircraft Sublease Agreement”), under which Carrier (other than a Third Party Carrier) subleases from Amazon one Boeing 767-[200SF] aircraft bearing Manufacturer’s Serial Number _____ and United States Registration Number N_____ (the “Work Order Aircraft”).

1.2.
Carrier will operate the Work Order Aircraft in the performance of the cargo flights set forth in the Flight Schedule attached to this Work Order. The flights described in the Flight Schedule and the other Services performed by Carrier hereunder will, for purposes of this Work Order, be referred to as the “Work Order Services.”

2.    EQUIPMENT AND SERVICES; REIMBURSABLE EQUIPMENT AND SERVICES

2.1.	Carrier will provide, or cause to be provided, the following personnel, services, equipment and other items at Carrier’s expense, without reimbursement by Amazon:

2.1.1.	The Work Order Aircraft;

2.1.2	____2-Pilot flight crews based at [_____], as described in Section 2.5.1 of the Agreement.

2.1.3.	The personnel, services, equipment and other items described in Section 2.5 of the Agreement.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

3.    COMPENSATION
Compensation for the services provided by Carrier under this Work Order will be as provided in the Price Schedule attached hereto as Attachment B and the Agreement.
4.    CHANGES IN SCOPE
Any change to Carrier’s scope of Work Order Services under this Work Order must be authorized in writing by both parties, and in the case of Amazon, is binding only if signed by a Vice President of Amazon.
5.    EFFECTIVENESS AND TERM OF WORK ORDER
This Work Order will be effective upon the Work Order Effective Date and will terminate in accordance with Section 4.8 of the Agreement.
6.    [ACKNOWLEDGMENT;] SUBLEASE

6.1.
[Amazon and Carrier acknowledge that they previously entered into a Work Order No. _____ (the “Prior Work Order”) under and in accordance with a certain “Air Charter Transportation Agreement” between Airborne Global and Amazon effective as of September 1, 2015. Effective on the Work Order Effective Date, the Prior Work Order will be terminated and replaced by this Work Order. A unperformed obligations arising under or with respect to the Prior Work Order, including without limitation any payment obligations for services rendered thereunder prior to its termination, will remain in effect.]

6.2.	Amazon and Carrier acknowledge and agree that this Work Order will terminate upon the expiration or prior termination of the Aircraft Sublease (MSN ______).
[Additional Work Order provisions, as applicable]
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Amazon and Carrier have executed this Work Order effective as of the day and year first set forth above.

AMAZON:
[AMAZON ENTITY]

By:
Name:
Title:
Date Signed:

Address:
[c/o Amazon Fulfillment Services, Inc.
Attention: Transportation Director
(if by USPS):
P.O. Box 81226
Seattle, WA 98108-1226
(if by courier):
410 Terry Avenue North
Seattle, WA 98109-5210
Facsimile: [*]
Phone: [*]
with a copy
Attention: General Counsel
(same P.O. box and courier address)
Facsimile: [*]

CARRIER:
[CARRIER]
By:
Name:
Title:
Date Signed:

Address:
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile: [*]
Phone: [*]

With a copy to:
[Airborne Global Solutions]
145 Hunter Drive
Wilmington, Ohio 45177
Attn: General Counsel
Facsimile: [*]
E Mail: [*]

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT A TO WORK ORDER: FLIGHT SCHEDULE
[Flight Schedule to be inserted in actual Work Orders]

B-4

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT B TO WORK ORDER: PRICE SCHEDULE

1.	Fixed Monthly Charge: [$[*] – 767-200 / $[*] – 767-300] per month. This amount assumes two crews per Aircraft and may be increased in accordance with Section 4.A. below.

2.	Block Hour Rate: [$[*] – 767-200 / $[*] – 767-300]

3.
Minimum Monthly Block Hour Charge: [*] Block Hours per month at the then-applicable Block Hour Rate. The calculation of the number of Block Hours flown for the Work Order Aircraft will be based on the Network Average, in accordance with Section 2.10.3 of the Agreement.

4.	Additional Charges:

A.
Additional Crew Charge: If the Flight Schedule requires more than two crews, there will be an additional monthly charge based on the number of crews using the table below (the “Additional Crew Charge”). The Additional Crew Charge will be subject to annual escalation beginning on April 1, 2017 as set forth in Section 6 of this Price Schedule. The estimated number of crews will be based on the estimated monthly Block Hours (as provided in the relevant Flight Schedule) flown by the Carrier on the Aircraft in accordance with the following table, except that, for clarity, Carrier will not assess an Additional Crew Charge unless one or more additional crews are actually required to operate the relevant Flight Schedule. Increases from the number of crews indicated for the Block Hours listed in the following table will be permitted solely as a result of FAA requirements or the Carrier’s collective bargaining agreement with its flight crewmembers, in each case relating directly to crew duty times and rest periods.

Crew Charges
Block Hours per AC per Month	Crews	Monthly Charge
[*]	[*]	$[*]
[*]	[*]	$[*]
[*]	[*]	$[*]
[*]	[*]	$[*]
[*]	[*]	$[*]
[*]	[*]	$[*]
[*]	[*]	$[*]

B.
Crew Charge on Termination or Re-Routing. If: (1) this Work Order is terminated by Amazon prior to its expiration (other than as a result of a termination by Amazon pursuant to Sections 2.13, 2.15, 4.2, or 4.5 of the

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Agreement); or if (2) the Flight Schedule is amended and the number of crews required is reduced per Section 4.A of this Work Order, then, in either event, Amazon will pay a charge equal to [*] for each crew which is furloughed as a result of that termination or Flight Schedule change. For clarity, this charge for each furloughed crew will apply whether or not additional crew beyond two crews are then provided under this Work Order and will apply in addition to Amazon’s obligation to reimburse to Carrier any costs or expenses in accordance with the Agreement.

5.
Charge for Multiple Scheduled Stops: If the Flight Schedule includes more than [*] scheduled stops (including, for clarity, an Unscheduled Stop), there will be an additional charge [*] for each such additional scheduled stop.

6.
Adjustment to Certain Charges. The Fixed Monthly Charge, Block Hour Rate, Additional Crew Charge, and charge for multiple scheduled stops will each be subject to an annual increase of [*] per Contract Year.

B-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit B-2
Form of Fuel Services Work Order

This WORK ORDER No. __ (this “Work Order”) is effective as of __________, 2___ (“Work Order Effective Date”) and entered into and made a part of the Air Transportation Services Agreement between Airborne Global Solutions, Inc. (“Airborne Global”), and [Amazon entity] (“Amazon”), effective as of April 1, 2016 2016 (the “Agreement”), to apply to the Amazon entity signatory hereto (solely for the purposes of this Work Order, “Amazon”) and Airborne Global for the Services described below. Airborne Global and Amazon each hereby joins the Agreement with respect to all rights and obligations under this Work Order. Nothing in this Work Order will relieve Amazon and Airborne Global of their respective responsibilities for the performance of any obligations contained in the Agreement. All capitalized terms not defined in this Work Order have the respective meanings set forth in the Agreement. In the event of a conflict between any term in this the Agreement and any term in this Work Order, the term in this Work Order will prevail to the extent necessary to resolve the conflict.
1.    SERVICES. Airborne Global, through one or more of its Affiliates, will purchase aircraft fuel and into-plane services from on-field into-plane fuel suppliers and distributors to support the Services provided by the Carriers pursuant to the Agreement (“Fuel Management Services”). Airborne Global will facilitate the establishment and maintenance of agreements and customer accounts between the Carriers and fuel suppliers and distributors that are qualified by the Carriers at such locations. Subject to Section 2.7 and 2.16 of the Agreement, Airborne Global will arrange for the purchase of aircraft fuel and into-plane services in conjunction with the departure times and days specified in the Flight Schedule. Airborne Global will cause or arrange for the fuel suppliers and distributors to invoice the Carriers directly for aircraft fuel and into-plane services.
2.    COMPENSATION; REIMBURSEMENT. Amazon will pay to Airborne Global the compensation described in the Price Schedule attached hereto as Attachment A in consideration for the performance of the Fuel Management Services. Further, Amazon will reimburse Airborne Global for the costs incurred in purchasing fuel and into-place services in accordance with the Price Schedule.
3.    CHANGES IN SCOPE. Any change to the scope of the Fuel Management Services under this Work Order must be authorized in writing by both Parties, and in the case of Amazon, is binding only if signed by a Vice President of Amazon.
4.    EFFECTIVENESS AND TERM OF WORK ORDER. This Work Order will be effective upon the Work Order Effective Date and will have an Expiration Date that is [*] from the Work Order Effective Date, 2016. It will thereafter automatically renew for subsequent [*] terms unless terminated in accordance with Section 4.7 of the Agreement.

B-2

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Amazon and Airborne Global have executed this Work Order effective as of the day and year first set forth above.

AMAZON:
[AMAZON ENTITY]

By:
Name:
Title:
Date Signed:

Address:
[c/o Amazon Fulfillment Services, Inc.
Attention: Transportation Director
(if by USPS):
P.O. Box 81226
Seattle, WA 98108-1226
(if by courier):
410 Terry Avenue North
Seattle, WA 98109-5210
Facsimile: [*]
Phone: [*]
With a copy to:
Attention: General Counsel
(same P.O. box and courier address)
Facsimile: [*]

AIRBORNE GLOBAL:
AIRBORNE GLOBAL SOLUTIONS, INC.

By:
Name:
Title:
Date Signed:

Address:
Airborne Global Solutions, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile: [*]
Phone: [*]
Attn: President
E Mail: [*]

With a copy to:
Airborne Global Solutions
145 Hunter Drive
Wilmington, Ohio 45177
Attn: General Counsel
Facsimile: [*]
E Mail: [*]

B-3

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT A TO WORK ORDER: PRICE SCHEDULE
1.    Fuel Services Management Fee. In consideration for the Fuel Management Services, Amazon agrees to pay to Airborne Global a fee in the amount of $[*] per month (the “Fuel Management Services Fee”).
2.    Adjustment to Fuel Management Service Fee. The Fuel Management Services Fee will be subject to an annual increase of [*] per Contract Year.
3.    Invoice and Payment of Weekly Fuel Charge. On or before every Monday (or, if the Monday is not a Business Day, the following Business Day) during the Term of this Work Order, Airborne Global will provide to Amazon a written statement setting forth in reasonable detail the Weekly Fuel Charge for the immediately preceding week, including underlying invoices. Such invoices will be paid by Amazon within [*] Business Days. For clarity, the invoicing and payment of the Weekly Fuel Charge will otherwise be subject to the procedures set forth in Exhibit E.

B-4

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit B-3
Form of Hub Facility Ground Services Work Order
This WORK ORDER No. __ (this “Work Order”) is effective as of __________, 2___ (“Work Order Effective Date”) and entered into and made a part of the Air Transportation Services Agreement between Airborne Global Solutions, Inc. (“Airborne Global”), and [Amazon entity] (“Amazon”), effective as of April 1, 2016 (the “Agreement”), to apply to the Amazon entity signatory hereto (solely for the purposes of this Work Order, “Amazon”) and LGSTX Services, Inc. (“LGSTX”), an Affiliate of Airborne Global, for the services described below. LGSTX and Amazon each hereby joins the Agreement with respect to all rights and obligations under this Work Order. Nothing in this Work Order will relieve Amazon and Airborne Global of their respective responsibilities for the performance of any obligations contained in the Agreement. All capitalized terms not defined in this Work Order have the respective meanings set forth in the Agreement. In the event of a conflict between any term in this the Agreement and any term in this Work Order, the term in this Work Order will prevail to the extent necessary to resolve the conflict.
1.    GROUND SERVICES. LGSTX will provide the following categories of facilities or services, or to cause the following categories of facilities or services to be provided, at Wilmington Air Park, Wilmington, Ohio (the “Hub”): (a) the facilities and related services (the “Facilities Services”); (b) the aircraft ground handling and warehouse handling services (the “Handling Services”); and (c) the aircraft turn-around services (the “Aircraft Services”) to support the Services provided by the Carriers pursuant to the Agreement, as described on Attachment A (collectively, the “Ground Services”).
2.    COMPENSATION. Amazon will pay to Airborne Global the compensation described in the Price Schedule attached hereto as Attachment B in consideration for the performance of the Ground Services.
3.    CHANGES IN SCOPE. Any change to the scope of the Ground Services provided by LGSTX under this Work Order must be authorized in writing by both Parties, and in the case of Amazon, is binding only if signed by a Vice President of Amazon.
4.    EFFECTIVENESS AND TERM OF WORK ORDER.
4.1.    This Work Order will be effective upon the Work Order Effective Date and will have an Expiration Date that is [*] from the Work Order Effective Date. It will thereafter automatically renew for subsequent [*] terms unless terminated in accordance with Section 4.7 of the Agreement.
4.2.    At any time after the end of the Work Order Initial Term, and from time to time, Amazon may, by not less than [*] days’ written notice to Airborne Global, reduce the scope of the Ground Services by removing (all or in part) one or more of the categories of Ground Services then-provided by LGSTX (i.e., the Facilities Services, the Handling Services or the Aircraft Services), and this Work Order will remain in effect.

B-5

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Amazon and LGSTX Services have executed this Work Order effective as of the day and year first set forth above.

AMAZON:
[AMAZON ENTITY]

By:
Name:
Title:
Date Signed:

Address:
[c/o Amazon Fulfillment Services, Inc.
Attention: Transportation Director
(if by USPS):
P.O. Box 81226
Seattle, WA 98108-1226
(if by courier):
410 Terry Avenue North
Seattle, WA 98109-5210
Facsimile: [*]
Phone: [*]
With a copy to:
Attention: General Counsel
(same P.O. box and courier address)
Facsimile: [*]

LGSTX:
LGSTX SERVICES, INC.

By:
Name:
Title:
Date Signed:

Address:
LGSTX Services, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile: [*]
Phone: [*]
Attn: President
E Mail: [*]

With a copy to:
Airborne Global Solutions
145 Hunter Drive
Wilmington, Ohio 45177
Attn: General Counsel
Facsimile: [*]
E Mail: [*]

B-6

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT A TO WORK ORDER: GROUND SERVICES
A.    Facilities Services:

1.	Facility Lease of Office, Warehouse and Ramp Space Known as Building K and Ramp A at Wilmington Air Park.

2.	Facility Rent, Common Area Maintenance Expenses and Taxes.

3.	Warehouse Build Out and Warehouse Equipment, including Scales, Ball Decking, Static Racks and related equipment.

4.	Facility Maintenance and Utilities.

5.	Industrial Equipment, including Fork Lifts and Pallet Jacks, and Related Fuel.

6.	Office Equipment and Supplies.

7.	Security Equipment, including Surveillance Equipment and Guard Shack.

8.	Telephone and Data Services.

9.	Management, Admin and Support Personnel.

10.	Contracted Services, including Security Services, and Scale Maintenance.

B.    Handling Services:

1.	Cargo Handling Inbound and Outbound Aircraft.

2.	Cargo Handling Inbound and Outbound Trucks.

3.	Cargo Handling Equipment, including Tugs and Dollies.

C.    Aircraft Services:

1.	Aircraft Handling.

2.	Aircraft Load Coordinator.

3.	Ground Support Equipment, including Ground Power Units, Air Starts, Push-Backs, Tow Bars, Cargo Loaders, and Crew Stairs.

4.	Ground Support Equipment Maintenance and Fuel.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT B TO WORK ORDER: PRICE SCHEDULE

A.	Facilities Services: For the Facilities Services, $[*] per week.

B.
Handling Services: For the Handling Services, $[*] for each Revenue Pound loaded or unloaded from an Aircraft with respect to the Services provided by the Carriers pursuant to the Agreement. The term “Revenue Pound” will mean the weight of all cargo shipped by Amazon on an Aircraft, including the weight of ULDs, nets, tie downs, tensioning equipment, and any other equipment that attaches to, or gets loaded on, the Aircraft together with that cargo.

C.
Aircraft Services: For the Aircraft Services, $[*] for each Aircraft Turn. The term “Aircraft Turn” will mean one arrival and the subsequent departure of an Aircraft with respect to the Services provided by the Carriers pursuant to the Agreement.

D.	The charges for Facilities Services and for Handling Services will each be subject to an annual increase of [*]% per Contract Year.

E.
In accordance with Section 2.6 of the Agreement, Amazon will reimburse LGSTX for the reasonable, documented out of pocket costs agreed to in writing in advance that are actually incurred by LGSTX arising from any reductions in the scope of the Ground Services or the termination of this Work Order as follows: [*]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit B-4
Form of Gateway Facility Ground Services Work Order

This WORK ORDER No. __ (this “Work Order”) is effective as of __________, 2___ (“Work Order Effective Date”) and entered into and made a part of the Air Transportation Services Agreement between Airborne Global Solutions, Inc. (“Airborne Global”), and [Amazon entity] (“Amazon”), effective as of April 1, 2016 (the “Agreement”), to apply to the Amazon entity signatory hereto (solely for the purposes of this Work Order, “Amazon”) and LGSTX Services, Inc. (“LGSTX”), an Affiliate of Airborne Global, for the services described below. LGSTX and Amazon each hereby joins the Agreement with respect to all rights and obligations under this Work Order. Nothing in this Work Order will relieve Amazon and Airborne Global of their respective responsibilities for the performance of any obligations contained in the Agreement. All capitalized terms not defined in this Work Order have the respective meanings set forth in the Agreement. In the event of a conflict between any term in this the Agreement and any term in this Work Order, the term in this Work Order will prevail to the extent necessary to resolve the conflict.
1.    GROUND SERVICES. LGSTX will provide the following categories of facilities or services, or to cause the following categories of services to be provided, at the airport identified on Attachment A (the “Gateway”): (a) the ground handling and warehouse handling services (the “Warehouse and Cargo Handling Services”); and (b) the aircraft handling services (the “Aircraft Handling Services”) to support the Services provided by the Carriers pursuant to the Agreement, as described on Attachment A (collectively, the “Ground Services”).

2.    COMPENSATION. Amazon will pay to Airborne Global the compensation described in the Price Schedule attached hereto as Attachment B in consideration for the provision by LGSTX of the Ground Services.
3.    CHANGES IN SCOPE. Any change to the scope of the Ground Services provided by LGSTX under this Work Order must be authorized in writing by both Parties, and in the case of Amazon, is binding only if signed by a Vice President of Amazon.
4.    EFFECTIVENESS AND TERM OF WORK ORDER.
4.1    This Work Order will be effective upon the Work Order Effective Date and will have an Expiration Date that is [*] from the Work Order Effective Date. It will thereafter automatically renew for subsequent [*] terms unless terminated in accordance with Section 4.7 of the Agreement.
4.2    At any time after the end of the Work Order Initial Term, and from time to time, Amazon may, by not less than [*] days' written notice to Airborne Global, reduce the scope of the Ground Services by removing either of the categories of Ground Services then-provided by LGSTX (i.e., the Warehouse Handling Services or the Aircraft Handling Services), and this Work Order will remain in effect.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Amazon and LGSTX Services have executed this Work Order effective as of the day and year first set forth above.

AMAZON:
[AMAZON ENTITY]

By:
Name:
Title:
Date Signed:

Address:
[c/o Amazon Fulfillment Services, Inc.
Attention: Transportation Director
(if by USPS):
P.O. Box 81226
Seattle, WA 98108-1226
(if by courier):
410 Terry Avenue North
Seattle, WA 98109-5210
Facsimile: [*]
Phone: [*]
With a copy to:
Attention: General Counsel
(same P.O. box and courier address)
Facsimile: [*]

LGSTX:
LGSTX SERVICES, INC.

By:
Name:
Title:
Date Signed:

Address:
LGSTX Services, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile: [*]
Phone: [*]
Attn: President
E Mail: [*]

With a copy to:
Airborne Global Solutions
145 Hunter Drive
Wilmington, Ohio 45177
Attn: General Counsel
Facsimile: [*]
E Mail: [*]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT B TO WORK ORDER: GROUND SERVICES*
A.    Airport:
[Name, City, and State]
B.    Warehouse and Cargo Handling Services:

1.	Cargo Handling for Inbound and Outbound Aircraft.

2.	Cargo Handling for Inbound and Outbound Trucks.

3.	Required Facilities and Equipment and Related Maintenance and Supplies.

4.	Gateway Oversight.
C.    Aircraft Handling Services:

1.	Aircraft Handling.

2.	Aircraft Load Coordinator.

3.	Required Ground Support Equipment and Related Maintenance, Supplies and Fuel.
*Note: Specific equipment and facilities may vary among Gateways.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT B TO WORK ORDER: PRICE SCHEDULE
In accordance with Section 2.6 of the Agreement, Amazon will reimburse LGSTX for its cost in securing the Ground Services, subject to a [*] percent handling fee.
In accordance with Section 2.6 of the Agreement, Amazon will reimburse LGSTX for the reasonable, documented out of pocket costs agreed to in writing in advance that are actually incurred by LGSTX arising from any reductions in the scope of the Ground Services or the termination of this Work Order as follows: [*]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit C
Performance Standards

1.	Services.

1.1.
Carrier will return ULDs that are not suitable for air transportation and carrier-damaged ULDs to the address or addresses designated by Amazon. Carrier’s return delivery of such ULDs will be made according to agreed procedures, and Carrier will use best efforts to develop a mutually-acceptable system of consolidating these ULDs to minimize Amazon’s shipping costs.

1.2.	Carrier will meet the flight availability commitments set forth in the Flight Schedule attached to each Work Order.

1.3.	Carrier will in no circumstances alter any information on the label provided by Amazon on any package provided by Amazon or any third party for shipment as part of the Services.

2.
Reports and Electronic Communications. Carrier will provide daily electronic reports including (A) performance and exception reports, (B) electronic summary reports itemizing volume on a periodic basis determined by Amazon, (C) such other reports described in this Agreement and (D) such other reports reasonably requested by Amazon, in the formats Amazon provides..

3.
Service Disruption. If Carrier experiences any material stoppage or disruption that generally diminishes its capacity to transport and deliver parcels, it will allocate its remaining available capacity to Amazon’s account on terms no less favorable than those granted to any other of Carrier’s customers.

4.	Arrival Performance Incentive/Disincentive.

4.1.
Amazon will pay to Airborne Global a monthly financial incentive bonus (the “Monthly Incentive Bonus”) for achieving an Arrival Performance (as defined in the following paragraph) greater than or equal to [*]% during such month. Alternatively, Airborne Global will provide Amazon with a credit (the “Monthly Disincentive Credit”) against amounts owed by Amazon to Airborne Global hereunder as a financial disincentive for achieving an Arrival Performance less than [*]% during such month. The Monthly Incentive Bonus and the Monthly Disincentive Credit to which Airborne Global may be entitled or subject to each month, are set forth in the table below. For clarity, payment to Airborne Global of a Monthly Incentive Bonus or Monthly Disincentive Credit will not cure an Airborne Global or Carrier Event of Default.

4.2.
For purposes of this Agreement and the Work Orders, including for the purpose of determining the Monthly Incentive Bonus and the Monthly Disincentive Credit under this Agreement, the term “Arrival Performance” means, the percentage of all flights

C-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

flown in performing the Services under this Agreement (including cancelled flights), in any given calendar month which arrive within not more than [*] whole minutes after the scheduled arrival time for each flight.

4.3.
In determining whether a flight has arrived within not more than [*] whole minutes after its scheduled arrival time, only delays that are attributable to circumstances that are within the reasonable control of the Carrier will be taken into account, including (a) the mechanical breakdown of an Aircraft; (b) the unavailability of an Aircraft due to regular scheduled maintenance (excluding Heavy Maintenance with respect to the Boeing 767-200 model Aircraft during such time when Carrier will provide a Substitute Aircraft) (c) the acts or omissions of a flight crew; (d) the unavailability of an Aircraft or Substitute Aircraft; and (e) flight planning, flight following or dispatch issues (collectively, “Carrier Delays”). Without limiting the foregoing, no flight directly affected by Force Majeure will be deemed to be delayed, regardless of its arrival time.

4.4.
The Monthly Incentive Bonus or Monthly Disincentive Credit will be reflected by Airborne Global on the Monthly Invoice provided in accordance with Exhibit C for the calendar month in which the incentive or credit has been calculated.

ARRIVAL PERFORMANCE INCENTIVE/DISINCENTIVE TABLE

Airborne Global Monthly Network Arrival Performance	Monthly Bonus/Penalty Amount	Monthly Bonus/Penalty Credited to
> [*]%	$[*]	Airborne Global
> [*]% < [*]%	$[*]
> [*]% < [*]%	$[*]
> [*]% < [*]%	$[*]
> [*]% < [*]%	$[*]	NA
> [*]% < [*]%	($[*])	Amazon
> [*]% < [*]%	($[*])
< [*]%	($[*])

C-2

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit D
Form of ATSG Guaranty Agreement
GUARANTY
This Guaranty (this “Guaranty”) is entered into as of __________, 2016 by Air Transport Services Group, Inc. (“ATSG”), a Delaware corporation (“Guarantor”), in favor of Amazon Fulfillment Services, Inc., a Delaware corporation (“Amazon”).
RECITALS
Airborne Global Solutions, Inc., a Delaware Corporation (“Airborne Global”) and Amazon have entered into that certain Air Transportation Services Agreement, effective April 1, 2016 (the “Agreement”); and
Under the Agreement, Airborne Global and certain Airborne Global Providers have entered into, or will in the future enter into, with Amazon or its Affiliates (“Amazon Affiliates”), certain Work Orders under which Airborne Global and such Airborne Global Providers will provide Services. All capitalized terms not defined in this Guaranty have the respective meanings set forth in the Agreement.
Guarantor owns (either directly or indirectly) all of the capital stock of Airborne Global, and
In consideration for Amazon agreeing to enter into the Agreement and any Amazon Affiliates agreeing to enter into the Work Orders, Guarantor desires to guarantee the payment obligations of Airborne Global and each Airborne Global Provider under the Agreement and the Work Orders.
Based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1. Definitions. The definitions set forth in the above Recitals are hereby incorporated as if fully set forth in this Section 1.
2. Guaranty. Guarantor, as a primary obligor and not as surety, hereby guarantees, without any setoff or other deduction, to Amazon the due, punctual and full payment of all payment obligations of Airborne Global and each Airborne Global Provider under the Agreement and each Work Order as such amounts become due and payable in accordance with the terms thereof, without regard to how such payment obligations are described or characterized in the Agreement or any such Work Order (with all of the obligations, covenants, terms, conditions, undertakings and liabilities described in this Section 2 collectively referred to as the “Guaranteed Obligations”).
This Guaranty is continuing, irrevocable, absolute and unconditional and a guaranty of payment and not of collectability, and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Airborne Global or any Airborne Global Provider or the exercise or assertion of any other right or remedy to which Amazon is or may be entitled under or in connection with the Agreement. If for any reason whatsoever Airborne Global

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

or any Airborne Global Provider fails or be unable duly, punctually, and fully to pay such amounts as and when the same become due and payable in accordance with the terms of the Agreement, Guarantor will promptly pay or cause to be paid such amounts under the terms of the Agreement.
3. Character of Obligations of Guarantor. Subject to the provisions of Section 8 hereof, the obligations of Guarantor set forth in this Guaranty will remain in full force and effect until payment of the Guaranteed Obligations in full, and will not be released, discharged or in any way affected by any of the following:
(a)    any amendment, modification, addition, deletion or supplement to or of or other change in the Guaranteed Obligations, the Agreement;
(b)    any failure, omission or delay on the part of Airborne Global or any Airborne Global Provider to conform or comply with any term of any of the Agreement;
(c)    any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, winding up or similar proceeding with respect to Airborne Global or any Airborne Global Provider; or
(d)    any merger or consolidation of Airborne Global, any Airborne Global Provider, or Guarantor into or with any other corporation, or any other corporate change in Airborne Global, any Airborne Global Provider, or Guarantor, or any sale, lease or transfer of any of the assets of any Airborne Global or Guarantor to any other person, or any change in the ownership of any shares of capital stock of Airborne Global, any Airborne Global Provider, or Guarantor.
4. Waiver and Agreement. Guarantor waives any and all notice of the creation, modification, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Amazon or any of its Affiliate upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, will conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by applicable Law:
(a)    acceptance of this Guaranty and proof of reliance by Amazon hereon;
(b)    notice of any of the matters referred to in Section 3 hereof, or any right to consent or assent to any thereof;
(c)    any right to the enforcement, assertion or exercise by Amazon against Airborne Global or any Airborne Global Provider of any right, power, privilege or remedy conferred upon Amazon in the Agreement or otherwise;
(d)    any requirement of diligence on the part of any person; and
(e)    any requirement that Airborne Global, any Airborne Global Provider, or any other Person be joined as a party to any proceeding for the enforcement of any term of the Agreement.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

5. Subrogation. Guarantor will be subrogated to any rights of Amazon against Airborne Global or any Airborne Global Provider in respect of which a payment will be made by Guarantor hereunder; except that Guarantor will not enforce or attempt to enforce such rights until such time as the Guaranteed Obligations at issue have been discharged in full.
6. Amazon’s Remedies. Each and every remedy of Amazon under or with respect to this Guaranty will, to the extent permitted by Law, be cumulative and will be in addition to any other remedy given hereunder, or under the Agreement, or now or hereafter existing at law or in equity, except that Amazon will not be entitled to any double recovery.
7. Representations and Warranties. Guarantor hereby represents and warrants to Amazon that the following statements are true and correct as of the date of this Guaranty:
7.1.    Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
7.2.    Guarantor has the corporate power and authority to enter into this Guaranty. The making, execution and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action, this Guaranty has been duly executed and delivered by Guarantor and this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally, including, without limitation, fraudulent conveyance laws, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in proceeding in equity or at law.
7.3.    The execution, delivery and performance of this Guaranty: (a) does not violate any provision of any existing Law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or Governmental Entity binding on Guarantor, or the charter or bylaws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Guarantor, and (b) will not result in the creation or imposition of any encumbrance on any of Guarantor’s property, assets or revenues under the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. No consent, license, approval, order or authorization of, or registration, filing, or declaration with, any Governmental Entity is required to be obtained by Guarantor, and no consent of any third party is required to be obtained by Guarantor, in connection with the execution, delivery and performance of this Guaranty or the taking of the actions contemplated hereby, except for consents, authorizations, filings and notices that have been obtained or made. There is no order or action pending or, to the knowledge of Guarantor, threatened against Guarantor, in either case as of the date of this Guaranty, that individually or when aggregated with one or more other actions has or would reasonably be expected to have a material adverse effect on Guarantor’s ability to perform this Guaranty.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

8. Expiry. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein are valid and will continue in full force and effect until such time as all of the Guaranteed Obligations, including expenses that the Guarantor is obligated to pay in accordance with Section 9, are paid in full in immediately available funds. Notwithstanding the foregoing, all of the Guarantor’s obligations under this Guaranty will terminate absolutely, whether or not this Guaranty has been returned to the Guarantor by Amazon, to the extent that Amazon or any of its Affiliates have not made a demand for payment under this Guaranty within two years after the termination or expiration of the Agreement.
9. Expenses. Guarantor will pay to Amazon on demand each reasonable, documented out of pocket cost and expense (including, without limitation, attorneys’ fees) hereafter actually incurred by Amazon in endeavoring to enforce any obligation of Guarantor in accordance with this Guaranty or to preserve or exercise any right or remedy against Guarantor in accordance with this Guaranty or arising as a result of this Guaranty; except that, in connection with any legal action Amazon will not be entitled to such costs or expenses if Amazon does not prevail.
10. Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Guarantor and Amazon.
11. Applicable Law. This Guaranty will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws and the parties hereto irrevocably submit to the exclusive personal jurisdiction and venue in the federal and state courts in New York County, New York for any dispute arising out of this Guaranty and waives all objections to jurisdiction and venue of such courts.
12. Section Headings. The section headings are inserted for convenience only and are not to be construed as part of this Guaranty.
13. Notices. All notices and other communications to be made or given under this Guaranty will be made or given in the manner provided in Section 13.4 of the Agreement, if to Guarantor, to the following location:
Air Transport Services Group, Inc.
Wilmington Air Park
145 Hunter Drive
Wilmington, Ohio 45177
Attn:    W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary
Phone: [*]
14. Assignment. Guarantor may not assign this Guaranty, and its rights and obligations under this Agreement, without the prior written consent of Amazon. This Guaranty may not be transferred or assigned by Amazon without the prior written consent of Guarantor except that Amazon may transfer and assign this Guaranty to any Amazon Affiliate without Guarantor’s prior consent.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

15. Successor. This Guaranty is binding upon any successor to Guarantor.
16. No Other Writing. This writing is intended by the parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect thereto.
SIGNATURES ON NEXT PAGE

D-5

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.
AIR TRANSPORT SERVICES GROUP, INC.
By:______________________________
Its: ______________________________
Title: ____________________________

ACCEPTED AND AGREED:
By: _____________________________
Its: _____________________________
Title: ___________________________

D-6

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit E
Invoices; Payments; Deposits; Weekly Statement

1.
Invoices. Airborne Global will provide monthly electronic invoices to Amazon as set forth in this Exhibit E. Each such invoice will reflect the relevant charges due from Amazon to Airborne Global for the relevant period on a consolidated basis for Airborne Global and all Airborne Global Providers providing Services under the Agreement during that period.

2.
Monthly Deposits by Amazon. On or before the [*] day of each calendar month (or the subsequent business day if the [*] is not a business day) during which Services are provided under the Agreement, Amazon will provide to Airborne Global, without demand, [*]% of the total expected amount due to Airborne Global for the month set forth in the Price Schedule attached to each of the Work Orders then in effect (including estimated fuel reimbursements per Section 2.6 of the Agreement), based on the Flight Schedule for the month.

3.
Weekly Activity Statements Provided by Airborne Global. Airborne Global will provide to Amazon a weekly statement of activity under the Agreement (a “Weekly Activity Statement”) within five Business Days following the end of the preceding week to the extent Services were performed during the preceding week under the Work Order. Each such Weekly Activity Statement will contain an identification of the flights performed, the date of performance, the Carrier and Amazon reference identification numbers, and flight origin and destination, reflecting the number of Block Hours actually flown by all Carriers under this Agreement during the previous calendar week.

4.
Monthly Invoice; Reconciliation. Within [*] Business Days following the end of each calendar month during which Services are provided under the Agreement, Airborne Global will provide to Amazon an invoice with respect to the preceding calendar month (a “Monthly Invoice”) reflecting the following with respect to the preceding month.

A.
Reconciliation of Fixed Monthly Charge. A statement reconciling (1) the amount of the estimated Fixed Monthly Charge deposited with Airborne Global under the monthly deposit during the preceding calendar month with (2) the Fixed Monthly Charge actually payable under the Agreement for the preceding calendar month, together with a statement of any additional amount due from Amazon to Airborne Global or any credit due from Airborne Global to Amazon as a result of that reconciliation;

B.
Reconciliation of Block Hour Charges. A statement reconciling (1) the amount of the estimated Block Hour charges deposited with Airborne Global under the monthly deposit during the preceding calendar month with (2) the actual Block Hour charges payable by Amazon under the Agreement for the preceding calendar month, together with a statement of any additional amount due from Amazon to Airborne Global or any credit due from Airborne Global to Amazon as a result of that reconciliation;

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

D.
Reconciliation of Aircraft Sublease Rent. A statement reconciling (1) the amount of reimbursable rent under the Aircraft Subleases deposited with Airborne Global under the monthly deposit during the preceding calendar month with (2) the actual amount of rent reimbursable under the Aircraft Subleases for the preceding calendar month, together with a statement of any additional amount due from Amazon to Airborne Global or any credit due from Airborne Global to Amazon as a result of that reconciliation;

E.
Performance Incentive or Disincentive. A statement showing the calculation of the Arrival Performance achieved by the Carriers under the Agreement during the preceding calendar month covered by the Monthly Invoice together with a statement of the Monthly Incentive Bonus or Monthly Disincentive Credit, if any, payable or due with respect to the preceding calendar month;

F.
Other Amounts Payable or Reimbursable. A statement of any other amounts payable or reimbursable by Amazon to Airborne Global or creditable from Airborne Global to Amazon under the Agreement or any active Work Orders; and

G.	Amount Payable or Credit Due. A statement of the sum total amount due from Amazon to Airborne Global or the total credit due from Airborne Global to Amazon with the Monthly Invoice.

5.
Payment of Monthly Invoice. If the Monthly Invoice shows a sum total amount payable by Amazon to Airborne Global, that amount will be paid within [*] days following Amazon’s receipt of the Monthly Invoice. If the Monthly Invoice shows a sum credit due to Amazon from Airborne Global, that Credit will be applied first against any amount then remaining unpaid under any Monthly Invoice, from oldest to newest, and then against the Fixed Monthly Charge next payable by Amazon to Airborne Global hereunder.

6.
Invoice Data. Airborne Global will provide each Monthly Invoice in a manner that complies with all requirements of applicable tax laws and accounting standards and which, together with the Weekly Activity Statements and supporting documentation for the calendar month covered by that invoice, provides sufficient information for Amazon to determine the accuracy of the amounts invoiced thereon. Airborne Global and the Carriers will retain copies of relevant documentation supporting the invoiced amounts for a period of three years from the date of the Monthly Invoice to which such documentation relates and, during that three year period, Amazon may inspect and audit such documentation upon request to Airborne Global.

7.
Segregating Accounts. At Amazon’s election from time to time, Airborne Global will promptly create separate accounts and issue separate invoices for Amazon and each Amazon Affiliate for which it provides Services and, to the extent applicable, each Third Party Shipper. The payment obligation under each such separate account and invoice is a separate obligation solely of Amazon, the Amazon Affiliate, or the Third Party Shipper as applicable, to which the invoiced Services were provided, and no other Person will have any obligation with respect to such account or under such invoice

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

8.
Payment; Disputes. Amazon will pay undisputed portions of Airborne Global’s properly submitted invoices within [*] days of receipt of the relevant invoice. Disputed invoices, payments, credits or other amounts will be rejected, challenged or short paid (as applicable) with appropriate explanation of the discrepancy. In the event that any invoice, payment, credit or other amount is reasonably disputed, the disputing Party will notify the other Party of such dispute on or before the date that such invoice, payment or credit is due to be paid or issued (the “Disputed Notice Date”). The notification of a dispute will not relieve the disputing Party of its obligations with respect to any non-disputed amounts. As soon as possible after receipt of notification of a dispute, the Parties will convene their responsible managers in order to resolve such dispute in good faith and through the application of reasonable commercial efforts. In the event that the responsible managers are unable to resolve such dispute within [*] days after the Disputed Notice Date (in which case the settled amount will be paid within [*] days of such resolution), then such dispute will be escalated to a Vice President of Amazon and the Chief Financial Officer of Airborne Global for resolution. In the event that the Vice President of Amazon and Chief Financial Officer of Airborne Global are unable to resolve the dispute or the disputing Party has not paid the disputed amount within [*] days after the Disputed Notice Date (in which case the settled amount will be paid within [*] days of such resolution), then the Parties may pursue their respective rights in accordance with Section 13.3 of the Agreement. Airborne Global and each Carrier will be entitled to refuse to pick up any further parcels under Work Orders if Amazon fails to cure any payment default (which default, for clarity, does not include non-payment of a disputed invoice, payment, credit or other amount) within [*] Business Days after receiving written notice of such delinquency, except that Airborne Global and each Airborne Global Provider: will (A) continue to provide Services under the Agreement and Work Orders through the notice period; and (B) deliver all parcels that have been picked up through such notice period. Notwithstanding the foregoing, Amazon has no obligation to pay any fees or expenses invoiced more than [*] months after the relevant Service was performed.

9.
In all cases, payments to Airborne Global will be made in United States currency and will be sent at Amazon’s expense via irrevocable wire transfer in immediately available funds to the following account:

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

[*]    [*]
[*]    [*]
[*]    [*]
[*]
Beneficiary Name:     LGSTX Services Inc.
ABA #:     [*] Wire
ABA #    [*] ACH
Account #:    [*]
SWIFT #:    [*]

11.
Interest on Overdue Amounts. Any payment or credit not made when due will bear interest at a rate equal to [*], from the date which is [*] Business Days after the Party that owes the past due payment or credit receives written notice thereof until Airborne Global or Amazon receives the applicable payment or credit, as applicable.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit F
Amazon Guaranty
EXHIBIT G: FORM OF AMAZON GUARANTY AGREEMENT
GUARANTY
This Guaranty (this “Guaranty”) is entered into as of __________, 2016 by Amazon.com, Inc., a Delaware corporation Delaware (“Guarantor”), in favor of Airborne Global Solutions, Inc., a Delaware corporation (“Airborne Global”).
RECITALS
Airborne Global and Amazon Fulfillment Services, Inc., a Delaware corporation (“Amazon”), have entered into that certain Air Transportation Services Agreement, effective April 1, 2016 (the “Agreement”); and
Pursuant to the Agreement, Airborne Global and certain Airborne Global Providers have entered into, or will in the future enter into, with Amazon or its Affiliates, certain Work Orders pursuant to which Airborne Global and such Airborne Global Providers will provide Services. All capitalized terms not defined in this Guaranty have the respective meanings set forth in the Agreement.
Guarantor owns (either directly or indirectly) all of the capital stock of Amazon; and
In consideration for Airborne Global agreeing to enter into the Agreement and the Airborne Global Providers agreeing to enter into the Work Orders, Guarantor desires to guaranty the performance of the payment obligations of Amazon and its Affiliates under the Agreement and the Work Orders;
Based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1. Definitions. The definitions set forth in the above Recitals are hereby incorporated as if fully set forth in this Section 1.
2. Guaranty. Guarantor, as a primary obligor and not as surety, hereby guarantees, without any setoff or other deduction, to Airborne Global the due, punctual and full payment of all of payment obligations of the Amazon and its Affiliates (if any) under the Agreement and each Work Order when and as the same becomes due and payable in accordance with the terms thereof, without regard to how such payment obligations are described or characterized in the Agreement or any such Work Order (with all of the obligations, covenants, terms, conditions, undertakings and liabilities described in this Section 2 collectively referred to as the “Guaranteed Obligations”).
This Guaranty is continuing, irrevocable, absolute and unconditional and a guaranty of payment and not of collectability, and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Amazon or any of its Affiliate or the exercise or assertion of any other right or remedy to which Airborne Global is or may be entitled under or in

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

connection with the Agreement or any Work Order. If for any reason whatsoever Amazon or any of its Affiliate will fail or be unable duly, punctually and fully to pay such amounts as and when the same will become due and payable in accordance with the terms of the Agreement, Guarantor will promptly pay or cause to be paid such amounts under the terms of the Agreement.
Notwithstanding anything to the contrary herein, the aggregate maximum amount recoverable under this Guaranty is limited to the amount set forth next to the applicable calendar year in Schedule 1 to this Guaranty plus expenses as set forth in Section 9 hereof.
3. Character of Obligations of Guarantor. Subject to the provisions of Section 8 hereof, the obligations of Guarantor set forth in this Guaranty will remain in full force and effect until payment of the Guaranteed Obligations in full, and will not be released, discharged or in any way affected by any of the following:
(a)    any amendment, modification, addition, deletion or supplement to or of or other change in the Guaranteed Obligations, the Agreement or any Work Order;
(b)    any failure, omission or delay on the part of Amazon or any of its Affiliates to conform or comply with any term of any of the Agreement or any Work Order;
(c)    any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, winding up or similar proceeding with respect to Amazon or any of its Affiliates; or
(d)    any merger or consolidation of Amazon, any of its Affiliates, or Guarantor into or with any other corporation, or any other corporate change in Amazon, any of its Affiliates, or Guarantor, or any sale, lease or transfer of any of the assets Amazon, any of its Affiliates, or Guarantor to any other person, or any change in the ownership of any shares of capital stock of Amazon, any of its Affiliates, or Guarantor.
4. Waiver and Agreement. Guarantor waives any and all notice of the creation, modification, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Airborne Global upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, will conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by applicable law:
(a)    acceptance of this Guaranty and proof of reliance by Airborne Global hereon;
(b)    notice of any of the matters referred to in Section 3 hereof, or any right to consent or assent to any thereof;

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(c)    any right to the enforcement, assertion or exercise by Airborne Global against Amazon or any of its Affiliates of any right, power, privilege or remedy conferred upon Airborne Global in the Agreement or any Work Order or otherwise;
(d)    any requirement of diligence on the part of any person; and
(e)    any requirement that Amazon, any of its Affiliates, or any other person be joined as a party to any proceeding for the enforcement of any term of the Agreement or any Work Order.
5. Subrogation. Guarantor will be subrogated to any rights of Airborne Global against any Amazon or any of its Affiliates in respect of which a payment is made by Guarantor hereunder; provided, however, that Guarantor will not enforce or attempt to enforce such rights until such time as the Guaranteed Obligations at issue have been discharged in full.
6. Airborne Global’s Remedies. Each and every remedy of Airborne Global under or with respect to this Guaranty will, to the extent permitted by applicable Law, be cumulative and will be in addition to any other remedy given under this Guaranty, or under the Agreement, or now or hereafter existing at Law or in equity, except that Airborne Global will not be entitled to any double recovery.
7. Representations and Warranties. Guarantor hereby represents and warrants to Airborne Global that the following statements are true and correct as of the date of this Guaranty:
7.1.    Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
7.2.    Guarantor has the corporate power and authority to enter into this Guaranty. The making, execution and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action, this Guaranty has been duly executed and delivered by Guarantor and this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally, including, without limitation, fraudulent conveyance laws, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
7.3.    The execution, delivery and performance of this Guaranty: (a) does not violate any provision of any existing Law binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or Governmental Entity binding on Guarantor, or the charter or bylaws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Guarantor, and (b) will not result in the creation or imposition of any encumbrance on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

undertaking. No consent, license, approval, order or authorization of, or registration, filing, or declaration with, any Governmental Entity is required to be obtained by Guarantor, and no consent of any third party is required to be obtained by Guarantor, in connection with the execution, delivery and performance of this Guaranty or the taking of the actions contemplated hereby, except for consents, authorizations, filings and notices that have been obtained or made. There is no order or action pending or, to the knowledge of Guarantor, threatened against Guarantor, in either case as of the date of this Guaranty, that individually or when aggregated with one or more other actions has or would reasonably be expected to have a material adverse effect on Guarantor’s ability to perform this Guaranty.
8. Expiry. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein are valid and will continue in full force and effect until such time as all of the Guaranteed Obligations, including expenses that the Guarantor is obligated to pay pursuant to Section 9 hereof, are paid finally and irrevocably in full. Notwithstanding the foregoing, all of the Guarantor’s obligations under this Guaranty will terminate absolutely, whether or not this Guaranty has been returned to the Guarantor by Airborne Global, to the extent that Airborne Global has not made a demand for payment under this Guaranty within two years after the termination or expiration of the Agreement.
9. Expenses. Guarantor will pay to Airborne Global on demand each reasonable, documented out of pocket cost and expense (including, without limitation, attorneys’ fees) hereafter actually incurred by Airborne Global in endeavoring to enforce any obligation of Guarantor pursuant to this Guaranty or to preserve or exercise any right or remedy against Guarantor pursuant to this Guaranty or arising as a result of this Guaranty, except that, in connection with any legal action Airborne Global will not be entitled to such costs or expenses if Airborne Global does not prevail.
10. Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Guarantor and Airborne Global.
11. Applicable Law. This Guaranty will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
12. Section Headings. The section headings are inserted for convenience only and are not to be construed as part of this Guaranty.
13. Notices. All notices and other communications to be made or given pursuant to this Guaranty will be made or given in the manner provided in Section 13.4 of the Agreement, if to Guarantor, to the following location:
Amazon.com, Inc.
410 Terry Avenue North
Seattle, WA 98109-5210
Facsimile: [*]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Telephone: [*]
Attention: General Counsel

14. Assignment. Guarantor may not assign this Guaranty, and its rights and obligations hereunder, without the prior written consent of Airborne Global. This Guaranty may not be transferred or assigned by Airborne Global without the prior written consent of Guarantor, except that Airborne Global may transfer and assign this Guaranty to any of its Affiliates of Airborne Global without Guarantor’s prior consent.
15. Successor. This Guaranty is binding upon any successor to Guarantor.
16. No Other Writing. This writing is intended by the parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect thereto.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.
AMAZON.COM, INC.
By:______________________________
Its: ______________________________
Title: ____________________________

ACCEPTED AND AGREED:
AIRBORNE GLOBAL, INC.:
By: _____________________________
Its: _____________________________
Title: ___________________________

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

SCHEDULE 1 TO AMAZON GUARANTY: ANNUAL CAP

Year	Maximum Recoverable Amount
2016	$[*]
2017	$[*]
2018	$[*]
2019	$[*]
2020	$[*]
2021	$[*]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit G
Aircraft Lease Terms

1.	Term

a.	767-200 model Aircraft – 5 years

a.	767-300 model Aircraft – 7 years

1.	Monthly Basic Rent

a.	767-200 model Aircraft - $[*] for years 1, 2, and 3 and $[*] for years 4 and 5

b.	767-300 model Aircraft (Express configuration) - $[*]

c.	767-300 model Aircraft (Heavyweight configuration) - $[*]

2.	Early Termination

a.	767-200 model Aircraft – Amazon early termination option at the anniversary of year 3, subject to an early termination fee equal to [*].

b.	767-300 model Aircraft (Express configuration) – Amazon early termination option at the anniversary of year 5, subject to an early termination fee equal to [*].

c.	767-300 model Aircraft (Heavyweight configuration) – Amazon early termination option at the anniversary of year 5, subject to an early termination fee equal to [*].
4. Delivery and Return Condition Requirements
The delivery and return condition requirements for each of the 767-200 and 767-300 model aircraft are set forth in two sets of Appendices G and H (one for each model) attached to Exhibit H (Form of Aircraft Lease Agreement).

G-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit H-1
Form of Aircraft Lease Agreement (Boeing 767-200)
(includes forms of Delivery/Return Conditions for Boeing 767-200 and 767-300)

H-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

EXHIBIT H
FORM OF AIRCRAFT LEASE AGREEMENT
AIRCRAFT LEASE AGREEMENT
(MSN ____________)
DATED AS OF _________, 20__
BETWEEN
CARGO AIRCRAFT MANAGEMENT, INC.,
AS LESSOR
AND
AMAZON FULFILLMENT SERVICES, INC.,
AS LESSEE
RELATING TO
ONE BOEING MODEL 767-200 AIRCRAFT
SERIAL NUMBER ____________
U.S. REGISTRATION NO. N____________

*NOTE: This form of Aircraft Lease Agreement applies for Boeing 767-200 aircraft. The form of Aircraft Lease Agreement for Boeing 767-300 aircraft will be substantially the same as this form

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

except as necessary to reflect the different aircraft type. Any differences between this form and the form for 767-300 aircraft not specifically addressed in the Air Transportation Services Agreement will be mutually-agreed upon by Lessor and Lessee.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

TABLE OF CONTENTS

1.	Definitions 1

2.	Conditions Precedent. 8

2.1.	Lessor’s Conditions Precedent 8

2.2.	Lessee’s Conditions Precedent 10

3.	Lease of Aircraft; Inspection; Technical Acceptance; Delivery. 11

3.1.	Lease of the Aircraft 11

3.2.	Term 12

3.3.	Anticipated Delivery Date 12

3.4.	A Lease Only 12

3.5.	Delivery 12

3.6.	Condition of the Aircraft; Modifications 12

3.7.	Inspection 12

3.8.	Acceptance 14

3.9.	Modifications 14

4.	Lessor Guaranty; Payments; Method of Payment. 14

4.1.	Guarantees 14

4.2.	Basic Rent 14

4.3.	Basic Rent Payments 15

4.4.	Variable Rent 15

4.5.	Variable Rent Payments 15

4.6.	Engine Maintenance Program 15

4.7.	Payments in Dollars to Designated Bank Account 15

4.8.	Due Date Not on Business Day 16

4.9.	No Abatement 16

4.10.	Interest on Overdue Amounts. 16

5.	Registration; Nameplates; Filings. 16

5.1.	Registration 16

5.2.	Nameplates 16

5.3.	Filings 16

6.	Possession, Use and Operation of the Aircraft; Risk of Loss or Damage. 16

6.1.	Possession of Aircraft; Operations 16

6.2.	Possession of Engines 17

6.3.	Pooling of Parts 19

6.4.	Commercial Operations 19

6.5.	Lawful Use 20

6.6.	Freight Operations 20

6.7.	Use Within Insurance Coverage 20

6.8.	Net Lease 20

6.9.	Risk of Loss or Damage 20

i

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7.	Maintenance and Modifications. 21

7.1.	Maintenance of the Aircraft; ADs 21

7.2.	Maintenance of the Aircraft Documents 23

7.3.	Authorized Maintenance Provider 23

7.4.	Replacement of Parts 23

7.5.	Title to Parts 23

7.6.	Removal of Engines 23

7.7.	Equipment Changes 24

7.8.	Summary of Flight Hours, Cycles; Technical Information 25

7.9.	Inspections 25

7.10.	Aircraft Painting 26

8.	Taxes. 26

8.1.	Lessee Taxes 26

8.2.	Lessor Taxes; Indemnity. 26

8.3.	Lessor’s Indemnities Payable on After-Tax Basis; Payments in Respect of Tax Benefits 27

8.4.	Lessee’s Indemnities Payable on After-Tax Basis; Payments in Respect of Tax Benefits 27

8.5.	Payment of Tax. 27

8.6.	Tax Exemptions, Rebates, and Credits. 27

9.	Liens. 28

9.1.	Permitted Liens 28

9.2.	Other Liens 28

10.	Indemnification. 28

10.1.	Lessee Indemnification and Holding Harmless 28

10.2.	Lessor Indemnification and Holding Harmless 29

10.3.	Surviving Obligations 30

10.4.	Not an Indemnified Party 30

11.	Insurance. 30

11.1.	Aviation Third Party Legal Liability Insurance 30

11.2.	Aircraft Hull Insurance 31

11.3.	Default 33

11.4.	Certificates 33

11.5.	Premiums 33

11.6.	Claims 33

11.7.	Application of Payments During Continuation of a Lessee Event of Default 33

12.	Assignment. 34

12.1.	Assignment by Lessee 34

12.2.	Assignment by Lessor 34

12.3.	Assignment of Warranties 34

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

13.	“As-Is” Condition, Disclaimer and Release 35

14.	Representations and Warranties. 35

14.1.	Lessee’s Representations and Warranties 35

14.2.	Lessor’s Representations and Warranties 36

15.	Covenants. 37

15.1.	Lessee’s Covenants 37

15.2.	Lessor’s Covenants 38

16.	Default; Remedies. 39

16.1.	Events of Default 39

16.2.	Remedies 41

16.3.	No Waiver 44

16.4.	Costs and Expenses 44

17.	Return of Aircraft. 44

17.1.	Return, Place and Time of Return 45

17.2.	Aircraft Return Condition Requirements 45

17.3.	Return Receipt 45

17.4.	Specific Performance 45

17.5.	Lessee’s Obligations Continue 45

18.	Return Condition Requirements 45

18.1.	Condition 45

18.2.	Final Inspection 46

18.3.	Check Flight 46

18.4.	Conditions Cumulative 46

18.5.	Financial Adjustments 46

18.6.	Painting 46

19.	Total Loss. 46

19.1.	Total Loss of the Aircraft 46

19.2.	Engine Total Loss 47

19.3.	Surviving Engine 47

20.	Miscellaneous 48

20.1.	Entire Agreement 48

20.2.	Amendment and Waiver 48

20.3.	Applicable Law 48

20.4.	Legal Costs and Expenses 48

20.5.	DISCLAIMER OF DAMAGES 49

20.6.	Further Assurances 49

20.7.	Notices 49

20.8.	Counterparts 50

20.9.	Brokers 50

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

20.10.	Lessor’s Lender 50

20.11.	Lessee’s Early Termination Rights 51

20.12.	Construction 51

20.13.	Truth in Leasing. 52

Appendix A: Description of Airframe and Engines

Appendix B: Particular Commercial Conditions

Appendix C: List of Aircraft Documents To Be Delivered with Aircraft

Appendix D: Form of Technical Acceptance Certificate

Appendix E: Form of Lease Supplement

Appendix F: Return Receipt

Appendix G: Delivery Conditions

Appendix H: Return Condition Requirements

Appendix I Form of Lessor Guaranty

Appendix J: Form of Lessee Guaranty

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

AIRCRAFT LEASE AGREEMENT
(MSN ____________)
THIS AIRCRAFT LEASE AGREEMENT (MSN ____________) (this “Agreement”), dated and effective as of __________, ________ (the “Effective Date”), is between Cargo Aircraft Management, Inc., a Florida corporation (“Lessor”), and Amazon Fulfillment Services, Inc., a Delaware corporation (“Lessee”).
RECITALS
Lessee desires to lease the “Aircraft” (as defined in Section 1) from Lessor; and
Lessor is agreeable to leasing the Aircraft to Lessee, upon and subject to the terms and conditions of this Agreement.
In consideration of the premises, and of the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the Parties agree as set forth herein:
AGREEMENT
1.Definitions.
“ACMI” means aircraft, crew, maintenance, and insurance.
“Additional Insured” is defined in Section 11.1.
“AD Shared Expenses” is defined in Section 7.1.2(b).
“ADs” means any airworthiness directive or comparable document issued by the Aviation Authority or any other Governmental Entity affecting the Airframe, the Engines, the APU, or the Parts and requiring compliance during the Term.
“Affiliate” means, with respect to a specified entity, any other entity that, directly or indirectly, controls, is controlled by, or is under common control with such specified entity, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, or otherwise.
“Agreed Value” means the value specified as such in Appendix A and is defined in the London insurance market in relation to aviation hull policies.
“Aircraft” means, collectively, the Airframe, the Engines, the APU, the Parts, and the Aircraft Documents.
“Aircraft Documents” means the documents listed in Appendix C and all other records, documents, log books, manuals, drawings, and data relating to the Aircraft and developed or caused

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

to be developed by Lessee or required by the Aviation Authority, as updated and maintained through the Return Date.
“Airframe” means the Boeing model 767-200SF airframe described in Appendix A, together with all Parts, excluding, however, the Engines or any other engines from time to time installed on the Aircraft, but including each QEC.
“AMM” means the Aircraft Maintenance Manual issued by the Manufacturer(s), as may be revised, amended, modified, replaced, or restated from time to time.
“Anticipated Delivery Date” means ______________ ____, 201_, which is the date that the Parties anticipate that the Aircraft will be delivered to Lessee pursuant to the terms and conditions of this Agreement.
“APU” means the auxiliary power unit installed on the Aircraft on the Delivery Date (or any substitution therefor made during the Term pursuant to this Agreement), together with all Parts installed on the auxiliary power unit.
“APU Hours” means the time as measured in hours and minutes during which the APU is operated.
“ATSA” means the Air Transportation Services Agreement dated March 8, 2016, between Airborne Global Solutions, Inc. and Lessee.
“Authorized Maintenance Provider” means any repair station licensed or certified by the Aviation Authority acting within the scope of its authorization.
“Aviation Authority” means the FAA and any other Governmental Entity having jurisdiction over the Aircraft and this Agreement or Lessee’s (or any other operator of the Aircraft’s) operations, and any successors thereto, respectively (with the understanding that, should the Aircraft be registered in a country other than the United States, this definition will include all Governmental Entities outside of the United States with jurisdiction over the Aircraft).
“Basic Rent” means the amount specified in Appendix B and payable in accordance with Sections 4.2 and 4.3.
“Business Day” is defined in Section 20.12.
“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001.
“Carrier” means ABX Air, Inc., Air Transportation International, Inc., each a Delaware corporation or, with the prior written consent of a Vice President of Lessee, any certificated cargo air carrier that becomes an Affiliate of Lessor after the Effective Date.
“Carrier Sublease” means a sublease of the Aircraft to a Carrier.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Carrier Sublease Transition” means the termination of a Carrier Sublease where the Aircraft is returned to Lessee (as sublessor under the Carrier Sublease) by the Carrier (as sublessee under the Carrier Sublease) prior to the Expiration, and the Aircraft will not be immediately subject to another Carrier Sublease or returned to Lessor.
“Certification Requirements” is defined in Section 8.2.
“Claims” is defined in Section 10.1.
“Cycle” means one take-off and the next subsequent landing of the Aircraft.
“days” is defined in Section 20.12.
“Default” means any event which, with the giving of notice, lapse of time, or both, would become an Event of Default.
“Delivery” is defined in Section 3.5.
“Delivery Condition Requirements” is defined in Section 3.6.1.
“Delivery Date” means the date on which the Delivery occurs.
“Delivery Location” means Wilmington Airpark, Wilmington, Ohio or such other location as may be mutually agreed by the Parties in writing.
“Delta Engine Program” means the program in effect from time to time with respect to the Engines pursuant to a an agreement between Lessor (or its Affiliates) and, Delta Air Lines, Inc.
“Discretionary Termination Effective Date” is defined in Section 20.11.1.
“Dollars” means United States Dollars.
“Early Termination Fee” means the amount specified in Appendix B.
“EASA” means the European Aviation Safety Agency and all successors thereto.
“Effective Date” is defined in the Preamble.
“Engine” means either of the two engines identified as to manufacturer and type and by serial number on the Lease Supplement (each of which will have more than 1750 pounds of thrust or its equivalent), together with all Parts installed on the engine, and any engine substituted for an Engine pursuant to the terms hereof.
“Engine Hour Rate” means the amount specified in Appendix B.
“Engine Hours” means each hour that during which an Engine is operated, computed from removal of the wheel chocks from the front of the Aircraft (or the aircraft on which the Engine is

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

installed pursuant to Section 6.1) until the placement of wheels chocks in front of the Aircraft at the end of such flight and rounded to the nearest tenth of an hour.
“Engine Cycle Rate” means the amount specified in Appendix B.
“Engine Cycles” means, for an Engine, one take-off and subsequent landing by the Aircraft.
“Equipment Change” is defined in Section 7.7.
“Event of Default” means a Lessee Event of Default or a Lessor Event of Default, as applicable.
“Expiration” means the end of the Term by reaching the Expiration Date or as a result of a Termination.
“Expiration Date” means the date five years from the Delivery Date, unless this Agreement is terminated earlier.
“FAA” means the United States Federal Aviation Administration and all successors thereto.
“FAR” means the Federal Aviation Regulations issued by the FAA, as same may be amended, modified, restated, or replaced from time to time.
“Final Inspection” is defined in Section 18.2.
“Flight Hours” means, with respect to the Aircraft, the time as measured in hours and minutes elapsing from the moment at which the wheels of the Aircraft leave the ground on a takeoff until the wheels of the Aircraft touch the ground on the next landing of the Aircraft.
“Governmental Entity” means: (a) any national government, any political subdivision thereof, or local authority therein, whether foreign or domestic; (b) any agency, board, commission, department, division, organ, instrumentality, or court of any of the foregoing, however constituted; and (c) any organization, association, or institution, of which any of the foregoing is a member or to whose jurisdiction it is subject or in whose activities it is a participant.
“IAI” means Israel Aerospace Industries, Ltd. or such other facility as may be performing conversion functions for the Aircraft.
“IATA” means the International Air Transportation Association.
“Indemnifiable Lessee Withholding Taxes” is defined in Section 8.3.
“Indemnifiable Lessor Withholding Taxes” is defined in Section 8.4.
“Inspection” is defined in Section 3.7.1.
“International Registry” means the registry established and maintained pursuant to the Cape Town Convention.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Joint Appraiser” is defined in Section 16.2.6(g).
“Joint Appraiser’s Calculation” is defined in Section 16.2.6(g).
“Law” means: (a) any statute, regulation, by-law, ordinance or subordinate legislation in force to which a Party is subject including all Federal and state securities laws; (b) the common law as applicable to the Parties; (c) any binding court order, judgment or decree; (d) any applicable industry code, policy, or standard, in each case enforceable by law; and (e) all applicable statutory and all other rules, guidance regulations, instruments and provisions in force including the rules, codes of conduct, codes of practice, practice requirements guidance and accreditation terms stipulated by any Governmental Entity to which any Party is subject.
“Lease Supplement” means the Lease Supplement No. 1, substantially in the form of Appendix E, which, as of the Delivery Date, will be executed by Lessor and Lessee and, together with this Agreement, filed with the FAA for recordation (assuming that the Aircraft is registered in the United States) with the economic terms in Appendix B deleted in the document filed for such purposes to the extent not prohibited by Law.
“Lessee Event of Default” means any one of the events specified in Section 16.1.1.
“Lessee Guarantor” means Amazon.com, Inc.
“Lessee Guaranty” means a guaranty agreement in the form attached as Appendix J.
“Lessee Indemnified Parties” is defined in Section 10.2.
“Lessee Taxes” is defined in Section 8.1.
“Lessee Withholding Taxes” is defined in Section 8.3.
“Lessor Default Acquisition” is defined in Section 16.2.6.
“Lessor Default Acquisition Payment” is defined in Section 16.2.6(g)
“Lessor Event of Default” means any one of the events specified in Section 16.1.2.
“Lessor Guarantor” means Air Transport Services Group, Inc.
“Lessor Guaranty” means a guaranty agreement in the form attached as Appendix I.
“Lessor Indemnified Parties” is defined in Section 10.1.
“Lessor’s Lender” is defined in Section 20.10.
“Lessor’s Liens” means Liens on or relating to or affecting the Aircraft, the Airframe, the Aircraft Documents, Engines, APU or any Parts arising as a result of: (a) claims against Lessor not created by this Agreement; (b) acts of Lessor neither permitted nor required to be taken by Lessor under this Agreement; (c) the transfer by Lessor of its interest or any part thereof in the Aircraft;

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(d) Taxes imposed against Lessor which Lessee has not agreed to indemnify against pursuant hereto; or (e) any act, omission, or circumstance occurring or omitted prior to the Delivery Date or after the Return of the Aircraft (for clarity, “Lessor” as used in this definition shall include Affiliates of Lessor).
“Lessor Taxes” is defined in Section 8.2.
“Lessor Withholding Taxes” is defined in Section 8.4.
“LIBOR” means the average of the London interbank offered rate for deposits in U.S. dollars as set forth by the Bloomberg Information Service or any successor thereto determined as of approximately 11:00 a.m. (London time) for each day that the relevant interest accrues.
“Lien” means any lien, mortgage, charge, deed of trust, claim, encumbrance, pledge, hypothecation, attachment, license, assignment by way of security or security interest, including: (a) any preferential arrangement resulting in a secured transaction or having the same economic or legal effect as a lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, license, assignment by way of security or security interest; (b) any agreement to give any lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, license, assignment by way of security or security interest; (c) the interest of a vendor or a lessor under any conditional sale agreement, lease, hire purchase agreement, or other title retention arrangement; or (d) any statutory or other right of a Governmental Entity to detain, hold or seize an aircraft or any part thereof which is presently exercisable with respect to such aircraft.
“Loss Payees” is defined in Section 11.2.2.
“Maintenance Program” means: (a) with respect to the Aircraft, the Aviation Authority-approved maintenance program as set forth in the maintenance manual for the approved operator of the Aircraft; and (b) with respect to the Engines, the maintenance program under which the Engines are maintained, as such programs may be amended during the Term in accordance with the requirements of the Aviation Authority.
“Manufacturer” means: (a) as to the Airframe, The Boeing Company; and (b) as to the Engines, the General Electric Corporation.
“Minimum Liability Coverage” means the amount specified as such in Appendix B, designating the minimum Combined Single Limit under the airline liability insurance required pursuant to this Agreement.
“MPD” means the relevant Maintenance Planning Document issued by the Manufacturer(s), as same may be revised, amended, modified, replaced, or restated from time to time.
“Other Aircraft” means each and every aircraft that are the subject of the Other Lease Agreements.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Other Lease Agreements” means, collectively, each aircraft lease agreement between Lessor (or an Affiliate of Lessor), as lessor, and Lessee (or an Affiliate of Lessee), as lessee, in effect from time to time relating to a Boeing model 767 model aircraft.
“Parts” means any item, including materials, accessories, components, equipment, appliances, instruments, avionics, appurtenances, furnishings, and any other equipment or components of whatever nature (other than the Engines), which are installed in or attached or appurtenant to the Aircraft or either of the Engines.
“Party” means Lessor, Lessor Guarantor (with respect to the Lessor Guaranty), Lessee, and Lessee Guarantor (with respect to the Lessee Guaranty).
“Permitted Lien” is defined in Section 9.1.
“QEC” means all of the “quick engine change” components associated with each Engine.
“Rent” means Basic Rent and Variable Rent, if applicable.
“Rent Date” means the Delivery Date and the first day of each calendar month after the Delivery Date until the Return Date.
“Replacement Engine” is defined in Section 6.2.3.
“Return” means the return and redelivery of the Aircraft to Lessor in accordance with Sections 17 and 18.
“Return Condition Requirements” is defined in Section 18.1.
“Return Date” means the date at Expiration or upon earlier Termination when the Aircraft is actually returned to Lessor in conformity with the Return Condition Requirements.
“Return Location” means Wilmington Airpark, Wilmington, Ohio or such other location as may be mutually agreed between the Parties in writing.
“Severity Ratio” means, for each calendar month, the total number of Engine Hours accrued on the Aircraft and all Other Aircraft in the calendar month divided by the total number of Engine Cycles accrued on the Aircraft and all Other Aircraft in such calendar month.
“Special FAA Counsel” means Crowe & Dunlevy P.C., Oklahoma City, Oklahoma.
“Sublease” means a sublease of the Aircraft to a Third Party Carrier.
“Substitute Aircraft” is defined in Section 2.2.2.
“Surviving Engine” is defined in Section 19.3.
“Taxes” means any and all taxes (including withholding taxes, value added taxes, deductions, transaction privilege taxes, sales taxes or assessments of any kind or form), charges, fees, imposts,

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

levies, or other charges of any nature, together with any penalties, fines, or interest thereon or other additions thereto which are imposed, withheld, levied, or assessed by or on behalf of, or otherwise payable to, any Governmental Entity.
“Technical Acceptance Certificate” is defined in Section 3.8.
“Term” is defined in Section 3.2.
“Termination” means the termination of the lease of the Aircraft under this Agreement, which termination arises prior to the Expiration Date pursuant to Section 2.1, 2.2, 7.1.2(c), 16.2, 19.1 or 20.11 hereof, or otherwise under this Agreement.
“Termination Date” means the date on which a Termination is effective.
“Third Party Carrier” means any certificated air carrier possessing the required certifications from the relevant Aviation Authority to provide commercial cargo airline services with the Aircraft other than a Carrier.
“Total Loss” means any of the following events with respect to the Airframe, an Engine, or the Aircraft Documents: (a) the destruction, damage beyond economical repair, or such property becoming permanently unfit for normal use, for any reason whatsoever; (b) any event which results in an insurance settlement on the basis of actual or constructive or compromised or agreed or arranged total loss; (c) the disappearance of the Aircraft, if the Aircraft is unreported for a period of 30 days after commencement of a flight; (d) loss of possession or loss of use by Lessee for a period of more than 30 days due to hijacking, theft, or other criminal actions; (e) the condemnation, confiscation, appropriation, expropriation or seizure of, or requisition of title to or use of, the Aircraft or an Engine by any Governmental Entity, other than a requisition for use by any Governmental Entity of the United States or any political subdivision thereof, for a period of three months or more; or (f) the operation or location of the Aircraft, while under requisition for use by any Governmental Entity, in any areas excluded from coverage by any insurance policy in effect with respect to such Aircraft required by the terms of this Agreement, unless Lessor and Lessee will have obtained an indemnity in freely transferable Dollars from that Governmental Entity covering the risks excluded from coverage and satisfactory to both Lessor and Lessee.
“Variable Rent” means the amounts due for the Engine Cycle Rate and Engine Hour Rate as calculated under Section 4.5.
“Written Summaries” is defined in Section 7.8.1.
2.    Conditions Precedent.
2.1.    Lessor’s Conditions Precedent.
2.1.1.    Lessor’s obligation to deliver and to lease the Aircraft to Lessee will be subject to satisfaction of each of the following conditions precedent (or waiver by Lessor):

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(a)    All of the representations and warranties of Lessee set forth in Section 14.1 will be true and correct in all material respects as of the Effective Date and as of the Delivery Date.
(b)    Lessor will have received, on or before the Delivery Date, all of the following, all of which will be in form and substance satisfactory to Lessor:
(i)    The Lessee Guaranty as executed by Lessee Guarantor;
(ii)    a certificate of insurance issued by the insurer or broker for Lessee (or Lessee’s sublessee/operator) evidencing compliance with the insurance provisions of Section 11;
(iii)    the Technical Acceptance Certificate in the form of Appendix D, as executed by Lessee; and
(iv)    the Lease Supplement, executed by Lessee.
(c)    No loss or destruction to the Aircraft will have occurred, except to the extent covered by insurance with respect to the Aircraft.
(d)    Lessee will have made payment of the first installment of Basic Rent in accordance with Section 4.2.
(e)    A Lessee Event of Default will not have occurred and be continuing under any of the Other Lease Agreements (as defined by the Other Lease Agreements).
(f)    Assuming that the Aircraft is registered in the United States, Lessee will have: (a) delivered to Special FAA Counsel its original signature for this Agreement and the Lease Supplement; and (b) irrevocably authorized and instructed Special FAA Counsel to file original counterparts of this Agreement and the Lease Supplement with the FAA (excluding the financial terms which will be “intentionally left blank for FAA filing purposes”) for recordation upon satisfaction or waiver of the conditions precedent set forth in Section 2.2. If the Aircraft is not registered in the United States, Lessee will have taken all required steps to file or register this Agreement with the applicable Aviation Authority to the extent permitted by Law (excluding the financial terms to the extent not prohibited by Law).
(g)    Assuming that the Aircraft is registered in the United States, Lessee will have: (a) taken all required steps to appoint Special FAA Counsel as its Professional User Entity for purposes of registering its international interest under this Agreement with the International Registry; and (b) irrevocably authorized and instructed Special FAA Counsel to register such international interest with the International Registry upon satisfaction or waiver of the conditions precedent set forth in Section 2.2. If the Aircraft is not registered in the United States, Lessee

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

nevertheless will have taken all required steps to register the international interest under this Agreement with the International Registry to the extent necessary to satisfy the provisions of this Section 2.1.1(g) only to the extent required by Lessor’s Lender or as required by applicable Law.
2.1.2.    If due to Lessee’s failure to satisfy any of the above conditions precedent under this Section 2.1 (and expressly excluding a failure of Lessor or the Aircraft to conform to the requirements of Section 2.2) the Aircraft will not have been delivered to and accepted by Lessee within 30 days after the Anticipated Delivery Date, then Lessor will have the right (but not the obligation) to terminate this Agreement upon notice to Lessee and this Agreement will be of no further force or effect and neither Party will have any further obligation to the other with respect to the Aircraft.
2.2.    Lessee’s Conditions Precedent.
2.2.1.    Lessee's obligation to lease the Aircraft from Lessor will be subject to satisfaction of each of the following conditions precedent (or waiver by Lessee):
(a)    Lessee will have executed and delivered the Technical Acceptance Certificate to Lessor pursuant to Section 3.8.
(b)    No loss or destruction to the Aircraft will have occurred since Lessee delivered the executed Technical Acceptance Certificate to Lessor pursuant to Section 3.8.
(c)    The Aircraft will be validly registered with the Aviation Authority in the name of Lessor (or such other party as required by the Aviation Authority).
(d)    A Lessor Event of Default will not have occurred and be continuing under any of the Other Lease Agreements (as defined by the Other Lease Agreement).
(e)    Lessor will have executed and delivered the Lease Supplement.
(f)    Assuming that the Aircraft is registered in the United States, Lessor will have: (i) delivered to Special FAA Counsel its original signature for this Agreement and the Lease Supplement; and (ii) irrevocably authorized and instructed Special FAA Counsel to file original counterparts of this Agreement and the Lease Supplement with the FAA (excluding the financial terms which will be “intentionally left blank for FAA filing purposes”) for recordation upon satisfaction of the conditions precedent set forth in Section 2.1. If the Aircraft is not registered in the United States, Lessor will have taken all required steps to file or register this Agreement with the applicable Aviation Authority (excluding the financial terms to the extent permitted by Law).
(g)    Assuming that the Aircraft is registered in the United States, Lessor will have: (i) obtained an authorization code from the FAA for the international

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

interest created by this Agreement with respect to the Airframe and Engines by filing with the FAA an AC Form 8050-135; (ii) taken all required steps to appoint Special FAA Counsel as its Professional User Entity for purposes of registering such international interest with the International Registry; and (iii) irrevocably authorized and instructed Special FAA Counsel to register such interest with the International Registry upon satisfaction of the conditions precedent set forth in Section 2.1. If the Aircraft is not registered in the United States, Lessor nevertheless will have taken all required steps to register the international interest under this Agreement with the International Registry to the extent requested by Lessee or required by Lessor’s Lender or applicable Law.
(h)    Lessee will have received the Lessor Guaranty as executed by Lessor Guarantor.
2.2.2.    In the event Lessor fails to tender the Aircraft for Delivery within [*] after the Anticipated Delivery Date, Lessee (conditioned upon Lessee satisfying its conditions precedent under Section 2.1, except that Lessee will not be obligated to comply with Section 2.1.1(d)), will have the right (but not the obligation), in its sole discretion, to terminate this Agreement immediately, except that Lessee may not terminate this Agreement under this Section 2.2.2 if Lessor has provided written notice to Lessee that Lessor will tender the Aircraft for Delivery within [*] of such notice and Delivery does occur on or before the [*] thereafter. Should Lessee desire to exercise its termination right under this Section 2.2.2, Lessee will provide written notice to Lessor of its election to terminate this Agreement. Such termination will be effective immediately upon the delivery of such notice to Lessor. Upon a termination occurring under this Section 2.2.2, Lessee will be entitled to: (a) a refund of all payments made pursuant to this Agreement; and (b) the cost of the Inspection and any additional amounts expended in connection with the Inspection, and this Agreement will be of no further force or effect and neither Party will have any further obligation to the other with respect to the Aircraft. In the event that the Delivery is or will be delayed beyond the Anticipated Delivery Date, and if requested by Lessee, Lessor, through a Carrier, may provide, on the Anticipated Delivery Date, a substitute aircraft that is acceptable to Lessee in its sole discretion (a “Substitute Aircraft”). Any such Substitute Aircraft will be provided to Lessee (or one of its Affiliates) on an ACMI basis pursuant to the ATSA at no additional cost and with no additional obligations to Lessee beyond the amounts otherwise payable under this Lease and ATSA for the Aircraft. The provision of a Substitute Aircraft by Lessor and acceptance of such Substitute Aircraft by Lessee (or its Affiliate) will in no way affect Lessee’s termination right under this Section 2.2.2.
3.    Lease of Aircraft; Inspection; Technical Acceptance; Delivery.
3.1.    Lease of the Aircraft. As of the Delivery Date, Lessor will lease the Aircraft to Lessee, and Lessee will lease the Aircraft from Lessor, for the Term, and Lessee will return the Aircraft to Lessor, and Lessor will accept the Aircraft from Lessee on the Expiration Date (or an earlier Termination Date, if applicable), upon and subject to the terms and conditions of this Agreement.

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3.2.    Term. The term of this Agreement will be the period commencing on the Delivery Date and ending on the Expiration Date or on any earlier Termination Date, as applicable (the “Term”).
3.3.    Anticipated Delivery Date. Lessor and Lessee: (a) anticipate that the Aircraft will be available for delivery to Lessee on or about the Anticipated Delivery Date; and (b) will act in good faith at all times in an attempt to effect Delivery on or about the Anticipated Delivery Date.
3.4.    A Lease Only. At all times during the Term, full legal title to the Aircraft will remain vested in Lessor to the exclusion of Lessee, notwithstanding the Delivery, and the use of the Aircraft by, Lessee. Lessor and Lessee agree that this Agreement will constitute a lease for tax purposes.
3.5.    Delivery. On the Delivery Date, if all the conditions set forth in Sections 2.1 and 2.2 hereof have been satisfied or waived, the Aircraft will be tendered for delivery to, and accepted by, Lessee pursuant to the procedure set forth herein by executing and delivering the Lease Supplement (the “Delivery”). The Delivery Date will be the date reflected on the Lease Supplement. The Aircraft will be tendered to Lessee for delivery at the Delivery Location.
3.6.    Condition of the Aircraft; Modifications.
3.6.1.    Lessor, as a condition of Lessee’s obligation to accept the Aircraft, will, at its sole cost and expense, cause the Aircraft to meet all requirements set forth in Appendix G (the “Delivery Condition Requirements”) at Delivery.
3.6.2.    All unserviceable components and all discrepancies identified by Lessee during the Inspection will be corrected by Lessor at Lessor’s expense prior to Delivery (except for such discrepancies that are listed on the Technical Acceptance Certificate that will be corrected at Lessor’s sole cost and expense within such period after Delivery as Lessee consents to, at its sole discretion, in writing).
3.6.3.    Except as otherwise expressly provided by this Agreement, all configuration modifications required to fulfill Lessee’s unique operational demands will become part of the Delivery Condition Requirements. At Delivery, Lessee will reimburse Lessor for the reasonable and documented cost of such configuration modifications. All such modifications will be performed by an Authorized Maintenance Provider, and will be subject to the prior approval of Lessor, which approval will not be unreasonably withheld, delayed, or conditioned.
3.7.    Inspection.
3.7.1.    No later than 30 days before the Anticipated Delivery Date, Lessor will cause the Aircraft to be made available for a pre-delivery ground and flight inspection by Lessee, at Lessor’s expense, by giving Lessee the opportunity to inspect the Aircraft, as provided in more detail in this Section 3.7 (the “Inspection”), with such Inspection taking place at the Delivery Location or IAI during modification, or at such other location as the Parties may mutually agree to in writing. The scope of the Inspection will be as is customary

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in the industry to reasonably allow Lessee to determine the compliance of the Aircraft with the Delivery Condition Requirements.
3.7.2.    On or before the later of: (a) 10 days following the execution of this Agreement by the Parties; or (b) 60 days prior to the Anticipated Delivery Date, Lessor will make the Aircraft Documents available for the Inspection in a format that is reasonably acceptable to Lessee.
3.7.3.    Any additional Aircraft Documents that are generated or otherwise become available after the date on which the Aircraft Documents are made available by Lessor for Lessee’s inspection will be made available by Lessor for Lessee’s Inspection within two Business Days after they become available.
3.7.4.    No later than five Business Days before the Anticipated Delivery Date, Lessor will make the Aircraft available for a check flight (of no more than [*] in duration) based on the Manufacturer’s Change of Operator Demonstration Profile flight program to demonstrate the Aircraft meets the Delivery Condition Requirements. All pilot-reported discrepancies and all discrepancies identified by Lessee during the check flight will be corrected by Lessor at Lessor’s expense prior to Delivery or within such period as Lessee consents to, at its sole discretion, in writing, and there will otherwise be no deferred items on the Aircraft. If the Aircraft is determined to be not in conformity with the Delivery Condition Requirements, the check flight will be repeated as necessary in accordance with the provisions of Section 3.7.5 and the flight time limitation will be waived by Lessor. Subject to applicable Law, Lessee and its representatives (a maximum of three people as observers) will be allowed to participate on board the Aircraft during the check flight (but will be responsible for their own expenses). Lessor will arrange for an experienced aircraft crew for the check flight (such crew to be authorized by the insurance policy covering the Aircraft), and Lessor will bear the operating expense of such check flight (including the cost of the crew, fuel, insurance, and any airport fees). Lessor will assume all risk of any loss or damage to the Aircraft in connection with such check flight(s) except to the extent the any loss or damage is caused solely and directly by the gross negligence or willful misconduct of Lessee or its representatives.
3.7.5.    Promptly following the completion of the Inspection, Lessee will notify Lessor of any defect or non-conformity with the Delivery Condition Requirements (including, for clarity, any defects in the Aircraft Documents), whereupon Lessor will advise Lessee of the estimated time required to effect correction of such defects or discrepancies and will commence the correction of such discrepancies. Upon the completion of all required corrections, Lessor will make the Aircraft available to Lessee for any further ground and/or flight re-inspection as requested by Lessee (pursuant to Section 3.7.4) to verify compliance with the Delivery Condition Requirements.
3.7.6.    If the Aircraft will be subject to a Carrier Sublease immediately upon Delivery: (a) Lessor will cause the Aircraft to be made available for Delivery on or before the Anticipated Delivery Date; (b) Lessee will defer its right to the Inspection (except with respect to the Aircraft Documents) until such time as there is a Carrier Sublease Transition;

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(c) the Aircraft will be delivered to Lessee in serviceable and airworthy condition in accordance with the AMM and with no reduced interval inspections on the Airframe or Engines; and (d) Lessee will defer the right to require that the Aircraft satisfy the Delivery Condition Requirements until such time as there is a Carrier Sublease Transition.
3.8.    Acceptance. Upon the completion of the Inspection and the performance by Lessor of all corrections required to bring the Aircraft into conformity with the Delivery Condition Requirements (except to the extent that such corrections are deferred by Lessee as described in Section 3.6.2), Lessee will execute and deliver to Lessor a Technical Acceptance Certificate substantially in the form of Appendix D (the “Technical Acceptance Certificate”).
3.9.    Modifications. Except as required to be performed by Lessor to satisfy the Delivery Condition Requirements, all work required to be performed on the Aircraft solely to satisfy Lessee’s operational requirements will be performed by an Authorized Maintenance Provider at Lessee’s cost and expense. Without limiting the generality of the foregoing, should Lessee (at any time during the Term) elect to make a change from the Carrier’s Maintenance Program, Lessee will be responsible for creating the bridge package for such special program.
4.    Lessor Guaranty; Payments; Method of Payment.
4.1.    Guarantees.
4.1.1.    Lessor Guaranty. The Lessor Guaranty will be executed and delivered to Lessee concurrently with the execution of this Agreement, and will provide for an irrevocable and unconditional guaranty of the performance of all of Lessor’s obligations to Lessee under this Agreement.
4.1.2.    Lessee Guaranty. The Lessee Guaranty will be executed and delivered to Lessor concurrently with the execution of this Agreement, and will provide for an irrevocable and unconditional guaranty of the performance of all of Lessee’s obligations to Lessor under this Agreement.
4.2.    Basic Rent.
4.2.1.    Lessee will pay, in advance, the Basic Rent to Lessor on each Date until the earlier of the following:
(a)    in the event of a Total Loss, the payment to Lessor of the Agreed Value or receipt of confirmation of payment from the Aircraft's insurer in accordance with Section 19.1;
(b)    the Return; or
(c)    in the event that the Aircraft, upon the Return, does not conform to the Return Condition Requirements, if applicable, the date on which Lessor executes and delivers to Lessee a Return Receipt.

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4.2.2.    The termination of Lessee’s obligation to pay Basic Rent pursuant to Section 4.2.1(c) above will not be in derogation of Lessor’s other rights and remedies against Lessee in the event of a return of the Aircraft that does not conform to the Return Condition Requirements following the sublease of the Aircraft to a Third Party Carrier.
4.3.    Basic Rent Payments.
4.3.1.    The first payment of Basic Rent will be made on or prior to the Delivery Date, as a condition of the Delivery, in an amount equal to the product of: (a) the Basic Rent multiplied by (b) a fraction (i) whose numerator is the number of days from and after the Delivery Date remaining in the month which includes the Delivery Date and (ii) whose denominator is the total number of days in such month.
4.3.2.    On each Rent Date following the Delivery Date (through the time set forth in Section 4.2.1 hereof) Lessee will pay the Basic Rent to Lessor as required by Section 4.2.1.
4.4.    Variable Rent. Unless the Aircraft is subject to a Carrier Sublease, Lessee will pay, in arrears, the Variable Rent payment calculated in accordance with Section 4.5 below for the preceding month on each Rent Date (excluding the Delivery Date).
4.5.    Variable Rent Payments. The Variable Rent payments due on each Rent Date will be the sum of:
4.5.4.    The Engine Hours accrued on each Engine in the preceding month multiplied by the Engine Hour Rate; plus
4.5.5.    The Engine Cycles accrued on each Engine in the preceding month multiplied by the Engine Cycle Rate.
4.6.    Engine Maintenance Program.
4.6.7.    The Engines will be maintained under the Delta Engine Program throughout the Term. In the event the Delta Engine Program is terminated for any reason Lessor will: (a) enroll the Engines in an alternate program providing equal or greater benefits as those provided under the Delta Engine Program; or (b) if no such program is available, maintain (or cause to be maintained) the Engines in an equal or greater condition than the Delta Engine Program, and, in either case, at no additional cost to Lessee. For clarity, if the Aircraft is subject to a Sublease, Lessor will continue to be responsible for all costs associated with maintaining the Engines as described in this Section 4.6.1, as consideration for Lessee’s payment of Variable Rent.
4.7.    Payments in Dollars to Designated Bank Account. All payments owing by Lessee to Lessor under this Agreement (including the payment of Basic Rent) will be made in Dollars by the wire transfer of immediately available funds to the bank account designated in Appendix B or to such other bank account as Lessor may designate in writing to Lessee.

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4.8.    Due Date Not on Business Day. In the event any payment required under this Agreement is due on a day that is not a Business Day, then such payment will be made on or before the next succeeding Business Day.
4.9.    No Abatement. Lessee’s obligations to pay Rent will be absolute and unconditional and will not be affected by any circumstances occurring from and after the Delivery Date, including any set-off, counterclaim, recoupment, defense or other right Lessee may have against Lessor except for a breach of Lessee’s quiet enjoyment, except that, should the Aircraft be subject to a Carrier Sublease and the ATSA be in effect with respect to the Aircraft, the provisions of the ATSA will control with respect to Lessor’s ultimate responsibility (including through one of Lessor’s Affiliates) under the ATSA should the Aircraft become unavailable for use. There will be no abatement of Rent for any period when the Aircraft will be rendered unfit for use, grounded, unserviceable for any reason whatsoever, hijacked, confiscated, seized, requisitioned, restrained, or appropriated.
4.10.    Interest on Overdue Amounts. Any amount which is more than [*] days overdue pursuant to this Agreement will bear interest at the rate indicated on Appendix B, calculated from the [*] day following the due date of such payment. The payment of such interest will be made together with the payment of the overdue amount.
5.    Registration; Nameplates; Filings.
5.1.    Registration. Throughout the Term of this Agreement, the Aircraft will remain registered in the United States or in such other jurisdiction as Lessor’s Lender approves, with such approval not being unreasonably withheld, delayed, or conditioned. At all times during the Term, the Aircraft will be registered with the applicable Aviation Authority in the name of Lessor (or Lessee’s sublessee/operator if in a jurisdiction that requires registration in the name of the operator of the Aircraft).
5.2.    Nameplates. Lessee will attach or cause to be attached to the Airframe in a location reasonably adjacent to and not less prominent than the airworthiness certificate for the Aircraft, and to each Engine, fireproof nameplates in a form reasonably specified by Lessor which will evidence the ownership interest of Lessor (and, as directed by Lessor, the security interest of Lessor’s Lender, as applicable). Lessee will keep and maintain all such nameplates plainly and conspicuously on the Airframe and Engines at all times throughout the Term.
5.3.    Filings. At or before Delivery, this Agreement (absent the provisions of Appendix B) and such other documents as Lessor may direct will be filed with the Aviation Authority and with any other Governmental Entity registrar or international registrar as provided by this Agreement, including the International Registry. All costs and expenses (including the legal fees charged by Special FAA Counsel but not including the legal fees charged by Lessor’s counsel) relating to each of such filings will be paid as set forth in Section 20.4.
6.    Possession, Use and Operation of the Aircraft; Risk of Loss or Damage.
6.1.    Possession of Aircraft; Operations.

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6.1.1.    Lessee, during the Term, will be entitled to the possession and use of the Aircraft. Except in the case of a Carrier Sublease, Lessee will not, without the prior written consent of Lessor, sublease or otherwise transfer possession of the Aircraft to any person or entity except as provided in this Section 6.1. So long as a Lessee Event of Default has not occurred and is continuing, Lessee may, with the prior written consent of Lessor’s Lender (which may not be unreasonably withheld, delayed, or conditioned) but without the prior written consent of Lessor, exercise the following rights:
(a)    Lessee may deliver, or cause to be delivered, possession of the Aircraft to the Manufacturer or to any Authorized Maintenance Provider for testing, service, repair, maintenance, or overhaul work thereon or on any Part thereof or for alterations or modifications in or additions thereto to the extent required or permitted by the terms of this Agreement; and
(b)    Lessee may enter into a sublease or other agreement with respect to the Aircraft with any Third Party Carrier and such Third Party Carrier, as sublessee/operator of the Aircraft, will be entitled to enter into and carry out any charter, “wet-lease,” or other authorized arrangements with respect to the Aircraft on terms whereby the Aircraft will at all times be operated by an aircrew employed by and subject to the operational control of such Third Party Carrier, except that any such sublease or other agreement: (a) will be subordinate in all respects to this Agreement; (b) will not extend beyond the end of the Term; and (c) will not be entered into or renewed beyond its current term in the event that at the time Lessee seeks to so enter into or renew such sublease or other agreement, a Lessee Event of Default has not occurred and is continuing. If the Third Party Carrier is becoming subject to a Sublease as part of a Carrier Sublease Transition, then Lessee may, in its sole discretion, perform a full Inspection of the Aircraft as described in Section 3.7 within 10 Business Days of the date of the termination of the Carrier Sublease while the Aircraft is located at the Delivery Location and, by providing notice to Lessor, require Lessor to repair any defect or non-conformity with the Delivery Condition Requirements (including, for clarity, any defects in the Aircraft Documents) identified during the Inspection. In such event, Lessor, at its sole cost and expense, will repair any such discrepancies or non-conformities within 10 Business Days after the date that Lessor receives written notice of same from Lessee, and upon Lessee's confirmation that Lessor has made all corrections required to bring the Aircraft into conformity with the Delivery Condition Requirements, Lessee will execute and deliver to Lessor a Technical Acceptance Certificate for the purpose of documenting the condition of the Aircraft. For the purposes of this Section 6.1.1(b), any reference to the "Delivery Date" or "Delivery" in the Delivery Condition Requirements will be deemed to be the date that the Carrier Sublease is terminated in connection with the Carrier Sublease Transition.
6.2.    Possession of Engines.
6.2.1.    During the Term, Lessee will be entitled to the possession and use of each of the Engines. Except in the case of a Carrier Sublease, or Sublease or other agreement

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that Lessee has entered into in accordance with Section 6.1, Lessee will not, without the prior written consent of Lessor, transfer possession of any of the Engines to any person or entity, except that, so long as no Lessee Event of Default has occurred and is continuing, Lessee may, without the prior written consent of Lessor, exercise the following additional rights:
(a)    Maintenance Workshop. Lessee may deliver or cause to be delivered possession of any Engine to the Manufacturer or to an Authorized Maintenance Provider for testing, service, repair, maintenance, or overhaul work on such Engine or any Part thereof or for alterations or modifications in or additions to such Engine to the extent required or permitted by the terms of this Agreement.
(b)    Engines on Airframe Owned by Lessee. Lessee may install any Engine on an airframe owned by Lessee free and clear of all Liens, except: (i) Permitted Liens or those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment (other than Parts) installed on such airframe; and (ii) the Lien of any mortgage which expressly provides that such Engine leased to Lessee hereby will not become subject to the Lien thereof, notwithstanding the installation of such Engine on any airframe subject to such Lien, unless and until Lessee will become the owner of such Engine.
(c)    Engine on Airframe Leased to Lessee. Lessee may install any Engine on an airframe leased to Lessee or purchased by Lessee subject to a hire purchase or conditional sale agreement, provided that: (i) such airframe is free and clear of all Liens except (A) Permitted Liens or those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment (other than Parts) installed on such airframe; (B) the Lien of any mortgage which expressly provides that such Engine leased to Lessee hereby will not become subject to the Lien thereof, notwithstanding the installation of such Engine on any airframe subject to such Lien, unless and until Lessee becomes the owner of such Engine; and (C) the rights of the Parties to the lease or hire purchase or conditional sale agreement covering such airframe; and (ii) there will be in effect between Lessee and such lessor or hire vendor or conditional vendor of such airframe a written agreement (which may be the lease or hire purchase or conditional sale agreement covering such airframe) whereby such lessor or hire vendor or conditional vendor expressly agrees that neither it nor its successors and assigns will acquire or claim any right, title or interest in such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Agreement, except, that the rights of any transfer permitted by this Section 6.2 will be subject and subordinate to all of the terms of this Agreement, including Lessee’s obligation to return the Engines at the end of the Term and Lessor’s right to repossession pursuant hereto, and Lessee will remain primarily liable for the performance of all of the terms of this Agreement to the same extent as if such transfer had not occurred.

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6.2.2.    In the event that Lessee will have entered into a mortgage, lease, or conditional sale agreement complying with the provisions of Section 6.2.1(b) or (c), Lessor hereby agrees, for the benefit of the mortgagee, lessor, or conditional vendor under such agreement, that Lessor and its successors and assigns will not acquire or claim, as against such mortgagee, lessor, or conditional vendor, any right, title, or interest in any engine owned by such person or entity or in which it has a security or ownership interest by reason of such engine’s being installed on the Airframe. Any Engine removed from the Aircraft will be, during the period such Engine is so removed, either safely housed and sheltered or repaired or maintained in accordance with this Agreement, or installed on an aircraft pursuant to this Section 6.2; except that: (a) Lessee maintains or causes to be maintained insurance in accordance with Section 11 in respect of the removed Engine at all times while it is removed from the Airframe (and, if reasonably required by Lessor, Lessee will furnish or cause to be furnished to Lessor waivers or acknowledgments by the insurers of the aircraft on which such removed Engine is installed); and (b) as soon as reasonably practicable and in any event on or before expiration of the Term or termination of this Agreement, such removed Engine is reinstalled on the Airframe.
6.2.3.    Lessee will return the Engines to Lessor at the end of the Term. Either of the Engines at Return may be a replacement Engine under one of two conditions: (a) upon the occurrence of a Total Loss with respect to an Engine during the Term (requiring an Engine replacement pursuant to Section 19.2); or (b) Lessor agreeing to accept an engine in substitution for an Engine upon Lessee’s request, subject to Lessee and such replacement Engine satisfying all of the requirements of Section 19.2 (including the engine condition and title transfer requirements therein). Any replacement engine which satisfies this Section 6.2.3 (a “Replacement Engine”) thereafter will be deemed an “Engine” for all purposes under this Agreement.
6.3.    Pooling of Parts. Any Part removed from the Aircraft as provided in Section 7 may be subjected by Lessee (or a Carrier or Third Party Carrier, as applicable) to normal interchange or pooling agreements or arrangements customary in the airline industry and entered into by Lessee (or a Carrier or Third Party Carrier, as applicable) with other licensed air carriers or aviation parts suppliers in the ordinary course of its business, except that the part permanently replacing such removed Part will be incorporated or installed in or attached to the Aircraft in accordance with Section 7 promptly upon the removal of such removed Part. In addition, any replacement part, when incorporated or installed in or attached to the Aircraft in accordance with Section 7, may be owned by another such air carrier or aviation parts supplier subject to such pooling arrangement, except that the Part so removed remains the property of Lessor and subject to this Agreement and that Lessee, at its expense, promptly thereafter either, (a) causes title to such replacement part to vest in Lessor free and clear of Liens other than Permitted Liens, in accordance with Section 7.5; or (b) replaces such replacement part by incorporating, installing, or attaching to the Aircraft a further replacement part owned by Lessee free and clear of all Liens other than Permitted Liens, and causes title to such further replacement part to vest in Lessor and causes such replacement part to become subject to this Agreement.
6.4.    Commercial Operations. Lessee will not use or permit the Aircraft to be operated except: (a) in commercial operation for which Lessee (or Lessee’s sublessee/operator) is duly

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authorized by the Laws of Governmental Entity having jurisdiction(s) to whose laws the operation of the Aircraft is subject; and (b) flights that are ancillary to the commercial flights referenced in Section 6.4(a), including ferry and maintenance flights and such flights required for the aircrew to maintain their currency.
6.5.    Lawful Use. Lessee will not permit the Aircraft to be maintained, used, or operated in violation of any Law of any Governmental Entity having jurisdiction, or contrary to any Manufacturer’s operating manuals and instructions, or in violation of any airworthiness certificate, license, registration, or AD relating to the Aircraft issued by any such Governmental Entity. Lessee will not cause or permit the Aircraft to proceed to, or remain at, any location which is then the subject of a prohibition order or sanctions (or any similar order or directive) by or under any Governmental Entity having jurisdiction over Lessee (or Lessee’s sublessee or operator) or the Aircraft except in the case of a diversion required by Law or a Governmental Entity or due to weather, mechanical issues, or other safety-related reasons.
6.6.    Freight Operations. Lessee will not use or permit the use of the Aircraft for the carriage of: (a) whole animals, living or dead, except in cargo compartments according to IATA regulations and except domestic pet animals carried in suitable containers to prevent the escape of any fluids and to ensure the welfare of the animal: or (b) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies except in compliance with applicable Law.
6.7.    Use Within Insurance Coverage. Lessee will not operate the Aircraft or allow the Aircraft to be operated: (a) within or into any geographic area unless the Aircraft is covered by insurance as required by the provisions of Section 11 during and with respect to its operations into that area; or (b) otherwise contrary to the terms or outside the coverage of such insurance as required by the provisions of Section 11.
6.8.    Net Lease.
6.8.1.    During the Term, except as otherwise provided by the terms of this Agreement, Lessee will bear all costs in connection with the possession, use, operation, maintenance, overhaul, repair, and insurance of the Aircraft.
6.8.2.    During the Term, Lessee will provide and pay for (or cause to be provided and paid for) all crews and other personnel, fuel, lubricants, oil, and electric power consumed by and required for the operation of the Aircraft.
6.8.3.    Lessee will promptly pay (or cause to be paid) all import/export fees (as applicable), navigation charges, route charges, and airport charges (including landing fees, departure fees, airport handling charges and related taxes) the nonpayment of which could result in a Lien upon the Aircraft or in the Aircraft being held or seized pending payment of such charges, except that Lessee’s obligation will be limited to amounts arising from and after the Delivery Date and on or before the Return Date.
6.9.    Risk of Loss or Damage. Lessee will bear all risks of loss or damage to the Aircraft from any and all causes whatsoever from the Delivery until the Return. If the Aircraft is requisitioned

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by any Governmental Entity during the Term, then, unless and until the Aircraft becomes a Total Loss: (a) the Term will continue and Lessee will continue to fulfill all its obligations under this Agreement; and (b) Lessee will, during the Term, be entitled to all requisition hire paid to Lessor or to Lessee on account of such requisition. For clarity, Lessor will not be liable to supply an aircraft, an engine, or any part if the Aircraft is lost or damaged or rendered unfit for use or grounded, hijacked, confiscated, seized, requisitioned, restrained, or appropriated unless arising when the Aircraft is subject to a Carrier Sublease, including any time during which the ATSA is in effect with respect to the Aircraft, in which case the provisions of the ATSA will control with respect to Lessor’s ultimate responsibility (including through one of Lessor’s Affiliates), if any, under the ATSA.
7.    Maintenance and Modifications.
7.1.    Maintenance of the Aircraft; ADs.
7.1.1.    General. From and after any termination of the Carrier Sublease and until the Return of the Aircraft, except as otherwise set forth in this Agreement, Lessee, at its own expense, will service, repair, maintain, overhaul, check or cause the same to be done to the Aircraft, in accordance with the Maintenance Program and in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times pursuant to the requirements of the applicable Aviation Authority.
7.1.2.    AD Compliance. Lessee will have no responsibility for any of the costs associated with compliance with any AD as long as the Aircraft is subject to a Carrier Sublease. From and after any termination of a Carrier Sublease, Lessee will be responsible for the costs associated with compliance with ADs pursuant to the following subsections (a) to (e):
(a)    Lessee will comply with all ADs affecting the Aircraft and requiring terminating action during the Term (and during the additional period, if any, set forth in the Return Condition Requirements (Appendix H)), without regard to any deferrals which are or might be granted. If an AD allows compliance in a manner other than terminating action, Lessee will have the right to elect any lawful method of compliance.
(b)    If the cost of complying with an AD is less than or equal to $[*], Lessee will pay all of such cost. If the cost of such compliance is greater than $[*] (but only to the extent that such cost relates to work required to comply with an AD on a terminating action basis, and excluding work performed for any other purpose, such as compliance with ADs by means of repetitive inspections, recording compliance work in the Aircraft Documents, and all other maintenance), Lessee will pay the first $[*], and the balance (the “AD Shared Expenses”) will be paid initially by Lessee to the applicable Authorized Maintenance Provider, with Lessee being entitled to reimbursement from Lessor in an amount equal to the product of: (i) the amount of the AD Shared Expenses times (ii) a fraction, the numerator of which is the number of months during Term minus the number of months (rounded to the

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nearest whole number of months) from the date of completion of the subject AD work to the Return Date, and the denominator of which is the number of months during Term or, at Lessee’s option, Lessee and Lessor will each pay to the Authorized Maintenance Provider their respective portion of the AD Shared Expenses.
(c)    If the cost of compliance with an AD on a terminating action basis is equal to or greater than $[*], Lessee may not perform such terminating action unless Lessor consents in advance in writing. Should Lessee request such consent on the part of Lessor and Lessor fail or refuse to provide such consent in a timely fashion, then either: (i) Lessor will provide to Lessee an alternative, equivalent aircraft that is acceptable to Lessee, in its sole discretion, under the same terms and conditions as this Agreement, and at no additional cost to Lessee, for the remainder of the Term; or (ii) the Agreement will terminate and (1) Lessor will pay to Lessee any prepaid Basic Rent, (2) Lessee will be entitled to return the Aircraft to Lessor without complying with the Return Condition Requirements relating to (and only to) that portion of the Aircraft subject to the applicable AD (i.e., the Airframe, the applicable Engine or Engines, the landing gear or the APU) and (C) with respect to the portions of the Aircraft not subject to the AD, Lessor will assist Lessee in complying with the applicable Return Condition Requirements by pro-rating the costs of such compliance based upon a comparison of (x) the number of months between Delivery and the effective date of the AD and (y) the number of months between the effective date of the AD and the Expiration Date.
(d)    Lessor’s obligation to contribute toward the payment of AD costs pursuant to Section 7.1.2 is subject to and contingent upon:
i.    For AD costs subject to Section 7.1.2(c), Lessor will have consented to the completion of terminating action;
ii.    No Lessee Event of Default will have occurred and be continuing;
iii.    Lessor will have received evidence reasonably satisfactory to Lessor that the work contemplated by such AD has been completed; and
iv.    Lessor will have received true copies of the invoices and, unless Lessee requested that Lessor pay its portion of the AD Shared Expenses directly to the Authorized Maintenance Provider, paid receipts supporting the reported cost of such AD work.
(e)    Lessor will make payment of its share of the AD Shared Expenses within 30 days of its receipt of all of the documentation reasonably required by Lessor pursuant to Section 7.1.2(d)iii and 7.1.2(d)iv hereof. Except during the occurrence of a Lessor Event of Default, Lessee will not offset the amount due from Lessor for its portion of the AD Shared Expenses against Rent or other amounts due to Lessor.

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7.2.    Maintenance of the Aircraft Documents.
7.2.1.    From the Delivery until the Return, Lessee, at its own expense, will maintain and update (or will cause to be maintained and updated), in the English language, all Aircraft Documents created from and after the Delivery Date as required by applicable Laws and by the regulations of the applicable Aviation Authority. Lessee will at all times cause the Aircraft Documents to be stored at a location disclosed to and reasonably acceptable to Lessor, such acceptance not to be unreasonably withheld, delayed, or conditioned.
7.2.2.    When incorporating ADs, service bulletins, modifications, repairs, or any other engineering changes to the Aircraft, Lessee will revise (or cause to be revised) the customized documentation for the Aircraft in order to incorporate and reflect such ADs, service bulletins, modifications, or repairs, as applicable. These changes may be incorporated by methods such as external supplements, or other means acceptable to the applicable Aviation Authority for operational purposes.
7.3.    Authorized Maintenance Provider. All maintenance on the Airframe, Engines and Parts will be performed by an Authorized Maintenance Provider.
7.4.    Replacement of Parts. Except as otherwise provided herein, Lessee, at its own expense, will as soon as practicable replace (or cause to be replaced) all Parts that may from time to time be incorporated or installed in or attached to the Aircraft and that may become unserviceable, worn out, lost, stolen, destroyed, seized, confiscated, or damaged beyond repair. In addition, in the ordinary course of maintenance, service, repair, overhaul, or testing, Lessee may remove (or caused to be removed) any Part, except that Lessee will replace (or cause to be replaced) such Part as promptly as practicable. All replacement parts will be free and clear of all Liens, except for Permitted Liens, will be in good operating condition, and will be lawful for installation and use on the Aircraft under applicable Aviation Authority regulations and other applicable Law.
7.5.    Title to Parts. All Parts at any time removed from the Aircraft will remain the property of Lessor, no matter where located, until such time as: (a) such Parts have been permanently replaced by parts that have been incorporated or reinstalled in or attached to the Aircraft and that meet the requirements for replacement parts specified in Section 7.4; (b) title thereto has passed to Lessor free and clear of all Liens other than Permitted Liens. Immediately upon the incorporation or installation in or attachment in or to the Aircraft of any replacement part as above provided, and without further act; (c) title to the removed Part has vested in Lessee, free and clear of all rights of Lessor and any Lessor’s Liens; and (d) such replacement part is subject to this Agreement and is deemed a Part of the Aircraft for all purposes hereof to the same extent as the Parts originally incorporated and installed in or attached to the Aircraft.
7.6.    Removal of Engines. Lessee will be entitled, so long as no Lessee Event of Default has occurred and is continuing, to remove or permit the removal of any Engine from the Airframe and to install on the Airframe an engine, except that the removed Engine is, during the period of substitution, either being safely housed and sheltered or repaired or maintained in accordance with this Agreement, or is installed on an aircraft pursuant to Section 6.2 (and the provisions of

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Sections 6.2.1(b) or 6.2.1(c), as applicable, concerning preservation of title will apply to the removed Engine); if:
7.6.1.    Lessee maintains or causes to be maintained insurance in accordance with Section 11 in respect of the removed Engine at all times while it is removed from the Airframe (and, if required by Lessor, Lessee will furnish or cause to be furnished to Lessor waivers or acknowledgments by the insurers of the aircraft on which such removed Engine is installed); and
7.6.2.    as soon as reasonably practicable and in any event on or before end of the Term, such engine is removed from the Airframe and the removed Engine is reinstalled on the Airframe (subject to the Replacement Engine provisions of Section 6.2.3).
7.7.    Equipment Changes.
7.7.1.    Except as expressly provided herein or as a result of an AD or service bulletin (mandatory or optional) or a requirement of the applicable Aviation Authority or the Manufacturer, the Aircraft will not be modified, altered, converted, or added to (an “Equipment Change”), except that, subject to Lessor’s prior approval in writing, (such approval not to be unreasonably withheld, delayed or conditioned) and in compliance with any conditions reasonably imposed by Lessor, Lessee may, at Lessee’s own expense, make (or cause to be made) such Equipment Changes to the Aircraft as Lessee may deem desirable, so long as such Equipment Change does not result in a diminution in the value or utility of the Aircraft. All such Equipment Changes will be consistent with the requirements of the Aviation Authority.
7.7.2.    Title to all Parts incorporated or installed in or attached or added to the Aircraft on a permanent basis as the result of such Equipment Change will, without further act, vest in Lessor and will become subject to this Agreement, free of all Liens other than Permitted Liens, except that so long as no Lessee Event of Default has occurred and is continuing, Lessee may remove (or cause to be removed) any such Part if: (a) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to the Aircraft at the time of Delivery or any part in replacement of or in substitution for any such original Part; (b) such Part is not required to be incorporated or installed in or attached or added to the Aircraft pursuant to the provisions of Section 7.1 hereof; and (c) such Part can be removed from the Aircraft without diminishing or impairing the value or airworthiness which the Aircraft would have had such Equipment Change not occurred. For clarity, all loose equipment owned by Lessee which is placed on board the Aircraft (and remains loose equipment) will remain owned by Lessee.
7.7.3.    Upon the removal by Lessee of any such Part as above provided, title thereto will, without further act, vest in Lessee free and clear of all Lessor’s Liens and rights of Lessor and such part will no longer be deemed part of the Aircraft. Any Part not removed by Lessee as above provided prior to the Return of the Aircraft will remain the property of Lessor, except that Lessor may require Lessee, by notice to Lessee given not later than the 60th day prior to end of the Term (except during the continuance of a Lessor Event of

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Default), to remove any Parts incorporated or installed in the Aircraft as a result of an Equipment Change and to restore the Aircraft to its condition prior to such Equipment Change, prior to the end of the Term.
7.8.    Summary of Flight Hours, Cycles; Technical Information.
7.8.1.    Lessee, at its own expense, will, within 10 Business Days after the end of each calendar month of the Term and on the Return Date, provide (or cause to be provided) to Lessor written summaries (the “Written Summaries”) of the Flight Hours and Cycles accrued on the Airframe and Engines occurring during the previous calendar month.
7.8.2.    Lessee will give Lessor not less than 10 Business Days’ prior written notice of the anticipated time and location of all partial or complete C-Checks, Engine shop visits, and other scheduled major maintenance to be performed on the Aircraft.
7.8.3.    If the Aircraft is subleased to a Third Party Carrier, Lessee will furnish to Lessor such additional information concerning the location, condition, and operation of the Aircraft as Lessor may reasonably request in writing within 10 Business Days of Lessee’s receipt of such request. Lessor will reimburse Lessee for any reasonable and documented expenses incurred by Lessee in complying with Lessee's obligations under this Section 7.8.3.
7.8.4.    All information furnished by Lessee to Lessor concerning monetary amounts (whether in the Written Summaries or otherwise) will be denominated in Dollars.
7.9.    Inspections.
7.9.1.    Lessor may, but is not obligated to, once per any 12-month period, upon giving 10 Business Days’ prior written notice to Lessee of its intention to do so (or such shorter time period to the extent required by applicable Law), inspect the Aircraft (such inspection to be a general visual walk-around inspection without the opening of panels, bays, or doors) and a mutually agreed subset of the Aircraft Documents during normal business hours, provided that such inspection does not unreasonably interfere with Lessee’s (or Lessee’s sublessee’s/operator’s) operations, office personnel’s activities, or the performance of any maintenance and that the persons performing such inspection comply with all security requirements of the facility where the Aircraft is then located. All inspections performed by Lessor will be at its cost (except that, so long as no Lessee Event of Default has occurred and is continuing, Lessee will be responsible for the reasonable and documented cost of Lessor’s inspection).

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7.9.2.    Lessee will reasonably assist any person designated by Lessor to conduct any inspection pursuant to this Section 7.9. Lessor will not incur any liability or obligation by reason of not making an inspection and no failure by Lessor to make such inspection will lessen any obligation of Lessee under this Agreement, including Lessee’s obligations under this Section 7. In addition, Lessee will permit one of Lessor’s technical representatives to be present at any heavy maintenance being conducted on the Aircraft subject to compliance with the maintenance facility’s security requirements and provided such presence does not interfere with or delay the performance and completion of such maintenance.
7.9.3.    Lessor Not Obligated. Except as otherwise expressly provided in this Agreement, Lessor will have no obligation whatsoever to service, repair, maintain, check, or cause the same to be done to the Aircraft, or to keep the Aircraft in an airworthy condition after the Delivery and until the Return.
7.10.    Aircraft Painting. Lessee may, in its sole discretion and at its sole cost, repaint the Aircraft in its selected livery from time to time during the Term.
8.    Taxes.
8.1.     Lessee Taxes. Lessee agrees to timely pay, and to indemnify Lessor against, any and all Taxes (excluding Lessor Taxes) as and when due, whether such Taxes are now existing or hereafter adopted, enacted or amended, that may be asserted, levied or imposed on or against Lessor upon or with respect to or measured by:  (a) the Aircraft or interest therein for any period that is both (i) on or subsequent to the Delivery Date and (ii) on or before the Return Date; (b) this Agreement, and the performance of any of the transactions contemplated hereby or the exercise of remedies under this Agreement with respect to any Lessee Event of Default; (c) the delivery, testing, transportation, rental, sale, replacement, substitution, repossession, abandonment, transfer, rebuilding, leasing, subleasing, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair or return of the Aircraft or any Part thereof or interest therein occurring both (i) on or subsequent to the Delivery Date and (ii) on or before the Return Date; and (d) Rent payable under this Agreement (collectively “Lessee Taxes”).
8.2.    Lessor Taxes; Indemnity. Lessor agrees to timely pay, and to indemnify Lessee against, any and all Taxes (excluding Lessee Taxes) as and when due, whether such Taxes are now existing or hereafter adopted, enacted or amended, that may be asserted, levied or imposed on or against Lessee upon or with respect to or measured by:  (a) the exercise of remedies under this Agreement with respect to any Lessor Event of Default; (b) the delivery, testing, transportation, rental, sale, replacement, substitution, repossession, abandonment, transfer, rebuilding, leasing, subleasing, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair or return of the Aircraft or interest therein occurring prior to the Delivery Date or after the Return Date; (c) Taxes on, based on, measured by or with respect to the net or gross income, or net or gross receipts, capital, net worth, franchise, or conduct of business of Lessor (other than Taxes in the nature of sales, withholding, use or property Taxes); (d) the Aircraft or any interest therein for any period prior to the Delivery Date or after the Return Date; and (e) Taxes that would not have been imposed but for any failure of Lessor to (i) file proper and timely reports or returns or to timely pay any Taxes when due, or (ii) timely comply with any certification, information,

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documentation, reporting or other similar requirements concerning the nationality, residence, identity, exempt status, or connection with the jurisdiction imposing such Taxes (“Certification Requirements”), if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes and Lessor was eligible to comply with such requirement (collectively “Lessor Taxes”). For purposes of this Section 8.2(e), Lessor will not be deemed to have failed to have filed timely reports or returns or to have timely paid any Taxes when due under Section 8.2(e)(i) or to have failed to have timely complied with the Certification Requirements under Section 8.2(e)(ii) when Lessee provided notification to Lessor less than 15 days in advance of any such filing, payment, or compliance deadline.
8.3.    Lessor’s Indemnities Payable on After-Tax Basis; Payments in Respect of Tax Benefits. Lessor agrees that, with respect to any payment or indemnity to Lessee under this Section 8, Lessor’s indemnity obligations will include an amount necessary to hold Lessee harmless from all Lessor Taxes required to be paid by Lessee with respect to the receipt or accrual of such payment or indemnity (including any payment by Lessee of any Lessor Taxes in respect to any indemnity payments received or receivable under this Section 8).  If: (a) any Taxes are required to be deducted or withheld by Lessor from any amounts due to Lessee under this Agreement (“Lessee Withholding Taxes”) and (b) Lessor is required to indemnify Lessee against such Lessee Withholding Taxes pursuant to this Section 8 (“Indemnifiable Lessee Withholding Taxes”), then Lessor will, at the time of paying the amounts due to Lessee, pay to Lessee such additional amounts as may be necessary in order that the net amount of such payment, after deduction or withholding for Indemnifiable Lessee Withholding Taxes, will be equal to the amount Lessee would have received if such Indemnifiable Lessee Withholding Taxes had not been deducted or withheld.
8.4.    Lessee’s Indemnities Payable on After-Tax Basis; Payments in Respect of Tax Benefits. Lessee agrees that, with respect to any payment or indemnity to Lessor under this Section 8, Lessee’s indemnity obligations will include an amount necessary to hold Lessor harmless from all Lessee Taxes required to be paid by Lessor with respect to the receipt or accrual of such payment or indemnity (including any payment by Lessor of any Lessee Taxes in respect to any indemnity payments received or receivable under this Section 8).  If: (a) any Taxes are required to be deducted or withheld by Lessee from any amounts due to Lessor under this Agreement (“Lessor Withholding Taxes”) and (b) Lessee is required to indemnify Lessor against such Lessor Withholding Taxes pursuant to this Section 8 (“Indemnifiable Lessor Withholding Taxes”), then Lessee will, at the time of paying the amounts due to Lessor, pay to Lessor such additional amounts as may be necessary in order that the net amount of such payment, after deduction or withholding for Indemnifiable Lessor Withholding Taxes, will be equal to the amount Lessor would have received if such Indemnifiable Lessor Withholding Taxes had not been deducted or withheld.
8.5.    Payment of Tax. Any amount payable by a Party pursuant to Section 8.1 or 8.2 will be paid to the other Party or, if so directed by the other Party, directly to the relevant taxing authority, within 30 days after receipt by the paying Party of a written demand therefor from the other Party accompanied by a written statement describing in reasonable detail the Taxes that are the subject of and basis for such payment or indemnity, as applicable, and the computation of the amount so payable.

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8.6.    Tax Exemptions, Rebates, and Credits. Lessor agrees to provide any assistance reasonably requested by Lessee in obtaining tax exemptions, rebates, or credits for any Lessee Taxes.
9.    Liens.
9.1.    Permitted Liens. During the Term, Lessee will not create or suffer to exist any Lien upon or against the Aircraft or any of its rights under this Agreement, other than the following (“Permitted Liens”):
9.1.1.    Lessor’s Liens;
9.1.2.    repairers’ or other like Liens arising in the ordinary course of business, in respect of obligations which are neither overdue nor deferred or are being contested in good faith by appropriate proceedings that do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein;
9.1.3.    the rights of other parties as permitted under Sections 6 and 7 hereof;
9.1.4.    Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings that do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein;
9.1.5.    Liens arising out of judgments or awards against Lessee with respect to which there will have been procured a stay of execution;
9.1.6.    salvage rights of insurers under insurance policies maintained pursuant to Section 11; and
9.1.7.    the respective rights of Lessor and Lessee as provided herein.
9.2.    Other Liens. All Liens excepted above under Section 9.1.2, 9.1.4 and 9.1.5 will be cleared by Lessee in the ordinary course of business, but not later than the end of the Term. If at any time during the Term a Lien (other than a Permitted Lien) will be created or suffered to exist by Lessee, or be levied upon or asserted against the Aircraft, or if any person or entity should assert any Lien (other than a Permitted Lien) on any right of Lessee under this Agreement, Lessee will notify Lessor and Lessee will cause such Lien forthwith to be discharged by bond or otherwise unless Lessor will have otherwise consented in writing. If Lessee fails to discharge any Lien (other than Permitted Liens), Lessor may do so, and Lessee will pay to Lessor on demand the amount paid by Lessor together with Lessor’s losses, costs, and expenses, including reasonable legal fees and expenses. The obligations set forth in this Section 9 will survive the Expiration or Termination of this Agreement.
10.    Indemnification.

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10.1.    Lessee Indemnification and Holding Harmless. Lessee agrees to defend, indemnify, reimburse, and hold harmless Lessor’s Lender, Lessor and its Affiliates, subsidiaries, successors, assigns and subcontractors, together with each of such entities’ respective directors, officers, agents, shareholders and employees (hereinafter individually and collectively the “Lessor Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, penalties, fines, other sanctions, and any costs and expenses in connection therewith, including reasonable and documented attorneys’ fees and expenses (any and all of which are hereafter referred to as “Claims”) that directly result from or arise out of the following in between the Delivery and the Return: (a) the condition, manufacture, Delivery, possession, Return, disposition after a Lessee Event of Default, use or operation of the Aircraft either in the air or on the ground; (b) any defect in the Aircraft arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft between Delivery and Return, regardless of when such defect is discovered, and regardless of where the Aircraft may then be located; (c) any Lessee Event of Default; or (d) any bodily injury suffered by any person, or any property damage suffered by any person or entity, in the course of or as a result of the use, operation, maintenance, service, repair, overhaul, testing, possession, or delivery between the Delivery and the Return under this Agreement. The foregoing indemnity will not apply to: (i) any Claim that constitutes a Permitted Lien; (ii) Claims for Taxes, it being agreed that Section 8 represents Lessee’s entire obligation with respect to Taxes; (iii) Claims attributable to the gross negligence or willful misconduct of any Lessor Indemnified Party; (iv) Claims attributable to any misrepresentation by any Lessor Indemnified Party herein or in any agreement or document delivered by it in connection herewith; (v) Claims that are the responsibility of a Lessor Indemnified Party under the ATSA or a Carrier Sublease; or (vi) Claims attributable to acts or events occurring before the Delivery or following the Return. Lessee’s duty to defend is independent of its duty to indemnify.  Lessee’s obligations under this Section 10.1 are independent of all of its other obligations under this Agreement.  Lessee will use counsel reasonably satisfactory to Lessor to defend each Claim, and Lessor will reasonably cooperate (at Lessee’s expense, as the case may be) in the defense.  Lessee will not consent to the entry of any judgment or enter into any settlement without Lessor’s prior written consent, which may not be unreasonably withheld, delayed, or conditioned.  Subject to the foregoing, Lessor will have the additional right to participate at any time and at its own expense in any indemnification action or related settlement negotiations using counsel of its own choice.
10.2.    Lessor Indemnification and Holding Harmless. Lessor agrees to defend, indemnify, reimburse, and hold harmless Lessee and its Affiliates, subsidiaries, successors, assigns and subcontractors, together with each of such entities’ respective directors, officers, agents, shareholders and employees (hereinafter individually and collectively the “Lessee Indemnified Parties”) from and against any and all Claims that directly result from or arise out of the following prior to the Delivery or after the Return: (a) the condition, manufacture, possession, use or operation of the Aircraft either in the air or on the ground; (b) any defect in the Aircraft arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft, regardless of when such defect is discovered, and regardless of where the Aircraft may then be located; (c) any Lessor Event of Default; (d) any bodily injury suffered by any person, or any property damage suffered by any person or entity, in the course of or as a result of the use, operation, maintenance, service, repair,

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overhaul, testing, possession, delivery prior to the Delivery or after the Return; or (e) any theft, embezzlement, forgery, fraud or other criminal act of a Lessor Indemnified Party. The foregoing indemnity will not apply to: (i) Claims attributable to the gross negligence or willful misconduct of any Lessee Indemnified Party; (ii) Claims attributable to any misrepresentation by any Lessee Indemnified Party herein or in any agreement or document delivered by it in connection herewith; (iii) Claims for Taxes, it being agreed that Section 8 represents Lessor's entire obligation with respect to taxes; (iv) any Claim that constitutes a Permitted Lien; or (v) Claims attributable to acts or events occurring after the Delivery or before the Return. Lessor’s duty to defend is independent of its duty to indemnify.  Lessor’s obligations under this Section 10.2 are independent of all of its other obligations under this Agreement.  Lessor will use counsel reasonably satisfactory to Lessee to defend each Claim, and Lessee will reasonably cooperate (at Lessor’s expense, as the case may be) in the defense.  Lessor will not consent to the entry of any judgment or enter into any settlement without Lessee’s prior written consent, which may not be unreasonably withheld, delayed, or conditioned.  Subject to the foregoing, Lessee will have the additional right to participate at any time and at its own expense in any indemnification action or related settlement negotiations using counsel of its own choice.
10.3.    Surviving Obligations. The indemnities and agreements contained in this Section 10 will survive the Expiration or Termination. The indemnities contained in this Section 10 are expressly made for the benefit of and will be enforceable by, as applicable, the Lessor Indemnified Parties and the Lessee Indemnified Parties.
10.4.    Not an Indemnified Party. No manufacturer, repairer, servicer, modifier or the like will be considered an Indemnified Party unless expressly referenced herein, and the Lessee and their insurers retain full right of subrogation and recourse against all but the Lessor Indemnified Parties in accordance with this Section 10.
11.    Insurance.
11.1.    Aviation Third Party Legal Liability Insurance. As of the Delivery Date and continuing for a period of one year following the end of the Term or, if earlier, until the next major Aircraft maintenance check, Lessee will carry at its expense (or will cause to be carried) with insurers of internationally recognized standing, aviation legal liability insurance in respect of the Aircraft in amounts not less than the Minimum Liability Coverage combined single limit for bodily injury and property damage each occurrence (and in the aggregate as respects aviation products/completed operations and third party liability war and allied perils), and subject to customary sub-limits for non-aviation coverages. Such insurance will include third party legal liability including passenger liability, liability war and allied perils, property damage liability(including cargo, and mail liability), premises liability, products/completed operations liability, and contractual liability insurance in the amounts set forth in Appendix B. All such insurance will be in form and substance reasonably satisfactory to Lessor. Lessee covenants that any insurance policies carried in accordance with this Section 11.1 and any policies taken out in substitution or replacement for any of such policies will: (a) be endorsed to name Lessor, Lessor’s Lender, each of the other Lessor Indemnified Parties (other than a Carrier that is party to a Carrier Sublease) and such other parties as Lessor may from time to time reasonably designate by notice to Lessee as additional insureds for their respective interests

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with respect to the Aircraft (hereinafter each an “Additional Insured”); (b) provide that in respect of the interests of any Additional Insured in such policies, the insurance will not be invalidated by any act or omission of Lessee (including misrepresentation and non-disclosure), except that the Additional Insured so protected has not caused, contributed to or knowingly condoned the said act or omission; (c) provide that insurers waive all rights of subrogation against the Additional Insureds; (d) provide that, if such insurance is canceled or allowed to lapse for any reason whatsoever, or if any material change is made in such insurance that adversely affects the interest of any Additional Insured, such cancellation, lapse or change will not be effective as to any Additional Insured for 30 days (10 days for nonpayment of premiums and seven days, or such other period as is then customarily obtainable in the industry, in the case of any war and allied perils liability coverage) after the giving of written notice from such insurers or Lessee’s appointed insurance broker to Lessor and Lessor’s Lender; (e) be primary without right of contribution from any other insurance maintained by any Additional Insured; (f) provide a severability of interests provision applicable to each insured and Additional Insured under the policy such that all of the provisions of the insurance required under this Agreement, except the limits of liability, will operate in the same manner as if there were a separate policy covering each insured and Additional Insured; (g) waive any right of the insurers to any setoff, counterclaim or other deduction against the Additional Insureds; and (h) provide for worldwide coverage, subject to such limitations and exclusions as may be expressly set forth in the certificates of insurance delivered pursuant to Section 11.4 provided such limitations and exclusions are not applicable to the territories where the Aircraft is operated by Lessee, or as Lessor may otherwise agree in writing.
11.2.    Aircraft Hull Insurance.
11.2.1.    On or prior to the Delivery Date and throughout the Term, Lessee will maintain (or cause to be maintained) in full force and effect, at its expense and on terms substantially similar to and no less favorable than insurance carried by Lessee on similar aircraft in its fleet, all-risk ground and flight aircraft hull insurance covering the Aircraft including coverage of the Engines and Parts while temporarily removed from or not installed on the Aircraft and not replaced with similar components in amounts denominated and payable in Dollars not less than, in respect of the Aircraft, the Agreed Value, and with respect to any Engines or Parts while removed from the Aircraft, on a replacement value basis. Lessee will maintain such insurance covering any loss or damage arising from:
(a)    war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power;
(b)    strikes, riots, civil commotions or labor disturbances;
(c)    any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional;
(d)    any malicious act or act of sabotage;

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(e)    confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority; and
(f)    hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or any Engine or any airframe on which any Engine is installed or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft or such airframe acting without the consent of the insured.
11.2.2.    The hull war and allied perils insurances will be in accordance with Lloyd’s Aviation Underwriters Association Standard Policy Form LSW 555D unless otherwise approved by Lessor in writing. Lessee covenants that all policies and subsequent policies taken out in accordance with this Section 11.2 will: (a) be issued by insurance companies or underwriters of internationally recognized standing in the aviation industry; (b) be endorsed to name Lessor, Lessor’s Lender (if directed by Lessor), and Lessee as loss payees (each to the extent their interest may appear) (collectively, “Loss Payees”) to the extent of each of their interests in respect of hull claims that become payable on the basis of a total loss and will provide that any other loss will be settled (net of any relevant policy deductible) with such party(ies) as may be necessary to repair the Aircraft unless otherwise agreed in writing after consultation among the insurers, Lessor, Lessee, and Lessor’s Lender (it being agreed that where the loss is not expected to exceed $[*] and, unless Lessor has notified the insurers to the contrary, such loss will be settled with and paid to Lessee); (c) provide that, in respect of the interest of any Loss Payees in such policies, the insurance will not be invalidated by any act or omission, except that the Loss Payees so protected has not caused, contributed to or knowingly condoned the said act or omission; (d) provide that none of the Loss Payees, will have responsibility for the payment of premiums or any other amount payable under such policies; (e) provide that insurers waive all rights of subrogation as against the Loss Payees; (f) provide that, if such insurance is canceled or allowed to lapse for any reason whatsoever, or if any material change is made in such insurance which adversely affects the interest of a Loss Payee, such cancellation, lapse or change will not be effective as to any Loss Payee for 30 days (10 days for nonpayment of premiums and seven days, or such other period as is then customarily obtainable in the industry, in the case of any hull war and allied perils coverage) after the giving of written notice from such insurers or Lessee’s appointed insurance broker to Lessor and Lessor’s Lender; (g) waive any right of the insurers to any setoff, counterclaim or other deduction against the Loss Payees; (h) provide for worldwide coverage, subject to such limitations and exclusions as may be set forth in the certificates of insurance delivered pursuant to Section 11.4 hereof provided such limitations and exclusions are not applicable to the territories where the Aircraft is operated (or caused to operated) by Lessee, or as Lessor may otherwise agree in writing; (i) contain a 50/50 claims funding clause in the form of Lloyd’s standard provision AVS103 in the event of a dispute as to which policy in respect of the hull insurance set forth in this Section 11.2 will pay in the event of a loss; and (j) have deductibles not greater than the maximum deductible amount set forth in Appendix B.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

11.2.3.    All insurance coverage will be subject to Endorsement AVN67B (or a comparable endorsement).
11.2.4.    For the purposes of this Section 11, the definition of Aircraft will not include the Aircraft Documents.
11.3.    Default. If Lessee defaults in effecting, keeping or maintaining any insurance or if any insurance for any reason becomes void (in each case other than as a result if the acts or omissions of Carrier that is party to a Carrier Sublease), Lessor may (but without any obligation to do so and without prejudice to Lessor’s other rights and remedies under this Agreement) effect, keep up or maintain such insurance at the cost of Lessee and Lessee will promptly upon demand repay or cause to be repaid to Lessor all premiums and other moneys from time to time paid or payable by Lessor in respect of such insurance.
11.4.    Certificates. Not less than five Business Days before the Delivery Date, unless otherwise approved by Lessor in writing, and promptly upon each renewal thereafter, Lessee will furnish to Lessor certificates of insurance written in English from an authorized representative of the insurers providing the insurance required under this Agreement and certificates of reinsurance from reinsurance brokers (together with a letter of undertaking from each of such representative and such reinsurance brokers stating that such insurance and reinsurance complies with the terms hereof) describing in detail the insurance and reinsurance carried and maintained on the Aircraft. Such certificates of insurance will be in form and substance reasonably satisfactory to Lessor and Lessor’s Lender. Failure of Lessee to furnish certificates of insurance or procure and maintain the insurance required herein or the failure of Lessor or Lessor’s Lender to request such certificates will not constitute a waiver of Lessee’s obligations under this Agreement.
11.5.    Premiums. Lessee agrees to pay (or cause to be paid) the premiums (or installments thereof) as required by the terms of such policies.
11.6.    Claims. After a Total Loss in relation to the Aircraft has occurred and so long as no Lessee Event of Default has occurred and is continuing, Lessee may pursue any and all claims against the insurers in respect of the insurance with respect to the Aircraft, subject to consultation with Lessor, except that no settlement or compromise of any such claim may be made without the approval of Lessor (which approval will not be unreasonably withheld, delayed or conditioned). Should a Lessee Event of Default occur and be continuing and any claim be made under any of the insurance policies, Lessor will have full power to make, enforce, settle or compromise all claims with the insurers in respect of the insurance (other than the liability insurance) or for compensation and to sue for, recover, receive and give discharge for all moneys payable by virtue thereof, to be held and applied in accordance with Section 11.2, provided all such power will be exercised by Lessor reasonably and in good faith and Lessee will be notified simultaneously of the exercise by Lessor of any such power. Lessee will irrevocably and unconditionally assign or cause to be assigned the insurance to Lessor (or, if requested by Lessor, to Lessor’s Lender) if such an assignment is advisable for the purpose of the preceding sentence. Lessee will do or cause to be done all things reasonably necessary and provide or cause to be provided all documents, evidence and information to enable the assignee or loss payee referred to above to collect or recover any moneys due or to become due in respect of the insurance.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

11.7.    Application of Payments During Continuation of a Lessee Event of Default. Any amount referred to in Section 11.2 hereof which is payable to or retainable by Lessee will not be paid to or retained by Lessee if, at the time of such payment or retention, a Lessee Event of Default has occurred and is continuing (other than arising out of or relating to the acts or omissions of a Carrier under a Carrier Sublease), but will be held by or paid over to Lessor (or, as directed by Lender, to Lessor’s Lender) as security for the obligations of Lessee under this Agreement. Upon the earlier of: (a) such time as there will not be continuing any such Lessee Event of Default; or (b) the end of the Term, such amount will be paid to Lessee to the extent not previously applied in accordance with the terms of this Agreement.
12.    Assignment.
12.1.    Assignment by Lessee. Lessee will not assign or transfer all or any of its rights or obligations under this Agreement without the prior written consent of Lessor, which will not be unreasonably withheld, delayed or conditioned, except that Lessee may assign this Agreement to an Affiliate or in connection with any merger, reorganization, sale of all or substantially all of its assets, or any similar transaction without the consent of Lessor.
12.2.    Assignment by Lessor.
12.2.1.    Lessor may, at its own expense and without the prior consent of Lessee, assign or transfer all of its rights and obligations under this Agreement to an Affiliate of Lessor upon providing prior written notice of such assignment to Lessee provided such assignment does not increase obligations of or costs incurred by Lessee following such assignment. Any other assignment by Lessor will be at its own expense and subject to the prior written consent of Lessee, with such consent not to be unreasonably withheld, delayed, or conditioned. Upon: (a) any such assignment becoming effective; and (b) the assignee assuming all of Lessor’s obligations under this Agreement, Lessor will be released of any further obligations under this Agreement. Any assignment pursuant to this Section 12.2.1 will not affect the obligations of Lessor Guarantor.
12.2.2.    After written notice from Lessor of any assignment or transfer of all or any of Lessor’s rights and obligations under this Agreement, and at Lessor’s expense, Lessee will, as soon as practicable, execute any agreements or other instruments that may be reasonably requested by Lessor in order to allow, give effect to, or perfect any assignment or transfer of Lessor’s rights and obligations under this Agreement.
12.2.3.    In any instance where a transfer or assignment effected by Lessor is to more than one person, such transferees or assignees will select an agent who will act on behalf of all such transferees or assignees and with whom Lessee may deal exclusively, and notify Lessee of such agent.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

12.3.    Assignment of Warranties.
12.3.1.    As of the Delivery Date and, Lessor hereby assigns to Lessee, to the fullest extent permitted by law and contract: (a) all warranties (to the extent still existing) covering the Aircraft, including the Engines, the APU, and the Parts and all components, parts and accessories delivered with the Aircraft; and (b) Lessor’s right to and possession of all manuals, diagrams and support materials and all records covering the Aircraft and related components, parts and accessories; in the case of the Airframe and the Engines. To the extent that such warranties are not assignable, Lessor will cooperate with Lessee in enforcing all such warranties for the benefit of Lessee. Upon Lessor’s exercise of remedies in respect of a Lessee Event of Default, the assignment will automatically terminate and all rights assigned to Lessee pursuant to this Section 12.3 will automatically revert back to Lessor.
12.3.2.    On the Return Date, Lessee will be deemed to have assigned or reassigned to Lessor all warranties covering the Aircraft without further action on the part of Lessee, except that Lessee may retain the right to pursue remedies and to receive benefits with respect to claims of Lessee arising in respect of events prior to the Return Date; except that to the extent requested by Lessor, Lessee will execute a separate assignment of warranties in favor of Lessor at the Return. To the extent that any of such warranties are not assignable, Lessee will reasonably cooperate with Lessor in enforcing all such warranties for the benefit of Lessor.
13.    “As-Is” Condition, Disclaimer and Release. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, FROM AND AFTER THE DELIVERY BY LESSOR AND ACCEPTANCE BY LESSEE, THE AIRCRAFT DELIVERED HEREUNDER IS LEASED TO LESSEE IN “AS IS, WHERE IS” CONDITION, AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED, DIRECT OR INDIRECT, OF LESSOR, ITS SUCCESSORS AND ASSIGNS AND ALL OTHER LESSOR INDEMNIFIED PARTIES, AND ANY AND ALL RIGHTS, CLAIMS, AND REMEDIES, EXPRESS OR IMPLIED, DIRECT OR INDIRECT, OF LESSEE AGAINST LESSOR, ITS SUCCESSORS AND ASSIGNS AND ALL OTHER LESSOR INDEMNIFIED PARTIES, ARISING BY LAW OR OTHERWISE (EXCEPT AS SET FORTH IN THIS AGREEMENT) WITH RESPECT TO THE AIRCRAFT OR ANY PARTS OR THE USE OR OPERATION THEREOF OR ANY NONCONFORMANCE OR DEFECT THEREIN, INCLUDING: (a) ANY WARRANTY AS TO THE CONDITION OF THE AIRCRAFT; (b) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (d) ANY LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE STRICT LIABILITY OR THE ACTUAL OR IMPUTED NEGLIGENCE OF LESSOR AND ITS RESPECTIVE SUCCESSORS OR ASSIGNS OR ANY OTHER LESSOR INDEMNIFIED PARTY; AND (e) ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY, VALUE, CONDITION, DESIGN, OPERATION OR FITNESS OF THE AIRCRAFT.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

14.    Representations and Warranties.
14.1.    Lessee’s Representations and Warranties. Lessee represents and warrants as follows, as of the date hereof and as of the Delivery Date.
14.1.1.    Legal Form and Qualification. Lessee is a corporation organized and existing in good standing under the laws of Delaware and has full power to conduct its operations as presently conducted.
14.1.2.    Authority. Lessee has full power, authority and legal right to enter into, deliver and perform this Agreement and all agreements or instruments required under this Agreement.
14.1.3.    Binding Obligations. This Agreement constitutes and any related documents, when entered into, will constitute, legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms hereof or thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting enforcement of creditors’ rights generally as well as by general principles of equity.
14.1.4.    No Additional Consents or Approvals. Neither the execution and delivery by Lessee of this Agreement or any other document delivered by it in connection herewith nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, any Governmental Entity except such consent, approval, notice or registration that will be obtained on or before the Delivery Date and such consents, approvals, notices, or registrations that may be required in the ordinary course of leasing, operating and/or maintaining the Aircraft.
14.1.5.    No Violation. Neither the execution and delivery nor the performance by Lessee of this Agreement and any other document delivered by Lessee in connection herewith, nor consummation of any of the transactions as contemplated thereby, will result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any Lien upon any property of Lessee under any of the provisions of Lessee’s charter or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement, or other agreement to which Lessee is a party or by which Lessee is bound, or any law, judgment, governmental rule, regulation or order of any Governmental Entity.
14.1.6.    No Default. No Lessee Event of Default has occurred and is continuing under this Agreement (or under any of the Other Lease Agreements).
14.1.7.    Withholding Tax. Neither the payment of Rent nor the payment of any other amount required under this Agreement is subject to deduction or withholding taxes or the equivalent under the laws of any Governmental Entity.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

14.1.8.    Pari Passu Ranking. The obligations of Lessee to make payments under this Agreement will rank at least pari passu in right of payment with all other unsecured, unsubordinated obligations of Lessee.
14.1.1.    Sovereign Immunity. Lessee does not enjoy or claim any sovereign or governmental immunity from suit or enforcement of private contracts.
14.2.    Lessor’s Representations and Warranties. Lessor represents and warrants as follows, as of the date hereof and of the Delivery Date.
14.2.1.    Organization. Lessor is a corporation organized and existing in good standing under the laws of Florida, and has all requisite power, authority and legal right to enter into and perform its obligation under this Agreement and any other document delivered by Lessor in connection herewith.
14.2.2.    Authorization. Lessor has duly authorized, executed and delivered this Agreement and, assuming this Agreement has been duly authorized, executed and delivered by Lessee, this Agreement constitutes a legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting enforcement of creditors’ rights generally as well as by general principles of equity.
14.2.3.    No Violation. Neither the execution and delivery or performance by Lessor of this Agreement and any other document delivered by Lessor in connection herewith, nor consummation of any of the transactions as contemplated thereby, will result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any Lien upon any property of Lessor under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement, or other agreement to which Lessor is a party or by which Lessor is bound, or any law, judgment, governmental rule, regulation, or order of any Governmental Entity.
14.2.4.    No Consents or Approvals. Neither the execution and delivery by Lessor of this Agreement or any other document delivered by it in connection herewith nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, any Governmental Entity.
14.2.5.    Citizenship. Lessor is: (a) a “citizen of the United States” as that term is defined in Section 40102(a) (15) of Title 49 of the United States Code; and (a) a “United States person” as that term is defined in Section 7701(a)(30) of Title 26 of the United States Code.
14.2.6.    Ownership. As of the Delivery, Lessor holds legal title to the Aircraft.
15.    Covenants.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

15.1.    Lessee’s Covenants. Lessee hereby covenants with Lessor that during the Term, Lessee will fully comply with and perform the following obligations.
15.1.1.    Lessee will preserve its existence and maintain all rights, privileges, licenses, and franchises necessary to its business or material to its performance of its obligations under this Agreement.
15.1.2.    To the extent that the Aircraft is subleased to a Third Party Carrier, Lessee will keep (or cause to keep) in full force such Third Party Carrier’s certificate(s) issued by the Aviation Authority and each other Governmental Entity, including all special conditions and obligations attached to such certificate(s), and all renewals, amendments and modifications to same.
15.1.3.    Lessee will not do or knowingly permit to be done or omit or knowingly permit to be omitted any act or thing which might reasonably be expected to jeopardize the rights of Lessor as an additional insured or loss payee under the insurance required under Section 11, it being understand and agreed by Lessor that any such act or omission by Lessor, an Affiliate of Lessor or their representatives will not be deemed an act or omission of Lessee.
15.1.4.    Lessee will not claim any interest in the Aircraft other than as Lessee under this Agreement (or sublessor to a Carrier or Third Party Carrier, as applicable).
15.1.5.    Lessee will not at any time: (a) represent or hold out Lessor as carrying goods or passengers on the Aircraft or, except as a result of the operation being conducted by a Carrier or otherwise in accordance with applicable Laws, as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee; or (b) pledge the credit of Lessor.
15.1.6.    Lessee will not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, except as provided in Section 6.
15.2.    Lessor’s Covenants. Lessor hereby covenants with Lessee that during the Term, Lessor will fully comply with and perform the following obligations.
15.2.1.    Lessor will preserve its existence and maintain all rights, privileges, licenses, and franchises necessary to its business or material to its performance of its obligations under this Agreement.
15.2.2.    Lessor will promptly, upon becoming aware of the same, notify Lessee in writing of the occurrence of any Lessor Event of Default or of any event, which with the giving of notice or passage of time could become a Lessor Event of Default.
15.2.3.    Lessor will not do or knowingly permit to be done or omit or knowingly permit to be omitted any act or thing which might reasonably be expected to jeopardize the rights of Lessee as an insured or loss payee under the insurance required under Section 11,

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

it being understand and agreed by Lessee that any such act or omission by Lessee, an Affiliate of Lessee or their representatives will not be deemed an act or omission of Lessor.
15.2.4.    Lessor’s Covenant of Quiet Enjoyment. Lessor hereby covenants with Lessee that, during the Term, so long as no Lessee Event of Default has occurred and is continuing, neither Lessor, any person acting on its behalf or in its stead, any predecessor or successor in interest of Lessor, nor any person claiming an interest in the Aircraft by or through Lessor, will interfere with Lessee’s rights under this Agreement or Lessee’s quiet and undisturbed use and enjoyment of the Aircraft; except that this Section 15.2.4 will not limit Lessor’s right of inspection as set forth in this Agreement. Should such an interference occur, Lessor will promptly eliminate the cause of such interference upon becoming aware of same in any manner, including by receipt of notice from Lessee.
16.    Default; Remedies.
16.1.    Events of Default.
16.1.1.    A “Lessee Event of Default” means the occurrence and continuance of any of the following events, except that no event listed in this Section 16.1.1 will be a Lessee Event of Default to the extent that the event arises out of or is caused by the failure of Lessor or an Affiliate of Lessor to comply with its obligations under this Agreement, a Carrier Sublease, or the ATSA.
(a)    Lessee fails to make any payment of Rent within [*] Business Days of the relevant due date at the place and in the funds required under this Agreement.
(b)    Lessee fails to make any other payment due within [*] days of the later of the relevant due date or Lessor’s written demand at the place and in the funds required under this Agreement.
(c)    Lessee fails to carry and maintain insurance on or in respect of the Aircraft (or to cause such insurance to fail to be carried or maintained) in accordance with Section 11 or operates (or allows the operation of) the Aircraft without such insurance coverage being in full force and effect with regard to such operation.
(d)    Any representation or warranty made by Lessee herein was incorrect in any material respect at the time made or deemed to be made.
(e)    Lessee fails to return possession of the Aircraft and the Aircraft Documents to Lessor at the Return Location on the Return Date.
(f)    Lessee fails to perform or observe any other covenant, condition or agreement to be performed or observed by it, and such failure continues unremedied for a period of 30 days after written notice thereof by Lessor, except that such failure will not constitute a Lessee Event of Default if: (i) such failure is not capable of being cured within the 30-day period following such notice from Lessor; and (ii) a

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

cure is diligently pursued by Lessee thereafter, except that in any event such failure will constitute a Lessee Event of Default if it continues for more than 120 days following such notice from Lessor.
(g)    (i) Lessee commences a voluntary case under Title 11 of the United States Code or the corresponding provisions of any successor Laws; (ii) anyone commences an involuntary case against Lessee under Title 11 of the United States Code or the corresponding provisions of any successor Laws and either (1) the case is not dismissed by midnight at the end of the 60th day after commencement or (2) the court before which the case is pending issues an order for relief or similar order approving the case; (iii) a court of competent jurisdiction appoints, or Lessee makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in Title 11 of the United States Code or the corresponding provisions of any successor Laws) for its company or all or substantially all of its assets; or (iv) Lessee fails generally to pay its debts as they become due (unless those debts are subject to a good-faith dispute as to liability or amount) or acknowledges in writing that it is unable to do so.
(h)    Lessee creates or suffers to exist any Lien for taxes of any kind or arising out of a judgment or award against Lessee which Lien does not constitute a Permitted Lien and is not being contested by Lessee in good faith by appropriate procedures.
16.1.2.    A Lessor Event of Default means the occurrence and continuance of any of the following events.
(a)    Lessor fails to make any payment within [*] days of the later of the relevant due date or Lessee’s written demand at the place and in the funds required under this Agreement
(b)    Lessor (or an Affiliate of Lessor) fails to carry and maintain insurance on or in respect of the Aircraft (or to cause the effectiveness of such insurance) in accordance with the provisions of this Agreement or operates (or allow the operation of) the Aircraft without such insurance coverage being in full force and effect with regard to such operation.
(c)    Any representation or warranty made by Lessor herein was have been incorrect in any material respect at the time made or deemed to be made.
(d)    Lessor (or Lessor’s Lender or any Affiliate of Lessor):
i.    interferes with Lessee’s quiet enjoyment of the Aircraft during the Term or creates or suffers to exist any Lien that interferes with Lessee’s right to quiet enjoyment during the Term, except that same will only be a breach if it continues unremedied for a period of (A) 1 Business Day if the

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

interference is within the reasonable control of Lessor; or (B) 3 Business Days if the interference is not within the reasonable control of Lessor;
ii.    fails to maintain the registration of the Aircraft with the FAA (if not the applicable Aviation Authority), unless the Aircraft is registered in a jurisdiction that requires registration to be in the name of Lessee’s sublessee/operator);
iii.    fails to perform or observe any other covenant, condition, or agreement to be performed or observed by it, and if such failure continues unremedied for a period of 30 days after written notice thereof by Lessee, except that such failure will not constitute a Lessor Event of Default if (A) such failure is not capable of being cured within the 30-day period following such notice from Lessee and (B) a cure is diligently pursued by Lessor thereafter; except that in any event such failure will constitute a Lessor Event of Default if it continues for more than 120 days following such notice from Lessee; or
iv.    causes, through its act or omission, a Lessee Event of Default, unless such Lessee Event of Default is expressly waived by Lessor in writing.
(e)    (i) Lessor commences a voluntary case under Title 11 of the United States Code or the corresponding provisions of any successor Laws; (ii) anyone commences an involuntary case against Lessor under Title 11 of the United States Code or the corresponding provisions of any successor Laws and either (A) the case is not dismissed by midnight at the end of the 60th day after commencement or (B) the court before which the case is pending issues an order for relief or similar order approving the case; (iii) a court of competent jurisdiction appoints, or Lessor makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in Title 11 of the United States Code or the corresponding provisions of any successor Laws) for its company or all or substantially all of its assets; or (iv) Lessor fails generally to pay its debts as they become due (unless those debts are subject to a good-faith dispute as to liability or amount) or acknowledges in writing that it is unable to do so.
16.2.    Remedies. If one or more Events of Default are continuing, Lessor in the case of a Lessee Event of Default that is not caused by an act or omission of a Carrier, and Lessee in the case of a Lessor Event of Default, may, at Lessor’s or Lessee’s option, respectively, exercise any one or more of the following remedies, to the extent permitted by law.
16.2.1.    Lessor or Lessee may exercise any right or take any action that may reasonably be required to cure any Lessee Event of Default (which will be performed on Lessee’s account) or Lessor Event of Default (which will be performed on Lessor’s account), respectively.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

16.2.2.    Lessor may instruct Lessee to ferry the Aircraft (including the Aircraft Documents) to the Return Location, and to ground the Aircraft at such airport until all Lessee Events of Default have been cured, whereupon Lessee will promptly do so.
16.2.3.    Lessor may take any other remedial action available to Lessor under applicable Law in the case of a Lessee Event of Default and Lessee may take any other remedial action available to Lessee under applicable Law in the case of a Lessor Event of Default.
16.2.4.    Lessor (in the case of a Lessee Event of Default that is not caused by an act or omission of a Carrier) and Lessee (in the case of a Lessor Event of Default) may terminate this Agreement by:
(i)    serving notice of such termination on Lessee (in the case of a Lessee Event of Default that is not caused by an act or omission of a Carrier) and Lessor (in the case of a Lessor Event of Default) in writing in accordance with Section 20.7, specifying the occurrence giving rise to such Event of Default, which notice will cause this Agreement to terminate immediately (without any further act, service, notification, or proceeding being necessary), whereupon, in the case of a Lessee Event of Default that is not caused by an act or omission of a Carrier, Lessee will promptly return the Aircraft in compliance with the Return Condition Requirements to Lessor at the Return Location or at any airport in the continental United States specified by Lessor (and should Lessee fail to comply with the Return Condition Requirements, Lessor may do or cause to be done, at Lessee’s expense, whatever may be necessary to cause the Aircraft to so comply) and in the case of a Lessor Event of Default, Lessee will have the right to terminate this Agreement and require Lessor to take possession of the Aircraft at its then-current location; or
(j)    in the case of a Lessee Event of Default that is not caused by an act or omission of a Carrier, with or without notice to Lessee, taking possession of the Aircraft, for which purpose Lessor by its servants or agents may peacefully enter upon Lessee’s premises where the Aircraft and the Aircraft Documents may be located, or cause the same to be redelivered to Lessor at any airport in the continental United States specified by Lessor; and to effect the foregoing, Lessor may use self-help and any and all reasonable and lawful and peaceful means necessary to take immediate possession of and remove (by summary proceedings or otherwise) the Aircraft and the Aircraft Documents from Lessee’s premises, or from Lessee’s possession wherever the same are located, all without liability accruing to Lessor except if such action is not peacefully taken and except for the gross negligence or willful misconduct of Lessor or Lessor’s Affiliates or their respective representatives; and upon exercise by Lessor of its powers under this Section 16.2.4(b), such termination will be deemed to take effect upon such taking of possession by Lessor or such re-delivery of the Aircraft to Lessor at said airport (without any further act, notification or proceeding being necessary).

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

16.2.5.    Whether or not Lessor or Lessee will have exercised, or will thereafter at any time exercise, any of its rights described in this Section 16.2 with respect to the Aircraft, and regardless of whether Lessor or Lessee will have terminated this Agreement pursuant to Section 16.2.4 hereof, Lessor, in the case of a Lessee Event of Default that is caused by other than an act or omission of a Carrier, will be entitled to: (a) recover from Lessee all past due and unpaid Rent and all other amounts owing under this Agreement; (b) declare as immediately due and payable all unpaid Basic Rent through the date of termination or other amounts owing under this Agreement; and (c) institute any and all legal and equitable actions required to recover such amounts and otherwise enforce its rights under this Agreement (subject to Lessor’s and Lessee’s respective obligation to perform all acts reasonably required to mitigate its damages).
16.2.6.    In the event of a Lessor Default under Section 16.1.2(e), Lessee will have the right, exercisable in its sole discretion, to acquire the Aircraft from Lessor (a “Lessor Default Acquisition”). If Lessee exercises this right:
(a)    Lessee will provide notice to Lessor of its intent to proceed with a Lessor Default Acquisition, with such notice including the date selected by Lessee under Section 16.2.6(d).
(b)    Lessor will execute an FAA Form 8050-2 Aircraft Bill of Sale transferring title to Lessee (or, at Lessee’s election, an Affiliate of Lessee) and position an original signed but undated copy of same with Special FAA Counsel within two Business Days of receipt of Lessee’s notice under Section 16.2.6(a).
(c)    Lessee will transfer the Lessor Default Acquisition Payment to Special FAA Counsel on or prior to the date selected by Lessee under Section 16.2.6(d).
(d)    On a date selected by Lessee in its sole discretion, the Parties will instruct FAA Special Counsel to file the FAA bill of sale provided by Lessor with the FAA and release the Lessor Default Acquisition Payment (less any amounts owed to Special FAA Counsel with respect to the closing of the Lessor Default Acquisition, which amounts will be retained by Special FAA Counsel) to Lessor, and, upon completion of same, this Lease will terminate with neither Party having any further obligation to the other under this Lease after such Termination.
(e)    The transfer of title to the Aircraft from Lessor to Lessee will be “as-is”, “where-is” but free of Lessor’s Liens.
(f)    Lessor will, at its sole cost, take any and all steps reasonably requested by Lessee to document and register the transfer of title (including, registrations with the International Registry) and assign or transfer any transferrable warranties with respect to the Aircraft.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(g)    The Lessor Default Acquisition Payment will be the then-current Fair Market Value of the Aircraft minus any then-outstanding amounts owed by Lessor to Lessee under this Agreement, including amounts accruing or expended by Lessee as a result of the Lessor Event of Default (the “Lessor Default Acquisition Payment”). The “Fair Market Value” of the Aircraft will be determined in accordance with the following procedure: Lessee will deliver to Lessor a calculation (“Lessee’s Calculation”) of such fair market value determined by Lessee in good faith based upon an independent third party valuation performed by a nationally recognized appraiser with significant experience with transport category aircraft (“Lessee’s Appraiser”). Upon Lessor’s written acceptance of Lessee’s Calculation, or if Lessor fails to object to Lessee’s Calculation within 5 days after receipt thereof, Lessee’s Calculation will become the Fair Market Value of the Aircraft. If Lessor objects to Lessee’s Calculation, Lessor and Lessee will select a mutually agreed second appraiser (“Joint Appraiser”) of nationally recognized standing and significant experience with transport category aircraft to conduct an independent valuation of the Aircraft (“Joint Appraiser’s Calculation”), whereupon the average of Lessee’s Calculation and the Joint Appraiser’s Calculation will become the Fair Market Value of the Aircraft. Lessor will bear the cost of its own appraiser and the reasonable and documented costs of Lessee’s Appraiser and, as applicable, the Joint Appraiser.
16.2.7.    In the event of a Lessee Event of Default that is not caused by an act or omission of a Carrier, in addition to the foregoing remedies and without limiting any remedies Lessor may have at law or in equity, Lessor may lease, sell or otherwise dispose of the Aircraft as Lessor in its sole discretion may determine.
16.2.8.    Notwithstanding anything which is or may be to the contrary in this Section 16.2 or elsewhere in this Agreement or the occurrence of any Lessee Event of Default, [*]
16.3.    No Waiver. No implied waiver by Lessor of a Lessee Event of Default or failure or delay of Lessor in exercising any right under this Agreement will operate as a waiver thereof and no implied waiver by Lessee of a Lessor Event of Default or failure or delay of Lessee in exercising any right under this Agreement will operate as a waiver thereof. The acceptance by Lessor of partial payments from Lessee or any third party, whether made before or after a termination pursuant to Section 16.2, will not operate as waiver by Lessor of a Lessee Event of Default and will not be construed as an intent to continue the contractual relationship or as a reinstatement of this Agreement. Nothing in this Section 16 will be construed to permit Lessor to obtain a duplicate recovery of any element of damages to which Lessor is entitled. No express or implied waiver by Lessor of a Lessee Default or Lessee Event of Default or by Lessee of a Lessor Event of Default will in any way be, or be construed to be, a waiver of any future or subsequent Lessee Default or Lessee Event of Default, or Lessor Default or Lessor Event of Default, respectively.
16.4.    Costs and Expenses. Lessee or Lessor, as applicable, agrees to pay to Lessor or Lessee, as applicable, upon demand, all reasonable and documented costs, expenses and disbursements (including reasonable attorney’s fees, legal fees and expenses) incurred by Lessor

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

or Lessee, as applicable, in exercising its rights or remedies under this Agreement following a Lessee Event of Default or Lessor Event of Default, respectively.
17.    Return of Aircraft.
17.1.    Return, Place and Time of Return. Lessee will at its own expense return (or cause to be returned) the Aircraft by delivering the same to Lessor at the Return Location, or such other location as may be mutually agreed by the Parties, on the Expiration Date or promptly upon the earlier Termination, except where Termination occurs pursuant to Section 19 as a result of a Total Loss.
17.2.    Aircraft Return Condition Requirements. The Aircraft upon the Return to Lessor will satisfy all of the Return Condition Requirements described in Section 18.
17.3.    Return Receipt. Upon return of the Aircraft in accordance with the terms of this Agreement, Lessor and Lessee will execute a Return Receipt. Lessee and Lessor will additionally execute such additional documents as the other Party may reasonably require to evidence the termination of this Agreement.
17.4.    Specific Performance. Timely return of the Aircraft on the Return Date and at the Return Location is of the essence of this Agreement and if the Aircraft is not returned on the Return Date and at the Return Location (other than as a result of a force majeure or an act or omission by Lessor or an Affiliate of Lessor), Lessor may obtain a court order requiring Lessee to immediately return the Aircraft at the Return Location.
17.5.    Lessee’s Obligations Continue.
17.5.1.    In the event the Return of the Aircraft is not effected at the time and location specified herein for any cause, then the obligations of Lessee under this Agreement will continue until the Aircraft is actually returned to Lessor. In particular (except to the extent that a delay in the Return of the Aircraft is attributable to acts or a failure to act on the part of Lessor or an Affiliate of Lessor), until Lessee has complied with the Return Condition Requirements, Lessee will continue to pay Rent to Lessor, will continue to insure the Aircraft pursuant to Section 11 and will be responsible for all storage fees for the Aircraft (with such storage being effected pursuant to all requirements of the Maintenance Program).
17.5.2.    Neither the continued performance by Lessee of any of its obligations after the end of the Term nor the acceptance by Lessor of payments of Basic Rent or otherwise made by Lessee will be considered a renewal of the terms of this Agreement or a waiver of any right of Lessor, and Lessee will not be entitled to the quiet enjoyment of the Aircraft or any part thereof.
18.    Return Condition Requirements. Lessee will have no responsibility under this Section 18 for the performance of or any of the costs associated with compliance with any of the Return Condition Requirements, as long the Aircraft is subject to a Carrier Sublease on the Return Date. For clarity, in the event of a Carrier Sublease Transition: (a) Lessee will be responsible for the costs

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

associated with compliance with the Return Condition Requirements; and (b) the Aircraft, at the time of the Return, will satisfy all of the Return Condition Requirements in accordance with Sections 18.1 through 18.5.
18.1.    Condition. On the Return Date, the Aircraft and the Aircraft Documents will be in the condition required by Appendix H hereto (the “Return Condition Requirements”).
18.2.    Final Inspection. On or before 10 days prior to the Return Date, Lessee will make the Aircraft available to Lessor for inspection in order to verify that the condition of the Aircraft complies with the requirements set forth in the Return Condition Requirements (the “Final Inspection”). Such Final Inspection will take place at the Return Location and the scope of the Inspection will be as is customary in the industry to reasonably allow Lessor to determine the compliance of the Aircraft with the Return Condition Requirements. Lessee, at its cost, will promptly correct any discrepancies under the Return Condition Requirements observed during the Final Inspection and communicated by Lessor to Lessee.
18.3.    Check Flight. Promptly after completion of the corrections, if any, required under Section 18.2, and at the option of Lessor, a check flight (of up to [*]) based on Manufacturer’s Change of Operator Demonstration Profile flight program will be conducted by Lessee for the purpose of demonstrating to Lessor the compliance of the Aircraft with the provisions of this Section 18. All costs of such check flight will be paid by Lessee, including the cost of fuel, flight crew, insurance, and any airport fees. Lessor’s representatives (up to three) may participate in the test flight as observers (but will be responsible for their own expenses). For clarity, Lessee will bear all risks of loss or damage to the Aircraft as described in Section 6.9, except to the extent any risk of loss or damage is caused solely and directly by the gross negligence or willful misconduct of Lessor or its representatives. All pilot-reported discrepancies and all discrepancies under the Return Condition Requirements that are identified by Lessor during the check flight will be corrected by Lessee at its expense. There will be no deferred items on the Aircraft except as permitted by the Aviation Authority having jurisdiction over the Aircraft. If the Aircraft is determined to be not in conformity with the Delivery Condition Requirements, the check flight will be repeated as necessary in accordance with the provisions of Section 18.3 and the flight time limitation will be waived by Lessee.
18.4.    Conditions Cumulative. None of the Return Condition Requirements is intended to be exclusive, but each will be cumulative and in addition to any other condition and requirement under this Agreement.
18.5.    Financial Adjustments. To the extent that either Lessee or Lessor is allowed or is required to make financial adjustment payments at Return in light of the Aircraft and its Engines either failing to satisfy or exceeding the Return Condition Requirements, the amount of such payments will be determined as specified in Appendix H hereto.
18.6.    Painting. Notwithstanding the foregoing Sections 18.1 through 18.5, and without regard to whether the Aircraft is subject to the Return Condition Requirements, Lessee will be responsible for the costs incurred in repainting the Aircraft in a white tail livery (to include the entire fuselage, empennage, landing gear doors, and engines cowlings) in conjunction with the Termination

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

or Expiration of this Agreement. Should Lessor request that the Aircraft be painted at Return in any other color scheme, Lessee will cooperate in effecting such painting, but Lessee will be financially responsible only for such white tail livery.
19.    Total Loss.
19.1.    Total Loss of the Aircraft.
19.1.1.    If the Aircraft suffers a Total Loss prior to the Return Date, Lessee: (a) will notify Lessor of such Total Loss within three days after its occurrence; and (b) will pay the Agreed Value to Lessor (or cause the insurers to make such payment, with any deductible being the responsibility of Lessee) within 90 days after the occurrence of the Total Loss. This Agreement will terminate upon the earlier to occur of: (i) receipt of the Agreed Value by Lessor or (ii) the receipt by Lessor of written confirmation from the insurer of the Aircraft to the effect that such insurer will pay to Lessor the Agreed Value. Lessor will transfer title to the remains of the Aircraft to the insurers or to Lessee, as appropriate under the insurance policies required by Section 11.
19.1.2.    If the Aircraft suffers a Total Loss prior to Delivery to Lessee, this Agreement will terminate immediately. Any termination under this Section 19.1.2 will discharge all obligations and liabilities of the Parties, except that Lessee will be entitled to a return of any prepaid Rent and any other monies prepaid to Lessor pursuant hereto. All such returns will be made by Lessor to Lessee within five Business Days after Lessor’s receipt of a written determination of a Total Loss.
19.2.    Engine Total Loss. Upon a Total Loss of an Engine not then installed on the Aircraft or a Total Loss of an Engine installed on the Aircraft not involving a Total Loss of the Aircraft, Lessee will give Lessor prompt notice thereof, and Lessee will replace such Engine as soon as reasonably possible by duly conveying to Lessor and causing to become subject to this Agreement as a replacement for such Engine, title to another engine, which engine will be free and clear of all Liens other than Permitted Liens, and will be the same model as the Engines (or an improved model of the same manufacturer suitable for installation and use on the Airframe) and will have a value and utility at least equal to, and be in at least as good operating condition as the Engine which sustained such Total Loss, assuming such Engine was in the condition and repair required by the terms hereof immediately prior to such Total Loss; and Lessor will transfer to Lessee, free and clear of all rights of Lessor and all Lessor’s Liens (but otherwise without recourse or warranty), all of Lessor’s right, title and interest in such replaced Engine. Such replacement engine after approval and acceptance by Lessor, will be deemed an “Engine.” Lessee agrees to take such action as Lessor may reasonably request in order that title to any such replacement Engine will be duly and properly vested in Lessor and leased under this Agreement to the same extent as the Engine replaced thereby. Lessee’s obligation to pay Rent will continue in full force and effect, but Lessee will be entitled to retain or to be reimbursed by Lessor the amount of insurance or condemnation proceeds, if any, received by Lessor with respect to such replaced Engine.
19.3.    Surviving Engine. If a Total Loss of the Airframe occurs and any Engine or Engines (a “Surviving Engine”) has not become a Total Loss, Lessor, at the request of Lessee, will, subject

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

to any applicable insurance policy which provides to the contrary, transfer to Lessee free and clear of all rights of Lessor and all Lessor’s Liens (but otherwise without recourse or warranty), all of Lessor’s right, title and interest, if any, in and to any such Surviving Engine; as long as, prior to transferring such right, title and interest in such Surviving Engine, Lessor will have received either: (a) the Agreed Value of the Aircraft; or (b) written confirmation from the insurer of the Aircraft to the effect that such insurer will pay to Lessor the Agreed Value of the Aircraft.
20.    Miscellaneous.
20.1.    Entire Agreement. This Agreement, together with the NDA, the ATSA and any Carrier Sublease, as applicable, constitute the entire agreement between Lessor and Lessee with respect to the Aircraft and supersedes any and all previous understandings, commitments, agreements or representations whatsoever, whether oral or written, including any and all terms sheets, letters of intent or similar documents.
20.2.    Amendment and Waiver. This Agreement may not be amended, suspended, superseded or otherwise modified except by a written instrument, expressly identifying the modifications made and signed by the authorized representative of both of the Parties. No waiver will be effective under this Agreement except by a written instrument, expressly identifying the rights waived and signed by the authorized representative of the relevant Party to be bound thereby. A waiver regarding any breach or default will not constitute a waiver with respect to any different or subsequent default unless expressly provided in such waiver instrument. Without limiting the generality of the foregoing, a Party will not be deemed to modify any term or waive any right or remedy under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing in one or more instances to exercise any right under this Agreement.
20.3.    Applicable Law; Venue. The internal laws of the State of New York, excluding its conflicts of law rules, govern this Agreement. Each of the Parties irrevocably submit to the exclusive personal jurisdiction and venue in the federal and state courts in New York County, New York for any dispute arising out of this Agreement and waive all objections to jurisdiction and venue of such courts.
20.4.    Legal Costs and Expenses.
20.4.1.    Lessor and Lessee each will bear the cost of their own legal fees, inspection and appraisal fees, and related expenses associated with the negotiation, preparation and execution of this Agreement, and Lessor and Lessee will split evenly the fees and expenses charged by Special FAA Counsel (and otherwise incurred) in performing the filings and registrations required in Section 5.
20.4.2.    Lessee will pay all reasonable and documented attorneys’ fees, costs and expenses (including costs and disbursements of counsel) incurred by Lessor after the date hereof arising out of or otherwise in connection with: (a) any supplements or amendments of this Agreement (including any related recording and registration costs) requested by Lessee or made reasonably necessary solely as the result of the actions of Lessee (to the

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

extent such actions are in breach of this Agreement); (b) any Lessee Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated); and (c) all other actions taken by Lessor to enforce its rights under this Agreement.
20.4.3.    Lessor will pay all reasonable and documented attorneys’ fees, costs and expenses (including costs and disbursements of counsel) incurred by Lessee in connection with: (a) any Lessor Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated); and (b) all other actions taken by Lessee to enforce its rights under this Agreement.
20.5.    DISCLAIMER OF DAMAGES. EXCEPT FOR LOSSES, DAMAGES, OR LIABILITIES: (A) ARISING UNDER A PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 10 (EXCLUDING LESSOR’S INDEMNIFICATION OBLIGATION UNDER SECTION 10.2(C) AND LESSEE’S INDEMNIFICATION OBLIGATION UNDER SECTION 10.1(C)); (B) TO THE EXTENT ARISING OUT OF ANY BREACH OF A PARTY’S OBLIGATIONS UNDER THE NDA; OR (C) CAUSED BY A PARTY’S GROSS NEGLIGENCE OR WILLFUL, FRAUDULENT OR CRIMINAL MISCONDUCT, UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT, REGARDLESS AS TO THE CAUSE OF ACTION AND HOWEVER ALLEGED OR ARISING.
20.6.    Further Assurances. The Parties agree to execute and deliver such other instruments and documents as either Party reasonably requests to evidence or effect the transactions contemplated by this Agreement.
20.7.    Notices.
20.7.1.    All notices and other communications under this Agreement will be in writing and will be personally delivered, sent by facsimile (with electronic confirmation) or e-mail, or delivered by a nationally-recognized courier for overnight delivery to either Party to the address of that Party set forth below. Such notice or other communication will be deemed to have been given or made and will be deemed to have been received: (a) when sent by personal delivery, upon actual delivery or the intended recipient’s refusal to accept delivery; (b) when sent by nationally recognized courier for overnight delivery, the next Business Day after being sent by such courier for such delivery; (c) when sent by fax, the same day as transmitted if transmitted during the normal business hours of the recipient or the next Business Day if transmitted after the normal business hours of the recipient as reflected by an electronic confirmation or receipt; (d) when sent by email, on the day acknowledged in writing (email or otherwise) by the recipient Party but only to the extent such email notice has been sent to an employee of the recipient Party having knowledge of the matter contained in the notice (and, in the case of notice to Lessee, with a copy to [*] and in the case of Lessor with a copy to [*]) and is conspicuously identified as a notice under

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

this Agreement. No objection may be made to the manner of delivery of any written notice actually received by a party. The addresses for the Parties are:
(i) If to Lessee:
Amazon Fulfillment Services, Inc.
Attn: Transportation Director
410 Terry Avenue North
Seattle, WA 98109-5210
Phone: [*]
Facsimile: [*]

With a copy to:

Amazon.com, Inc.
Attn: General Counsel
P.O. Box 81226
Seattle, WA 98108-1226
Fax: [*]

(ii)    If to Lessor:
Cargo Aircraft Management, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile:    [*]
Phone:        [*]
Attention:    Richard F. Corrado, President

With a copy to:

Cargo Aircraft Management, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile:    [*]
Attention:    W. Joseph Payne, Vice President

20.7.2.    Either Party may, by notice to the other delivered in accordance with this Section 20.7, designate another address as its address for notice under this Agreement.
20.8.    Counterparts. Each Party may effect the execution and delivery of this Agreement, any Appendix, any Schedule, or any amendment or addendum to same by facsimile or electronic transmission (including in portable document format or by electronic signature) of one or more signed counterparts that together will constitute one and the same instrument.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

20.9.    Brokers. Each of the Parties hereto represents and warrants to the other that it has not employed any brokers or sale agents in the creation of or the negotiations relating to this Agreement, nor has it given any brokers or sales agents such broad powers as to encompass the transactions described in this Agreement, and each Party will indemnify and hold harmless the other Party by reason of any breach or alleged breach by such Party of its representation and warranty under this Section 20.9.
20.10.    Lessor’s Lender. Lessee understands and acknowledges that: (a) the Aircraft may be subject to one or more security interests from time to time as the result of Lessor or an Affiliate of Lessor borrowing funds from one or more entities (collectively, “Lessor’s Lender”); and (b) as a result, Lessor may be required to collaterally assign part or all of its interest in the Aircraft and in and under this Agreement to secure the performance of its repayment and other obligations owing to Lessor’s Lender. Lessee agrees that, upon the written direction of Lessor, it will consent to any such collateral assignment of Lessor’s rights under this Agreement if such collateral assignment is in form and substance satisfactory to Lessee, except that Lessor will reimburse Lessee for any reasonable and documented out-of-pocket expenses associated with complying with this Section 20.10 (including Lessee's attorney's fees) and such collateral assignment will not increase Lessee’s obligations or reduce Lessee’s rights under this Agreement or under the ATSA.
20.11.    Lessee’s Early Termination Rights.
20.11.1.    General Right of Termination. Lessee will have a one-time only right to terminate this Agreement, in its sole and absolute discretion and with or without cause, on the date [*] months after the Delivery Date (the “Discretionary Termination Effective Date”). Lessee may exercise this right by providing written notice of such intent to terminate (pursuant to the notice requirements of Section 20.7 hereof) to Lessor at least [*] days prior to the Discretionary Termination Effective Date, except that if Lessee does not provide such notice at least [*] days prior to the Discretionary Termination Effective Date, the resulting Termination will not become effective until [*] days after the date of such notice. As conditions precedent to the effectiveness of a Termination under this Section 20.11.1: (a) Lessee will make a lump sum payment to Lessor in an amount equal to the Early Termination Fee; and (b) Lessee will Return the Aircraft to Lessor in accordance with Sections 17 and 18 of this Agreement and the Return Condition Requirements. The Parties will execute and file any and all documentation required by the Aviation Authority to effect such Termination.
20.11.2.    Right To Terminate Due to Pilot Labor Restriction. Lessee will have a separate right to terminate this Agreement by providing written notice of such intent to terminate to Lessor at least 180 days prior to the specified termination date in the event that Lessee desires to sublease the Aircraft to a different Carrier but is restricted from doing so by the terms of any agreement between a Carrier and such Carriers’ pilot unions [*]. As a condition precedent to the effectiveness of a Termination under this Section 20.11.2: (a) Lessee will make a lump sum payment to Lessor in an amount equal to [*]; and (b) Lessee will Return the Aircraft to Lessor in accordance with Sections 17 and 18 of this Agreement and the Return Condition Requirements. The Parties will execute and file any and all documentation required by the applicable Aviation Authority to effect such Termination.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

20.12.    Construction. Each appendix and schedule associated with this Agreement is hereby incorporated by reference, as if fully set forth herein, and each reference to an “Appendix” or “Schedule” in this Agreement will include all subsections or portions of such appendix or schedule, as same may be amended, restated, or supplemented from time to time. If any provision of this Agreement is determined to be unenforceable in any jurisdiction, the Parties intend that this Agreement be enforced in such jurisdiction as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced in such jurisdiction to the extent that they are enforceable, and further agree to substitute for the invalid provision a valid provision (with respect to such jurisdiction) which most closely approximates the intent and economic effect of the invalid provisions. The section headings of this Agreement are for convenience only and have no interpretive value. References to currency or “$” in this Agreement refer to the United States of America Dollar unless otherwise expressly noted. Unless the context otherwise requires, as used in this Agreement, all terms used in the singular will be deemed to refer to the plural as well, and vice versa. The use of the word “including” and similar terms in this Agreement will be construed without limitation. References in this Agreement to “Business Days” will refer to each day other than a Saturday or Sunday or a day that commercial banking institutions in Seattle, Washington and Atlanta, Georgia are authorized or required by Law to remain closed and “days” means consecutive calendar days. Each Party and its counsel has reviewed and jointly participated in the establishment of this Agreement.
20.13.     Truth in Leasing.
LESSOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 121 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.
AS BETWEEN LESSOR AND LESSEE, LESSEE SHALL BE RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE, IT BEING UNDERSTOOD AND AGREED THAT LESSEE WILL SUBLEASE THE AIRCRAFT TO THE HOLDER OF AN AIR CARRIER CERTIFICATE OR AIR OPERATOR CERTIFICATE AND THAT LESSEE SHALL NOT HAVE OR BE RESPONSIBLE FOR OR HAVE OPERATIONAL CONTROL OF THE AIRCRAFT FOR SO LONG AS THE AIRCRAFT IS IN POSSESSION AND UNDER THE OPERATIONAL CONTROL OF ANY SUCH HOLDER OF AN AIR CARRIER CERTIFICATE OR AIR OPERATOR.
LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 121 (OR, IF LEASED TO THE HOLDER OF AN AIR OPERATOR CERTIFICATE, EQUIVALENT REGULATIONS).
THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.  LESSEE FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

AGREEMENT TO: AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1).

[Signature Page Follows]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first herein written.

LESSOR:

CARGO AIRCRAFT MANAGEMENT, INC.

By: ____________________________

Name: _________________________

Title: __________________________

LESSEE:

AMAZON FULFILLMENT SERVICES, INC.

By: ____________________________

Name: _________________________

Title: __________________________

1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix A
to
Aircraft Lease Agreement (MSN ____________)
DESCRIPTION OF AIRFRAME AND ENGINES

1.    Description Of Airframe.

Manufacturer:                The Boeing Company
Model Number:            767-_____
Serial Number:            ____________
U.S. Registration No.:            N____________

2.    Description Of Engines.

Manufacturer:                ______________
Model Number:            ______________
Serial Numbers:            ______________
______________

Each of the Engines has more than 1750 pounds of thrust or its equivalent.

A-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix B
to
Aircraft Lease Agreement (MSN ____________)
PARTICULAR COMMERCIAL CONDITIONS
(Following confidential financial terms redacted from Lease counterpart filed with FAA)

1.Basic Rent. Basic Rent will be in the amount of: (a) $[*] per month in years one, two, and three; and (b) $[*] in years four and five.
2.Interest Rate. Overdue amounts will bear interest at a per annum rate of a 360-day year and actual days elapsed equal to [*].
2.     Designated Bank Account. Unless Lessor otherwise directs in writing, all payments payable to Lessor will be made by wire transfer of immediately available funds to the following bank account:
Bank:            [*]
[*]
Account Name:    Cargo Aircraft Management, Inc.
Account No.:        [*]
ABA Routing No.:    [*]
3.     Insurance.
3.1    Agreed Value: $______.

3.2    Maximum Deductibles: (a) $[*] if the Aircraft is under a Sublease with a Carrier; (b) $[*] if the Aircraft is under a Sublease with a Third Party Carrier; and (c) unlimited if the Aircraft is not under a Sublease.

3.3     Minimum Aircraft Liability Coverage:    $_______________.
4.    Early Termination Fee. $[*].
5.    Variable Rent.
5.1    Engine Cycle Rate: $[*] per Engine Cycle subject to an annual escalation equal to [*]
5.2    Engine Hour Rate: $[*] per Engine Hour subject to the following changes:

(a)	An annual escalation of [*]%; and

(b)	A monthly adjustment if the Severity Ratio is below [*] or above [*]. The adjusted Engine Block Hour Rate will be determined by multiplying the then-

B-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

current Engine Block Hour Rate (not including any then-existing adjustment under this Section 5.2(b)) by the appropriate (based on the Severity Ratio) severity factor from the table below.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix C
to
Aircraft Lease Agreement (MSN ____________)
LIST OF AIRCRAFT DOCUMENTS
TO BE DELIVERED WITH AIRCRAFT
[NOTE: SPECIMEN LIST ONLY – SUBJECT TO CONFIRMATION BY PARTIES]
1.Certificates.

1.1.	Certificate of Airworthiness (on board aircraft).

1.2.	Current Aircraft Registration Certificate (on board aircraft).

1.3.	Burn Certificates- Cabin Interiors.

1.4.	Copy of all airworthiness documents in support of STCs, including relevant MM, IPC, WDM, MMEL supplements.

1.5.	Certified AD status for Airframe.

1.6.	Certified AD status for Engines.

1.7.	Certified AD status for APU.

1.8.	Certified AD status for appliances.

2.Aircraft Status Summaries.

2.1.	Supplemental Structural Inspection (SSID) Status (if applicable).

2.2.	Corrosion Prevention and Control Program Task Status.

2.3.	List of Major Repairs and Alterations.

2.4.	List and Status of Life Limited Components.

2.5.	Check/Inspection Status.

2.6.	List and Current Status of Time-Controlled Components.

2.7.	Reliability reports, including engine health monitoring data.

3.Aircraft Maintenance Records. Airframe inspection, maintenance, modification and repair documents with maintenance and/or inspection signatures (as required) and description of all work done.

3.1.
Last “A,” “B,” “C” and “D” checks (or equivalent). In the event that a check is performed in phases necessary to constitute a complete block check, records with respect to all phases are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required.

3.2.
AD and modification compliance documents including engineering orders, service bulletins, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority.

3.3.
Documentation of major repairs and alterations including engineering order, drawings, Supplemental Type Certificates, List of any Alternative Methods of Compliance, Master Change Notice, etc., as necessary to define work done, certification basis, and approval authority.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

3.4.	Aircraft weighing records and last weighing report

3.5	Certified current times in service (hours and cycles) as provided by the prior operator.
3.7.    Inventory (from prior operator) of OC/CM (components fitted list).
3.8.    Damage Log and Time controlled repairs list.
3.9.    Structural Repairs Mapping and damage (including Dent and Buckle Chart).
3.11.    Last A, SA, C, and SC checks records and status.
3.13    Compass swing report (if available).
3.14    Last Test Flight report (if available).
3.15    Copy of manufacturer maintenance planning document (MPD)
3.16    Copy of operator aircraft maintenance program.
3.17    All historical tech log pages
3.18    All maintenance check pack records

4.Aircraft History Details.

4.1.	Accident or Incident Reports.

5.Engine Records. For each Engine:

5.1.	Engine Master Record (record of installation and removal and accumulated flight time and cycles).

5.2.	AD Applicability and Compliance Report.

5.3.	List of Operator Modifications Incorporated, if any.

5.4.	List of Major Repairs and Alterations, if any.

5.5.	List and Current Status of Life Limited Components.

5.6.	Check/Inspection Status.

5.7.	List and status of time controlled Parts.

5.8.	Repair, overhaul and inspection documents including FAA Forms 337.

5.9.	Documents necessary to demonstrate installation and traceability to new for life limited components currently installed.

5.10.	Test Cell Records for last test.
5.11.    Certified Statement of status for each engine.
5.12.    Last Borescope Report including video.
5.13.    Last On-Wing ground run.
5.14.    Certified Statement of Non Incident / Accident Report.

6.APU Records.

6.1.	APU Master Record (record of installation and removal and accumulated time and cycles).

6.2.	AD Applicability and Compliance Report.

6.3.	Manufacturer Service Bulletin Compliance Report.

6.4.	List of Operator Modifications Incorporated, if any.

6.5.	List and Current Status of Life Limited Components, LLP status and full traceability to birth
6.6.    List and Status of Time Controlled Components.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

6.7.	Repair, overhaul and inspection documents including FAA Forms 337.
6.8.    Certified statement of status of APU.
6.9.    Approved release to service certification for installed units.

7.Component Record.

7.1.	Time Controlled Component Historical Record with installation and serviceability tags.

7.2.	Documents necessary to demonstrate installation and traceability to new for life limited components currently installed.

8.Manuals.*

8.1.	Prior Operator’s Airplane Flight Manual.

8.2.	Weight and Balance Control and Loading Manual.

8.3.	Maintenance Manual.

8.4.	Wiring Diagram Manual.

8.5.	Illustrated Parts Catalog.
8.6.    S.R.M.
8.7    Airplane Operations Manual (FCOM) and Quick Ref Handbook (QRH).
8.8    Aircraft/engine/APU hookup charts, wiring lists, equipment lists.
8.9    Fault isolation manual (FIM).
8.10    Operators MEL.
8.11    Dispatch deviation procedures guide (DDPG)
8.12    Emergency equipment layout drawing.
8.13    Master MMEL.

* All SB, ECO and STC modifications have been incorporated into manuals. At Return, these changes may be incorporated by methods such as external supplements, or other means acceptable to the FAA for operational purposes.

9.Miscellaneous Technical Documents.

9.1.	Loose equipment inventory

9.2.	List of emergency equipment
9.2.    Approved and certified cargo configuration drawings.
9.3.    Inventory listing of avionics installed units.

9.4.	Last FDR Readout and Correlation Check.

10.Landing Gears.

10.1.    Approved release to service certification for each landing gear.
10.2.    Approved LLP listing for each gear with fill traceability to birth.
10.3.    Copy of last overhaul report.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix D
to
Aircraft Lease Agreement (MSN ____________)
ATTACHED FORM OF TECHNICAL ACCEPTANCE CERTIFICATE
(Executed as a Condition of Delivery)

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

TECHNICAL ACCEPTANCE CERTIFICATE
Dated: __________ ____, 201___
PURSUANT TO THE AIRCRAFT LEASE AGREEMENT (MSN ____________) (the “Agreement”) dated as of __________, 20__ between Cargo Aircraft Management, Inc., a Florida corporation (“Lessor”), as lessor, and Amazon Fulfillment Services, Inc., a Delaware corporation (“Lessee”), as lessee,
This TECHNICAL ACCEPTANCE CERTIFICATE (this “Technical Acceptance Certificate”) is executed by Lessee in regard to the Airframe, the Engines, the APU, and the Aircraft Documents listed below and including any Parts (collectively, the “Aircraft”). Unless otherwise defined, all capitalized terms set forth herein will have the same meaning as set forth in the Agreement.
Lessee hereby confirms that, as of this ____ day of ______________, 20___, at _______ a.m./p.m. (___________ Time):
(a)    The following described airframe (the “Airframe”):
Manufacturer:                The Boeing Company
Model Number:            767-_______
Manufacturer’s Serial Number:    ____________
U.S. Registration No.:            N____________
Total Time:                _____________
Total Cycles:                _____________
Time Since Major Check:        _____________
Cycles Since Major Check:        _____________
Type of Last Major Check        _____________
Time to Next Major Check        _____________

(b)    together with the following described two aircraft engines (the “Engines”):
Manufacturer:                _____________
Model Number:            _____________
Serial Number:            _____________
Total Time:                _____________
Total Cycles:                _____________
Time Since Overhaul:            _____________
Cycles Since Overhaul:        _____________
Cycles Remaining Until
Next Overhaul                _____________
Serial Number:            _____________
Total Time:                _____________
Total Cycles:                _____________
Time Since Overhaul:            _____________
Cycles Since Overhaul:        _____________

D-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Cycles Remaining Until Next Overhaul    _____________

(c)    together with the following described landing gears:
Manufacturer:                _________________
Model Number(s):            _________________
Serial Number(s):            _________________
Time Since Overhaul:            _____________
Cycles Since Overhaul:        _____________
Remaining Life to Overhaul
(months)                 ________________

Manufacturer:                _________________
Model Number(s):            _________________
Serial Number(s):            _________________
Time Since Overhaul:            __________________
Cycles Since Overhaul:        __________________
Remaining Life to Overhaul
(months)                 ________________

Manufacturer:                _________________
Model Number(s):            _________________
Serial Number(s):            _________________
Time Since Overhaul:            _____________
Cycles Since Overhaul:        _____________
Remaining Life to Overhaul
(months)                 ________________

(d)    together with the following auxiliary power unit (APU):
Manufacturer:                _________________
Model Number:            _________________
Serial Number:            _________________
Time Since Overhaul:            _____________
Cycles Since Overhaul:        _____________

(e)    together with the Aircraft Documents (as detailed in Attachment 1), have been inspected to determine their compliance with the Delivery Condition Requirements of the Agreement.
With the exception of any discrepancies agreed to by Lessor and Lessee on a signed listing set forth in Attachment 2 which will be corrected by Lessor at its sole expense prior to the Delivery Date , Lessee hereby certifies that it considers the Aircraft to comply with the Delivery Condition Requirements set forth in the Agreement. This Technical Acceptance Certificate constitutes the “Technical Acceptance Certificate” pursuant to the Agreement.
[Signature Page Follows]

D-2

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Lessee has caused this Technical Acceptance Certificate to be executed and delivered by its duly authorized representative as of the time, day and year above written.
AMAZON FULFILLMENT SERVICES, INC.:

By: ________________________________
Name: ______________________________
Title: _______________________________
Attachment 1:        Aircraft Documents
Attachment 2:         Discrepancies

D-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT 1
to
TECHNICAL ACCEPTANCE CERTIFICATE
LIST OF AIRCRAFT DOCUMENTS
[To Be Provided]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT 2
to
TECHNICAL ACCEPTANCE CERTIFICATE
LIST OF DISCREPANCIES
[To Be Provided]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix E
to
Aircraft Lease Agreement (MSN ____________)
ATTACHED FORM OF LEASE SUPPLEMENT
(Executed Contemporaneously with Delivery)

E-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

LEASE SUPPLEMENT NO. 1
(MSN ____________)
Dated: _____________, 20___
PURSUANT TO THE AIRCRAFT LEASE AGREEMENT (MSN ____________) (the “Agreement”) dated as of __________, 20__ between Cargo Aircraft Management, Inc. a Florida corporation (“Lessor”), as lessor, and Amazon Fulfillment Services, Inc. a Delaware Corporation (“Lessee”), as lessee, this Lease Supplement No. 1 is executed by the parties hereto to confirm that at _________ a.m./p.m. (__________ Time) on this ____ day of _________________, 201___:
(a)    the following described airframe:
Manufacturer:                    The Boeing Company
Model:                        767-_______
Manufacturer’s Serial No.:            ____________
U.S. Registration No.:                N____________
(b)    together with the two (2) following described aircraft engines (each having more than 1750 pounds of thrust or the equivalent of such thrust):
Manufacturer:                    ______________
Model:                        ______________
Manufacturer’s Serial Nos.:            ______________
______________
(c)    together with the “Aircraft Documents” (as listed in Attachment 1 to the “Technical Acceptance Certificate,” as defined in the Agreement), were delivered by Lessor to Lessee and were accepted by Lessee under and subject to the terms and conditions of the Lease, while the Aircraft was located at _____________________. The parties hereto confirm that on the date hereof: (i) the “Aircraft” (as defined by the Agreement) was duly accepted by Lessee for leasing under the Agreement; (ii) the Aircraft became subject to and governed by the provisions of the Agreement; (iii) the Agreement is in full force and effect; (iv) all the terms and provisions of the Agreement are hereby fully incorporated herein; and (v) Lessee became obligated to make the payments provided for in the Agreement.
Expiration Date. Lessor and Lessee further acknowledge and agree that the Expiration Date for purposes of the Lease is ________________________.
[Signature Page Follows]

E-2

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement No. 1 (MSN _____________) to be executed and delivered by their duly authorized representatives as of the day and year above written.
LESSOR:

CARGO AIRCRAFT MANAGEMENT, INC.:

By: ____________________________

Name: _________________________

Title: __________________________

LESSEE:

AMAZON FULFILLMENT SERVICES, INC.:

By: ____________________________

Name: _________________________

Title: __________________________

E-2

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix F
to
Aircraft Lease Agreement (MSN ____________)
ATTACHED FORM OF RETURN RECEIPT
(Executed Contemporaneously with Return of Aircraft)

F-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

RETURN RECEIPT
Dated: _______________
PURSUANT TO THE AIRCRAFT LEASE AGREEMENT (MSN ____________) (the “Agreement”) dated as of __________, 20__ between Cargo Aircraft Management, Inc. (“Lessor”), as lessor, and Amazon Fulfillment Services, Inc. (“Lessee”), as lessee, this Return Receipt is executed by the parties hereto to confirm that at ________ a.m./p.m. (_________ Time) on this _____ day of _____________, ________ the following described aircraft (as defined more fully in the Agreement, the “Aircraft”) was redelivered by Lessee to Lessor while the Aircraft was located at _________________________ pursuant to the terms and conditions of the Agreement:
(a)    The following described airframe (the “Airframe”):
Manufacturer:                The Boeing Company
Model Number:            767-_______
Manufacturer’s Serial Number:    ____________
U.S. Registration No.:            N____________
Total Time:                _____________
Total Cycles:                _____________
Time Since Major Check:        _____________
Cycles Since Major Check:        _____________
Type of Last Major Check        _____________
Time to Next Major Check        _____________

(b)    together with the following described two aircraft engines (the “Engines”):
Manufacturer:                _____________
Model Number:            _____________
Serial Number:            _____________
Total Time:                _____________
Total Cycles:                _____________
Time Since Overhaul:            _____________
Cycles Since Overhaul:        _____________
Cycles Remaining Until Next
Overhaul                _____________

Serial Number:            _____________
Total Time:                _____________
Total Cycles:                _____________
Time Since Overhaul:            _____________
Cycles Since Overhaul:        _____________
Cycles Remaining Until
Next Overhaul                _____________

F-2

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(c)     together with the following described landing gears:

Manufacturer:                _________________
Model Number(s):            _________________
Serial Number(s):            _________________
Time Since Overhaul:            _________________
Cycles Since Overhaul:        _________________
Cycles Since Overhaul        _________________

Manufacturer:                _________________
Model Number(s):            _________________
Serial Number(s):            _________________
Time Since Overhaul:            _________________
Cycles Since Overhaul:        _________________
Cycles Since Overhaul        _________________

Manufacturer:                _________________
Model Number(s):            _________________
Serial Number(s):            _________________
Time Since Overhaul:            _________________
Cycles Since Overhaul:        _________________
Cycles Since Overhaul        _________________

(d)     together with the following auxiliary power unit (APU):

Manufacturer:                _________________
Model Number:            _________________
Serial Number:            _________________
Time Since Overhaul:            _________________
Cycles Since Overhaul:        _________________

(e)    together with the Aircraft Documents (as detailed in Attachment 1 hereto).
Lessee hereby confirms that it will reimburse Lessor for the correction of the deferred items, if any, listed in Attachment 2 hereto.
Lessor hereby confirms that it has accepted the return of the Aircraft and of the Aircraft Documents under the terms of this Agreement and certifies that it considers the Aircraft to comply with the Return Condition Requirements set forth in the Agreement.
[Signature Page Follows]

F-3

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, the parties hereto have caused this Return Receipt to be executed and delivered by their duly authorized representatives as of the day and year above written.
LESSOR:

CARGO AIRCRAFT MANAGEMENT, INC.

By: ____________________________

Name: _________________________

Title: __________________________

LESSEE:

AMAZON FULFILLMENT SERVICES, INC.

By: ____________________________

Name: _________________________

Title: __________________________

Attachment 1:        Aircraft Documents
Attachment 2:        Deferred Items

F-2

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT 1
to
RETURN RECEIPT
LIST OF AIRCRAFT DOCUMENTS

[To Be Provided]

F-5

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT 2
to
RETURN RECEIPT
DEFERRED ITEMS

[To Be Provided]

F-6

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix G
to
Aircraft Lease Agreement (MSN ____________)
DELIVERY CONDITIONS REQUIREMENTS– 767-200
1.    General. On the Delivery Date, the Aircraft will be in “AS IS, WHERE IS” condition, except that Lessee will have the right to inspect the Aircraft to ensure that it complies with the conditions set forth below. Lessor and Lessee will ensure that the Technical Acceptance Certificate reflects the status of the Aircraft at the termination of the Carrier Sublease for comparison purposes at the Return of the Aircraft pursuant to Appendix H to the Agreement.
2.    Condition of Aircraft at Delivery.
2.1    The Aircraft will have installed or be delivered with, as applicable, the full complement of Engines, APU, Parts, Aircraft Documents, and other accessories and loose equipment as is normally installed in, or associated with, the Aircraft.
2.2.    The Aircraft will be serviceable, certified for international cargo operations, with all systems functioning normally and within manufacturers’ specifications and tolerances, and clean in accordance with international airline standards.
2.3.    The Aircraft will have been converted to a cargo configuration by IAI using their STC and will be ready for revenue service.
2.4.    The Aircraft will be in compliance with then FARs, including FAR Part 121.
2.5.    The Aircraft will be delivered with a current FAA Standard Airworthiness Certificate with no exceptions or limitations.
2.6.    The Aircraft will have had all scheduled structural inspections completed and all deferred maintenance items corrected prior to Delivery.
2.7    The Aircraft will be airworthy and ready for flight with all of the Parts and systems fully functional and operating within limits and/or guidelines established by the Manufacturers and the applicable Aviation Authority.
2.8.    The Aircraft will be in working order and condition (subject to the other provisions of this Appendix G, reasonable wear and tear from normal flight operations excepted), with all defects, pilot reports and deferred maintenance items cleared on a terminating action basis.
2.9.    No special or unique Manufacturer inspection or check requirements or reduced inspection intervals which are specific to the Airframe, Engines, APU, and Parts (as opposed to all airframe, engines, APU, or parts of their types), other than damage tolerance inspections associated with permanent repairs to the Airframe, will exist with respect to the Airframe, Engines or Parts.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

2.10.    All repairs, modifications and alterations made to the Aircraft or the addition or removal of Parts will have been made in accordance with Aviation Authority approved data and will have been properly documented in accordance with the requirements of the applicable Aviation Authority.
2.11.    The Aircraft will be in compliance with all ADs issued by the applicable Aviation Authority on or before the Delivery Date.
2.12.    The Aircraft will be in compliance with all mandatory operational requirements pursuant to the requirements for operation in FAR 121 issued on or before the Delivery Date.
2.13.    All no-charge vendor and Manufacturer’s service bulletin kits received by Lessor for the Aircraft but not installed thereon will be on board the Aircraft as cargo.
2.14.    All interior and exterior lettering, signs and decals will be clean, secure and legible and will, in any event, be in the English language.
2.15.    The Aircraft will be free of fuel, oil and hydraulic leaks in excess of AMM limits. Any temporary leak repairs will have been replaced by permanent repairs.
2.16.    A fuel tank contamination maintenance program will be in operation and in accordance with the Manufacturer’s recommendations.
2.17.    The Aircraft fluid reservoirs (excluding fuel but including oil, hydraulic, water and waste tanks) will be serviced to maximum level in accordance with Manufacturer’s requirements.
2.18.    The cargo loading system will be fully functional in accordance with the AMM.
2.19.    Carpets, seat cushions, seat covers and any other material installed in the cockpit will conform to the FAA’s fire resistance regulations.
2.20.    All emergency equipment and other loose equipment will be properly installed and in good condition.
2.21    Lessor will touch up the paint in the cockpit in a neat and professional manner per the Manufacturer’s recommendations and replace placards as required by Lessee.
2.22.    All cargo compartment panels will be serviceable, free of temporary repairs. Cargo restraining nets will be serviceable and in good condition.
2.23.    Each Engine will be airworthy and be in a serviceable condition in accordance with the AMM and with no reduced interval inspections.
2.24.    The Landing Gear and APU will all be serviceable and maintained in accordance with the Maintenance Program.
2.25.    The Aircraft Documents will be in English and will be up-to-date.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix G
to
Aircraft Lease Agreement (MSN ____________)
DELIVERY CONDITIONS REQUIREMENTS– 767-300
1.    General. On the Delivery Date, the Aircraft will be in “AS IS, WHERE IS” condition, except that Lessee will have the right to inspect the Aircraft to ensure that it complies with the conditions set forth below. Lessor and Lessee will ensure that the Technical Acceptance Certificate reflects the status of the Aircraft at Delivery for comparison purposes at the Return of the Aircraft pursuant to Appendix H to the Agreement.
2.    General Condition of Aircraft at Delivery.
2.1    The Aircraft will have installed or be delivered with, as applicable, the full complement of Engines, APU, Parts, Aircraft Documents, and other accessories and loose equipment as is normally installed in, or associated with, the Aircraft.
2.2.    At Delivery, the Aircraft will be serviceable, certified for international cargo operations, with all systems functioning normally and within manufacturers’ specifications and tolerances, and clean in accordance with international airline standards.
2.3.    The Aircraft will have been converted to a cargo configuration by IAI using their STC and will be ready for revenue service.
2.4.    The Aircraft will be in compliance with then FARs, including FAR Part 121.
2.5.    The Aircraft will be delivered with a current FAA Standard Airworthiness Certificate with no exceptions or limitations.
2.6.    The Aircraft will have had all scheduled structural inspections completed and all deferred maintenance items corrected prior to Delivery.
2.7    The Aircraft will be airworthy and ready for flight with all of the Parts and systems fully functional and operating within limits and/or guidelines established by the Manufacturers and the applicable Aviation Authority.
2.8.    The Aircraft will be in working order and condition (subject to the other provisions of this Appendix G, reasonable wear and tear from normal flight operations excepted), with all defects, pilot reports and deferred maintenance items cleared on a terminating action basis.
2.9.    No special or unique Manufacturer inspection or check requirements or reduced inspection intervals which are specific to the Airframe, Engines, APU, and Parts (as opposed to all airframe, engines, APU, or parts of their types), other than damage tolerance inspections associated with permanent repairs to the Airframe, will exist with respect to the Airframe, Engines or Parts.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

2.10.    All repairs, modifications and alterations made to the Aircraft or the addition or removal of Parts will have been made in accordance with Aviation Authority approved data and will have been properly documented in accordance with the requirements of the applicable Aviation Authority.
2.11.    The Aircraft will be in compliance with all ADs issued by the applicable Aviation Authority on or before the Delivery Date such that no compliance action will be due within [*] months after the Delivery Date. Any repetitive AD with an interval between compliance actions less than that stated above will have such compliance action accomplished immediately prior to the Delivery Date.
2.12.    The Aircraft will be in compliance with all mandatory operational requirements issued on or before the Delivery Date pursuant to the requirements for operation in FAR 121 such that no compliance action will fall due within [*] months after the Delivery Date.
2.13.    The Aircraft will be substantially free from corrosion and will have been adequately treated against such corrosion in accordance with the Manufacturer’s recommendations.
2.14.    The Aircraft will be free from any Liens other than Lessor’s Liens.
2.15.    All no-charge vendor and Manufacturer’s service bulletin kits received by Lessor for the Aircraft but not installed thereon will be on board the Aircraft as cargo.
2.16.    All interior and exterior lettering, signs and decals will be clean, secure and legible and will, in any event, be in the English language.
2.17.    The Aircraft will be free of fuel, oil and hydraulic leaks in excess of AMM limits. Any temporary leak repairs will have been replaced by permanent repairs.
2.18.    A fuel tank contamination maintenance program will be in operation and in accordance with the Manufacturer’s recommendations.
2.19.    The Aircraft fluid reservoirs (excluding fuel but including oil, hydraulic, water and waste tanks) will be serviced to maximum level in accordance with Manufacturer’s requirements.
2.20.    The fuselage will be free of major dents and abrasions, temporary repairs and loose or pulled or missing rivets, all windows will be substantially free of delamination, blemishes, crazing, all within AMM limits and will be properly sealed and all doors will be free moving, correctly rigged and be free from signs of leaking per the AMM.
2.21.    The Aircraft exterior and interior will be deep cleaned and washed, including but not limited to wheel wells, flaps, wings, galley, and cockpit.
2.22.    The cargo loading system will be fully functional in accordance with the AMM.
2.23.    Carpets, seat cushions, seat covers and any other material installed in the cockpit will conform to the FAA’s fire resistance regulations.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

2.24.    All emergency equipment and other loose equipment will be properly installed and in good condition.
2.25.    Lessor will touch up the paint in the cockpit in a neat and professional manner per the Manufacturer’s recommendations and replace placards as required by Lessee.
2.26.    All cargo compartment panels will be serviceable, free of temporary repairs. Cargo restraining nets will be serviceable and in good condition.
2.27.    Any unpainted surfaces, cowlings, fairings and leading edges will be treated in accordance with best industry’s practice and the Manufacturer’s maintenance recommendations.
3.    Airframe Condition. The Aircraft will be fresh from the next sequential Manufacturer’s block C check (or equivalent as defined in the MPD) with all maintenance tasks cleared for the equivalent of one C check interval (at least [*] Flight Hours, [*] Cycles, and [*] months) in accordance with the MPD less demonstration and/or ferry Flight Hours.
4.    Engine Condition.
4.1    Each Engine shall have at least [*] Flight Hours, [*] Cycles, and [*] months remaining after the Delivery Date to its next expected removal for shop visit. No Engine shall be “on-watch” as a result of any of the inspections accomplished prior to Delivery. No Engine shall have any reduced inspection intervals or additional inspections required as a result of any of the inspections accomplished prior to Delivery.
4.2    Engine Life Limited Parts shall have not less than [*] Cycles remaining to scrap.
4.3.    Each Engine shall have all the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life of each Engine in accordance with Section 4.1 of this Appendix G:

4.3.1.	pass a full and complete video borescope inspection in accordance with the AMM performed after satisfactory completion of the demonstration flight and any power assurance or other engine run;

4.3.2.	be capable of producing maximum certified thrust at all conditions with all parameters within AMM limits demonstrated by actual running of the Engine;

4.3.3.
not have any performance deterioration higher than normal or any step changes with respect to engine trend monitoring data by reference to temperature margin, fuel consumption, rotor speed or oil pressure and temperature;

4.3.4.	pass a magnetic chip detection inspection in accordance with the AMM; and

4.3.5.	have a minimum of __ degrees Celsius of hot day take off exhaust gas temperature margin or similar measure of engine temperature margin at

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

maximum certified thrust at sea level. In the event of a disagreement between Lessee and Lessor with respect to such margin then Lessor shall perform a full power ground run at the maximum take-off rating.
4.4    Each Engine will be airworthy and be in a serviceable condition at Delivery.
5.    Landing Gear Condition.
5.1.    The landing gear and wheel wells will be clean and free of leaks in excess of AMM limits.
5.2.    The installed landing gear will have at least [*] Flight Hours, [*] Cycles, and [*] months remaining until next scheduled overhaul in accordance with the MPD.
5.3.    Each brake, wheel, and tire will have at least [*]% of its useful life remaining.
6.    APU Condition.
6.1.    The APU will be serviceable and will have no more than [*] APU Hours since its last performance restoration shop visit.
6.2.    The APU shall have the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life:

6.2.1.	pass a full and complete video borescope inspection in accordance with the AMM after completion of the APU power condition check run;

6.2.2.
be capable of producing maximum air and electrical outputs at all conditions with all parameters within the AMM limits demonstrated by performing an APU power condition check in accordance with the AMM; and

6.2.3.	pass a magnetic chip detection inspection in accordance with the AMM.
7.    Parts.
7.1.    Each time controlled Part will be serviceable and will have at least [*] Flight Hours, [*] Cycles, and [*] months (as applicable based on the time controlled interval units) remaining to next scheduled removal for the time controlled event, in accordance with the MPD.
7.2.    Each time controlled Part that has a controlled interval less than the time remaining stated in Section 7.1 above shall have at least [*]% of its time controlled interval remaining to next scheduled removal for the time controlled event, in accordance with the MPD.
7.3.    All “on-condition” and “condition-monitored” Parts shall be serviceable.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

7.4.    Each item of emergency equipment will be serviceable and have as a minimum [*] months or [*]% of its time controlled interval remaining to next scheduled removal for the time controlled event, in accordance with the Manufacturer’s recommendations.
8.    Aircraft Documents. The Aircraft Documents will be in English and will be up-to-date.
9.    Paint. The Aircraft will be painted in Lessee's selected livery. The reasonable and documented costs for same will be reimbursable by Lessee to Lessor.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix H
to
Aircraft Lease Agreement (MSN ____________)
RETURN CONDITION REQUIREMENTS – 767-200
1.    The Aircraft will be serviceable, certified for international cargo operations, with all systems functioning normally and within manufacturers’ specifications and tolerances, and clean in accordance with international airline standards.
2.    The Aircraft will have the same number of days remaining until the Aircraft’s next scheduled “C” check (“Aircraft Remaining Days”) as it had at the termination of the Carrier Sublease. [*]
3.    The Aircraft will have been bridged back to the Boeing maintenance planning document at Lessee’s cost.
4.    The Aircraft will be in compliance with then current FARs, including FAR Part 121, and will be returned with a current FAA Certificate of Airworthiness (or a certificate of airworthiness for export to the United States issued by the Aviation Authority, if not the FAA).
5.    The Aircraft (including the Engines) will be free and clear of liens, charges and encumbrances of any nature whatsoever other than Lessor’s Liens.
6.    The Aircraft will have installed or be returned with, as applicable, the full complement of Engines, APU, Parts, Aircraft Documents, and other accessories and loose equipment as is normally installed in, or associated with, the Aircraft.
7.    The Aircraft will have had all scheduled structural inspections completed and all deferred maintenance items corrected prior to Return.
8.    The Aircraft will be airworthy and ready for flight with all of the Parts and systems fully functional and operating within limits and/or guidelines established by the Manufacturers and the applicable Aviation Authority.
9.    The Aircraft will be in working order and condition (subject to the other provisions of this Appendix H, reasonable wear and tear from normal flight operations excepted), with all defects, pilot reports and deferred maintenance items cleared on a terminating action basis.
10.    No special or unique Manufacturer inspection or check requirements or reduced inspection intervals which are specific to the Airframe, Engines, APU, and Parts (as opposed to all airframe, engines, APU, or parts of their types), other than damage tolerance inspections associated with permanent repairs to the Airframe, will exist with respect to the Airframe, Engines or Parts.
11.    All repairs, modifications and alterations made to the Aircraft or the addition or removal of Parts will have been made in accordance with Aviation Authority approved data and

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

will have been properly documented in accordance with the requirements of the applicable Aviation Authority.
12.    The Aircraft will be in compliance with all ADs issued by the applicable Aviation Authority on or before the Return Date.
13.    The Aircraft will be in compliance with all mandatory operational requirements issued on or before the Return Date pursuant to the requirements for operation in FAR 121.
14.    All no-charge vendor and Manufacturer’s service bulletin kits received by Lessee for the Aircraft but not installed thereon will be on board the Aircraft as cargo.
15.    Lessee will repaint the Airframe white. Should Lessor request that the Aircraft be painted at Return in any other color scheme, Lessee will cooperate in effecting such painting, but Lessee will be financially responsible for only a white livery.
16.    All interior and exterior lettering, signs and decals will be clean, secure and legible and will, in any event, be in the English language.
17.    The Aircraft will be free of fuel, oil and hydraulic leaks in excess of AMM limits. Any temporary leak repairs will have been replaced by permanent repairs.
18.    A fuel tank contamination maintenance program will be in operation and in accordance with the Manufacturer’s recommendations.
19.    The Aircraft fluid reservoirs (excluding fuel but including oil, hydraulic, water and waste tanks) will be serviced to maximum level in accordance with Manufacturer’s requirements.
20.    The cargo loading system will be fully functional in accordance with the AMM.
21.    Carpets, seat cushions, seat covers and any other material installed in the cockpit will conform to the FAA’s fire resistance regulations.
22.    All emergency equipment and other loose equipment will be properly installed in accordance with the Emergency equipment layout and in good condition.
23.    Lessee will touch up the paint in the cockpit in a neat and professional manner per the Manufacturer’s recommendations and replace placards as required by Lessor.
24.    All cargo compartment panels will be serviceable, free of temporary repairs. Cargo restraining nets will be serviceable and in good condition.
25.    Each Engine will be airworthy and be in a serviceable condition in accordance with the AMM and with no reduced interval inspections..
26.    The Landing Gear will be serviceable. In addition, the sum of the number of months remaining for all three of the Landing Gear legs until their next overhaul (the “Landing Gear

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Remaining Life”) shall be the same as the Landing Gear Remaining Life at the termination of the Carrier Sublease, both as measured against MPD limitations. [*]
27.    The APU will be serviceable. In addition, the APU will have been operated for the same number of hours since the APU’s last scheduled overhaul as it had at the termination of the Carrier Sublease. [*]
28.    The Aircraft Documents will be in English and will be up-to-date.
29.    Escalation. The rates specified in paragraphs 2, 26 and 27 of this Appendix H are based on 2016 dollars. The rates specified in each such paragraph will each be subject to a [*] percent ([*]%) increase each Contract Year.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix H
to
Aircraft Lease Agreement (MSN ____________)
RETURN CONDITION REQUIREMENTS – 767-300
1.    General.
1.1.    The Aircraft will be serviceable, certified for international cargo operations, with all systems functioning, and clean in accordance with international airline standards.
1.2.    The Aircraft will be in compliance with then current FARs, including FAR Part 121, and will be returned with a current FAA Certificate of Airworthiness (or a certificate of airworthiness for export to the United States issued by the Aviation Authority, if not the FAA).
The Aircraft (including the Engines) will be free and clear of liens, charges and encumbrances of any nature whatsoever other than Lessor’s Liens.
2.    General Condition of Aircraft at Return.
2.1.    The Aircraft will have installed the full complement of engines and other equipment, parts and accessories and loose equipment as is normally installed in the Aircraft.
2.2.    The Aircraft will be returned with the same Engines and APU installed as at Delivery and with the same Parts, subject only to those replacements, additions and Modifications expressly permitted under this Agreement.
2.3.    The Aircraft will have the cargo configuration as at Delivery.
2.4.    The Aircraft will have been maintained and repaired in accordance with the Maintenance Program and the rules and regulations of the Aviation Authority. If Lessee complies with the Aviation Authority or the Maintenance Program requirements by means of sampling within its fleet, Lessee will, prior to Return, perform all required work to eliminate such sampling with respect to the Aircraft.
2.5.    The Aircraft will be airworthy and ready for flight with all of its Parts and systems fully functional and operating within limits and/or guidelines established by the Aviation Authority and the Manufacturers.
2.6.    The Aircraft will be in working order and condition (subject to the other provisions of this Appendix H, reasonable wear and tear from normal flight operations excepted), with all defects, pilot reports and deferred maintenance items cleared on a terminating action basis.
2.7.    No special or unique Manufacturer or Aviation Authority inspection or check requirements or reduced inspection intervals which are specific to the Aircraft or Engines (as opposed

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

to all aircraft, engines or parts of their types), other than damage tolerance inspections associated with permanent repairs to the Airframe, will exist with respect to the Airframe, Engines, or Parts.
2.8.    All repairs, Modifications and alterations made to the Aircraft or the addition or removal of Parts will have been made in accordance with FAA or EASA approved data, be approved by the Aviation Authority and will have been properly documented in accordance with the rules and regulations of the Aviation Authority.
2.9.    The Aircraft will be in compliance with all Airworthiness Directives affecting the Aircraft issued by the FAA or EASA on or before the Expiration Date such that no compliance action will be due within [*] months after the Expiration Date. Any repetitive Airworthiness Directive with an interval between compliance actions less than that stated above will have such compliance action accomplished immediately prior to the Expiration Date.
2.10.    The Aircraft will be in compliance with all mandatory operational requirements affecting the Aircraft issued on or before the Expiration Date pursuant to FAR Part 121 such that no compliance action will fall due within [*] months after the Date.
2.11.    The Aircraft will be in full compliance with the Maintenance Program regarding corrosion prevention and control as recommended by the Manufacturer and the Aviation Authority. The Aircraft and all its compartments will be substantially free from corrosion and will have been adequately treated against such corrosion in accordance with the Manufacturer’s recommendations.
2.12.    All no-charge Manufacturer’s service bulletin kits received by Lessee for the Aircraft but not installed thereon will be on board the Aircraft as cargo. Lessee will identify to Lessor all no-charge Manufacturer’s service bulletin kits which Lessee has ordered for the Aircraft but not yet received, and will make arrangements with Lessor for these kits to be either (a) redirected by the Manufacturer to an address designated by Lessor; or (b) shipped (at Lessor's cost) to an address designated by Lessor upon Lessee's receipt of the kit.
2.13.    Lessee will repaint the Airframe white. Should Lessor request that the Aircraft be painted at Return in any other color scheme, Lessee will cooperate in effecting such painting, but Lessee will be financially responsible for only a white livery.
2.14.    All interior and exterior lettering, signs and decals will be clean, secure and legible and will be in the English language.
2.15.    The Aircraft will be free of fuel, oil and hydraulic leaks in excess of AMM limits. Any temporary leak repairs will have been replaced by permanent repairs.
2.16.    A fuel tank contamination maintenance program will be in operation and in full compliance with the Maintenance Program and in accordance with the Manufacturer’s requirements.
2.17.    The Aircraft fluid reservoirs (excluding fuel but including oil, hydraulic, water and waste tanks) will be serviced to maximum level in accordance with Manufacturer’s requirements.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

2.18.    The fuselage will be free of major dents and abrasions, temporary repairs and loose or pulled or missing rivets, all windows will be substantially free of delamination, blemishes, crazing, all within AMM limits and will be properly sealed. All doors will be free moving, correctly rigged and be free from signs of leaking per the AMM.
2.19.    The Aircraft exterior and interior will be deep cleaned and washed, including wheel wells, flaps, wings, galley, and cockpit.
2.20.    The cargo loading system will be fully functional in accordance with the AMM.
2.21.    Carpets, seat cushions, seat covers and any other material installed in the cockpit will conform to the FAA’s fire resistance regulations.
2.22.    All emergency equipment and other loose equipment will be properly installed in accordance with the Emergency equipment layout and in good condition.
2.23.    Lessee will touch up the paint in the cockpit in a neat and professional manner per the Manufacturer’s recommendations and replace placards as required by Lessor.
2.24.    All cargo compartment panels will be serviceable, free of temporary repairs. Cargo restraining nets will be serviceable and in good condition.
2.25.    Any unpainted surfaces, cowlings, fairings or leading edges will be treated in accordance with best industry practice and the Manufacturer’s maintenance requirements and recommendations.
3.    Airframe Condition. The Aircraft will be fresh from the next sequential Manufacturer’s block C check (or equivalent as defined in the MPD) with all maintenance tasks cleared for the equivalent of one C check interval (at least [*] Flight Hours, [*] Cycles, and [*] months) in accordance with the MPD less demonstration and/or ferry Flight Hours.
4.    Engine Condition.
4.1    Each Engine will have at least [*] Flight Hours, [*] Cycles, and [*] months remaining after the Expiration Date to its next expected removal for shop visit. No Engine shall be “on-watch” as a result of any of the inspections accomplished prior to Expiration. No Engine shall have any reduced inspection intervals or additional inspections required as a result of any of the inspections accomplished prior to Expiration.
4.2    Engine life limited Parts shall have not less than [*] Cycles remaining to scrap.
4.3.    Each Engine shall have all the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life of each Engine in accordance with Section 4.1 of this Appendix H:

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

4.3.1.	pass a full and complete video borescope inspection in accordance with the AMM performed after satisfactory completion of the demonstration flight and any power assurance or other engine run;

4.3.2.	be capable of producing maximum certified thrust at all conditions with all parameters within AMM limits demonstrated by actual running of the Engine;

4.3.3.
not have any performance deterioration higher than normal or any step changes with respect to engine trend monitoring data by reference to temperature margin, fuel consumption, rotor speed or oil pressure and temperature;

4.3.4.	pass a magnetic chip detection inspection in accordance with the AMM; and

4.3.5.
have a minimum of __ degrees Celsius of hot day take off exhaust gas temperature margin or similar measure of engine temperature margin at maximum certified thrust at sea level. In the event of a disagreement between Lessee and Lessor with respect to such margin then Lessee shall perform a full power ground run at the maximum take-off rating.

4.4    Each Engine will be airworthy and be in a serviceable condition at Return.
5.    Landing Gear Condition.
5.1.    The landing gear and wheel wells will be clean and free of leaks in excess of AMM limits.
5.2.    The installed landing gear will have at least [*] Flight Hours, [*] Cycles and [*] months remaining until next scheduled Overhaul in accordance with the MPD.
5.3.    Each brake, wheel, and tire will have at least [*]% of its useful life remaining.
6.    APU Condition.
6.1.    The APU will be serviceable and will have no more than [*] APU Hours since last performance restoration shop visit.
6.2.    The APU shall have the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life:

6.2.1.	pass a full and complete video borescope inspection in accordance with the AMM after completion of the APU power condition check run;

6.2.2.
be capable of producing maximum air and electrical outputs at all conditions with all parameters within the AMM limits demonstrated by performing an APU power condition check in accordance with the AMM; and

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

6.2.3.	pass a magnetic chip detection inspection in accordance with the AMM.
7.    Parts.
7.1.    Each time controlled Part will be serviceable and will have at least [*] Flight Hours, [*] Cycles, and [*] months (as applicable based on the time controlled interval units) remaining to next scheduled removal for the time controlled event, in accordance with the MPD.
7.2.    Each time controlled Part that has a time controlled interval less than the time remaining stated in Section 7.1 above shall have at least [*]% of its time controlled interval remaining to next scheduled removal for the time controlled event, in accordance with the MPD.
7.3.    All “on-condition” and “condition-monitored” Parts shall be serviceable.
7.4.    Each item of emergency equipment will be serviceable and have as a minimum [*] months or [*]% of its hard time event interval (whichever is less) remaining to next scheduled removal for hard time event in accordance with the Manufacturer’s recommendations.
8.    Aircraft Documentation.
8.1.    The Aircraft Documentation will be in English and will be up-to-date.
8.2.    Lessee shall Return all Aircraft Documentation provided to Lessee by Lessor at Delivery.
9.    Maintenance Adjustment Compensation    An Each Engine will be airworthy and be in a serviceable condition at Return, and there will be no financial adjustments with respect to such Engine.
9.1.    The landing gear will be serviceable. In addition, the life limited Parts of the landing gear legs will have the same average time remaining until the next scheduled Overhaul (the “Landing Gear Remaining Life”) as they had at Delivery. [*]
9.2.    The APU will be serviceable. In addition, the APU will have the same life remaining until the APU’s next scheduled overhaul (“APU Remaining Life”) as it had at Delivery. [*]
9.3.    The rates specified in Sections 9.1 and 9.2 of this Appendix H are as of the date hereof based on 2016 Dollars and the rates specified will be subject to a [*]% increase on April 1st of each year.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix I
to
Aircraft Lease Agreement (MSN _____)
FORM OF LESSOR GUARANTY

[See Attached]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

LESSOR
GUARANTY

This Guaranty (this “Guaranty”) is entered into as of __________, 20__ by Air Transport Services Group, Inc., a Delaware corporation (“Guarantor”), in favor of Amazon Fulfillment Services, Inc., a Delaware corporation, (including its successors and assigns, “Lessee”).
RECITALS
Cargo Aircraft Management, Inc. (including its successors and assigns, “Lessor”), as lessor, and Lessee, as lessee, have entered into that certain Aircraft Lease Agreement, dated as of _________, 20__, relating to One Boeing Model 767-___ Aircraft bearing Serial Number _____ and U.S. Registration No. N_____ (the “Agreement”).
Guarantor owns (either directly or indirectly) all of the capital stock of Lessor.
In consideration for certain financial and other concessions in the Agreement, Guarantor is willing to guarantee the performance of Lessor’s payment obligations under the Agreement (to the extent that such payment obligations arise).
Based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1.    Definitions. The definitions set forth in the above Recitals are hereby incorporated as if fully set forth in this Section 1.
2.     Guaranty. Guarantor, as a primary obligor and not as surety, hereby guarantees, without any setoff or other deduction, to Lessee the due, punctual and full payment of all of Lessor’s payment obligations under the Agreement when and as the same become due and payable by Lessor in accordance with the terms thereof, without regard to how such payment obligations are described or characterized in the Agreement (with all of the obligations, covenants, terms, conditions, undertakings and liabilities described in this Section 2 collectively referred to as the “Guaranteed Obligations”).
This Guaranty is continuing, irrevocable, absolute and unconditional and a guaranty of payment and not of collectability, and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Lessor or the exercise or assertion of any other right or remedy to which Lessee is or may be entitled under or in connection with the Agreement. If for any reason whatsoever Lessor fails or be unable duly, punctually and fully to pay such amounts as and when the same become due and payable in accordance with the terms of the Agreement, Guarantor will promptly pay or cause to be paid such amounts under the terms of such Agreement.
3.     Character of Obligations of Guarantor. Subject to the provisions of Section 8 hereof, the obligations of Guarantor set forth in this Guaranty will remain in full force and effect until payment of the Guaranteed Obligations in full, and will not be released, discharged or in any way affected by any of the following:

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(a)    any amendment, modification, addition, deletion or supplement to or of or other change in the Guaranteed Obligations or the Agreement;
(b)    any failure, omission or delay on the part of Lessor to conform or comply with any term of the Agreement;
(c)    any assignment, in whole or in part, of the Agreement by Lessor to any third party;
(d)    any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, winding up or similar proceeding with respect to Lessor; or
(e)    any merger or consolidation of Lessor or Guarantor into or with any other corporation, or any other corporate change in Lessor or Guarantor, or any sale, lease or transfer of any of the assets of Lessor or Guarantor to any other person, or any change in the ownership of any shares of capital stock of Lessor or Guarantor.
4.     Waiver and Agreement. Guarantor waives any and all notice of the creation, modification, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Lessee upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, will conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by applicable law:
(a)    acceptance of this Guaranty and proof of reliance by Lessee hereon;
(b)    notice of any of the matters referred to in Section 3 hereof, or any right to consent or assent to any thereof;
(c)    any right to the enforcement, assertion or exercise by Lessee against Lessor of any right, power, privilege or remedy conferred upon Lessee in the Agreement or otherwise;
(d)    any requirement of diligence on the part of any person; and
(e)    any requirement that Lessor or any other person be joined as a party to any proceeding for the enforcement of any term of the Agreement.
5.     Subrogation. Guarantor will be subrogated to any rights of Lessee against Lessor in respect of which a payment will be made by Guarantor and Guarantor will not enforce or attempt to enforce such rights until such time as the Guaranteed Obligations at issue have been discharged in full.
6.    Lessee’s Remedies. Each and every remedy of Lessee under or with respect to this Guaranty will, to the extent permitted by law, be cumulative and will be in addition to any other remedy given under this Agreement, or under the Agreement, or now or hereafter existing at law or in equity; except that Lessee will not be entitled to any double recovery.

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

7.     Representations and Warranties. Guarantor hereby represents and warrants to Lessee that the following statements are true and correct as of the date of this Guaranty:
7.1.    Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
7.2.    Guarantor has the corporate power and authority to enter into this Guaranty. The making, execution and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action, this Guaranty has been duly executed and delivered by Guarantor and this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally, including fraudulent conveyance laws, and by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
7.3.    The execution, delivery and performance of this Guaranty: (a) does not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the charter or bylaws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Guarantor, and (b) will not result in the creation or imposition of any encumbrance on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. No consent, license, approval, order or authorization of, or registration, filing, or declaration with, any governmental authority is required to be obtained by Guarantor, and no consent of any third party is required to be obtained by Guarantor, in connection with the execution, delivery and performance of this Guaranty or the taking of the actions contemplated hereby, except for consents, authorizations, filings and notices that have been obtained or made. There is no order or action pending or, to the knowledge of Guarantor, threatened against Guarantor, in either case as of the date of this Guaranty, that individually or when aggregated with one or more other actions has or would reasonably be expected to have a material adverse effect on Guarantor’s ability to perform this Guaranty.
8.     Expiry. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein are valid and will continue in full force and effect until such time as all of the Guaranteed Obligations, including expenses that the Guarantor is obligated to pay pursuant to Section 9 hereof, are paid finally and irrevocably in full. Notwithstanding the foregoing, all of the Guarantor’s obligations under this Guaranty will terminate absolutely, whether or not this Guaranty has been returned to the Guarantor by Lessee, to the extent that Lessee has not made a demand for payment under this Guaranty prior to one year after the Return (as defined in the Agreement) of the aircraft under the Agreement.
9.     Expenses. Guarantor will pay to Lessee on demand each cost and expense (including attorneys’ fees) hereafter incurred by Lessee in endeavoring to enforce any obligation of Guarantor pursuant to this Guaranty or to preserve or exercise any right or remedy against Guarantor pursuant

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

to this Guaranty or arising as a result of this Guaranty; except that in connection with any legal action Lessee will not be entitled to such costs or expenses if Lessee does not prevail.
10.     Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Guarantor and Lessee.
11.     Applicable Law; Venue. The internal laws of the State of New York, excluding its conflicts of law rules, govern this Guaranty. Each of Guarantor and Lessee irrevocably submit to the exclusive personal jurisdiction and venue in the federal and state courts in New York County, New York for any dispute arising out of this Guaranty and waive all objections to jurisdiction and venue of such courts.
12.     Section Headings. The section headings are inserted for convenience only and are not to be construed as part of this Guaranty.
13.     Notices. All notices and other communications to be made or given pursuant to this Guaranty will be made or given in the manner provided in Section 20.10 of the Agreement, if to Guarantor, to the following location:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile:    [*]
Phone:     [*]
Attention:    Joseph Payne,
Senior Vice President, Corporate General Counsel and Secretary
E-Mail:    [*]

14.     Assignment. Guarantor may not assign this Guaranty, and its rights and obligations under this Agreement, without the prior written consent of Lessee, which consent will not be unreasonably withheld. This Guaranty may not be transferred or assigned by Lessee without the prior written consent of Guarantor; except that Lessee may transfer and assign this Guaranty to any Affiliate (as defined in the Agreement) or in connection with any merger, reorganization, sale of all or substantially all of its assets, or any similar transaction without Guarantor’s prior consent.
15.     Successor. This Guaranty is binding upon any successor to Guarantor.
16.     No Other Writing. This writing is intended by the parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect thereto.
[Signature Page Follows]

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.
AIR TRANSPORT SERVICES GROUP, INC.

By:______________________________
Its: ______________________________

Title: ____________________________

ACCEPTED AND AGREED:
AMAZON FULFILLMENT SERVICES, INC.:

By: _____________________________
Its: _____________________________
Title: ___________________________

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Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Appendix J
to
Aircraft Lease Agreement (MSN _____)
FORM OF LESSEE GUARANTY

[See Attached]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

LESSEE
GUARANTY

This Guaranty (this “Guaranty”) is entered into as of__________, 20__ by Amazon.com, Inc., a Delaware corporation (“Guarantor”), in favor of Cargo Aircraft Management, Inc., a Florida corporation (“Lessor”).
RECITALS
WHEREAS, Lessor, as lessor, and Amazon Fulfillment Services, Inc., a Delaware corporation (“Lessee”), as lessee, have entered into that certain Aircraft Lease Agreement (MSN _____), dated as of _________, 20__, relating to One (1) Boeing Model 767-_____ Aircraft bearing Serial Number ______ and U.S. Registration No. N_____ (the “Agreement”); and
Guarantor owns (either directly or indirectly) all of the capital stock of Lessee: and
In consideration for Lessor agreeing to grant to Lessee certain financial and other concessions in the Agreement, Guarantor is willing to guarantee the performance of Lessee’s payment obligations under the Agreement.
Based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1.     Definitions. The definitions set forth in the above Recitals are hereby incorporated as if fully set forth in this Section 1.
2.     Guaranty. Guarantor, as a primary obligor and not as surety, hereby guarantees, without any setoff or other deduction, to Lessor the due, punctual and full payment of all of Lessee’s payment obligations under the Agreement when and as the same shall become due and payable by Lessee in accordance with the terms thereof, without regard to how such payment obligations are described or characterized in the Agreement (with all of the obligations, covenants, terms, conditions, undertakings and liabilities described in this Section 2 collectively referred to as the “Guaranteed Obligations”).
This Guaranty is continuing, irrevocable, absolute and unconditional and a guaranty of payment and not of collectability, and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Lessee or the exercise or assertion of any other right or remedy to which Lessor is or may be entitled under or in connection with the Agreement. If for any reason whatsoever Lessee shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable in accordance with the terms of the Agreement, Guarantor will promptly pay or cause to be paid such amounts under the terms of such Agreement.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Notwithstanding anything to the contrary herein, the maximum amount recoverable under this Guaranty is limited to the amount set forth next to the applicable calendar year in Schedule 1 to this Guaranty with respect to the Agreement, plus expenses as set forth in Section 9 hereof.
3.     Character of Obligations of Guarantor. Subject to the provisions of Section 8 hereof, the obligations of Guarantor set forth in this Guaranty shall remain in full force and effect until payment of the Guaranteed Obligations in full, and shall not be released, discharged or in any way affected by any of the following:
(a)    any amendment, modification, addition, deletion or supplement to or of or other change in the Guaranteed Obligations of the Agreement;
(b)    any failure, omission or delay on the part of Lessee to conform or comply with any term of the Agreement;
(c)    any assignment, in whole or in part, of the Agreement by Lessee to any third party;
(d)    any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, winding up or similar proceeding with respect to Lessee; or
(e)    any merger or consolidation of Lessee or Guarantor into or with any other corporation, or any other corporate change in Lessee or Guarantor, or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other person, or any change in the ownership of any shares of capital stock of Lessee or Guarantor.
4.     Waiver and Agreement. Guarantor waives any and all notice of the creation, modification, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Lessor upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by applicable law:
(a)    acceptance of this Guaranty and proof of reliance by Lessor hereon;
(b)    notice of any of the matters referred to in Section 3 hereof, or any right to consent or assent to any thereof;
(c)    any right to the enforcement, assertion or exercise by Lessor against Lessee of any right, power, privilege or remedy conferred upon Lessor in the Agreement or otherwise;
(d)    any requirement of diligence on the part of any person; and
(e)    any requirement that Lessee or any other person be joined as a party to any proceeding for the enforcement of any term of the Agreement.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

5.     Subrogation. Guarantor shall be subrogated to any rights of Lessor against Lessee in respect of which a payment shall be made by Guarantor hereunder and Guarantor will not enforce or attempt to enforce such rights until such time as the Guaranteed Obligations at issue have been discharged in full.
6.     Lessor’s Remedies. Each and every remedy of Lessor under or with respect to this Guaranty shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder, or under the Agreement, or now or hereafter existing at law or in equity; provided, however, that Lessor shall not be entitled to any double recovery.
7.     Representations and Warranties. Guarantor hereby represents and warrants to Lessor that the following statements are true and correct as of the date of this Guaranty:
7.1.    Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
7.2.    Guarantor has the corporate power and authority to enter into this Guaranty. The making, execution and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action, this Guaranty has been duly executed and delivered by Guarantor and this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally, including, without limitation, fraudulent conveyance laws, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
7.3.    The execution, delivery and performance of this Guaranty: (a) does not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the charter or bylaws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Guarantor, and (b) will not result in the creation or imposition of any encumbrance on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. No consent, license, approval, order or authorization of, or registration, filing, or declaration with, any governmental authority is required to be obtained by Guarantor, and no consent of any third party is required to be obtained by Guarantor, in connection with the execution, delivery and performance of this Guaranty or the taking of the actions contemplated hereby, except for consents, authorizations, filings and notices that have been obtained or made. There is no order or action pending or, to the knowledge of Guarantor, threatened against Guarantor, in either case as of the date of this Guaranty, that individually or when aggregated with one or more other actions has or would reasonably be expected to have a material adverse effect on Guarantor’s ability to perform this Guaranty.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

8.     Expiry. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein are valid and shall continue in full force and effect until such time as all of the Guaranteed Obligations, including expenses that the Guarantor is obligated to pay pursuant to Section 9 hereof, are paid finally and irrevocably in full. Notwithstanding the foregoing, all of the Guarantor’s obligations under this Guaranty shall terminate absolutely, whether or not this Guaranty has been returned to the Guarantor by the Lessor, to the extent that Lessor has not made a demand for payment under this Guaranty prior to one year after the Return (as defined in the Agreement) of the aircraft under the Agreement.
9.     Expenses. Guarantor shall pay to Lessor on demand each cost and expense (including, without limitation, reasonable and documented attorneys’ fees) hereafter incurred by Lessor in endeavoring to enforce any obligation of Guarantor pursuant to this Guaranty or to preserve or exercise any right or remedy against Guarantor pursuant to this Guaranty or arising as a result of this Guaranty, except that, in connection with any legal action Lessor shall not be entitled to such costs or expenses if Lessor does not prevail in the entirety.
10.     Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Guarantor and Lessor.
11.     Applicable Law; Venue. The internal laws of the State of New York, excluding its conflicts of law rules, govern this Guaranty. Each of Guarantor and Lessor irrevocably submit to the exclusive personal jurisdiction and venue in the federal and state courts in New York County, New York for any dispute arising out of this Guaranty and waive all objections to jurisdiction and venue of such courts.
12.     Section Headings. The section headings are inserted for convenience only and are not to be construed as part of this Guaranty.
13.     Notices. All notices and other communications to be made or given pursuant to this Guaranty shall be made or given in the manner provided in Section 20.11 of the Agreement, if to Guarantor, to the following location:
Amazon.com, Inc.
410 Terry Avenue North
Seattle, WA 98109-5210
Facsimile: [*]
Telephone: [*]
Attention: General Counsel

14. Assignment. Guarantor may not assign this Guaranty, and its rights and obligations hereunder, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned.. This Guaranty may not be transferred or assigned by Lessor without the prior written consent of Guarantor; provided that Lessor may transfer and assign this Guaranty to any Affiliate (as defined in the Agreement) of Lessor without Guarantor’s prior consent.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

15. Successor. This Guaranty is binding upon any successor to Guarantor.
16. No Other Writing. This writing is intended by the parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect thereto.
[Signature Page Follows]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.
AMAZON.COM, INC.

By:______________________________
Its: ______________________________

Title: ____________________________

ACCEPTED AND AGREED:
CARGO AIRCRAFT MANAGEMENT, INC.
By: _____________________________
Its: _____________________________
Title: ___________________________

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

SCHEDULE 1 TO AMAZON GUARANTY: ANNUAL CAP

Year	Maximum Recoverable Amount
2016	$[*]
2017	$[*]
2018	$[*]
2019	$[*]
2020	$[*]
2021	$[*]

[767-300 Lessee Guaranty Annual Cap (for illustration purposes only):]

Year	Maximum Recoverable Amount
2016	$[*]
2017	$[*]
2018	$[*]
2019	$[*]
2020	$[*]
2021	$[*]
2022	$[*]
2023	$[*]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Exhibit I
Form Of Aircraft Sublease Agreement

I-1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

EXHIBIT I
Form of Aircraft Sublease Agreement
(MSN _________)
Dated as of
__________, 20__
by
AMAZON FULFILLMENT SERVICES, INC. as SUBLESSOR
and
__________, INC. as SUBLESSEE
Relating to
One Boeing Model 767-_____ Aircraft
Serial Number _____
U.S. Registration No. N_____

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

AIRCRAFT SUBLEASE AGREEMENT (MSN ________)
This Aircraft Sublease Agreement (MSN _________) and Attachment A (this “Sublease”) is made as of this _____ day of __________, 20__ (the “Effective Date”) by and between Amazon Fulfillment Services, Inc., a Delaware corporation (“Sublessor”) and ____________, Inc., a Delaware corporation (“Sublessee”) (each a “Party”).
RECITALS
Sublessor, as lessee, entered into that certain Aircraft Lease Agreement (MSN _____) dated as of ___________, 20__ (the “Prime Lease”), with Cargo Aircraft Management, Inc., a Florida corporation (the “Prime Lessor”), as lessor, with respect to the lease of the aircraft, engines and related equipment more fully described in Attachment A to this Sublease (collectively, the “Aircraft”), which is incorporated herein by reference as if the same were fully set forth herein, and all capitalized terms not defined in this Sublease have the respective meanings set forth in the Prime Lease.
Sublessor desires to sublease the Aircraft to Sublessee.
Sublessee desires to Sublease the Aircraft from Sublessor, subject to the terms, conditions and limitations set forth below.
In consideration of the representations, warranties, covenants, and agreements set forth in this Sublease, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, the Parties agree as set forth below.
AGREEMENT
1.    Term. Sublessor will lease the Aircraft to Sublessee for a term of 36 months commencing __________, 20__ and terminating on __________, 20__, unless sooner terminated as provided in Section 2 below (the “Term”), provided that Sublessor will have the option to renew this Sublease for one two-year term and, in the event Sublessor elects to exercise such renewal option, the Term will continue until __________, 20__.
2.    Early Termination. This Sublease will terminate concurrently with the termination of the relevant work order for the Aircraft (the “Work Order”) entered into between Sublessee and Sublessor as of the Effective Date pursuant to certain Air Transportation Services Agreement dated March 8, 2016 (the “ATSA”) between Sublessor and Airborne Global Solutions, Inc.
3.    Rent. Sublessee will pay to Sublessor as “Sublease Rent” the Rent (as defined in the Prime Lease) and all additional and other charges of whatsoever kind which Sublessor is obligated to pay to the Prime Lessor under the Prime Lease during the Term of this Sublease, in the manner of payment described in the Prime Lease and sufficiently in advance of the time such payment is due under the Prime Lease to enable Sublessor to timely pay Prime Lessor. In addition, if requested by Sublessor, Sublessee will make payment of Sublease Rent directly to the Prime Lessor.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

4.    Use; Maintenance. The Aircraft will only be used and maintained in accordance with the terms, conditions, and restrictions of the Prime Lease.
5.    Assignment, Subletting. Sublessee will neither assign this Sublease nor further sublet the Aircraft without Sublessor’s prior written consent.
6.    Rent Escalation and Other Charges. If Sublessor will be charged for additional Rent or other amounts in accordance with the provisions of the Prime Lease, including any provisions calling for Rent escalation, payment of airframe, engine or other maintenance charges or fees, deposits, taxes, insurance, maintenance, repair, reconfiguration, delivery and redelivery costs, payments as a result of a Total Loss which Rent charges or other amounts arise during the Term or out of or in relation to this Sublease, and any interest or late penalties required to be paid by Sublessor to Prime Lessor with respect to amounts to be paid by Sublessee under this Sublease for which Sublessee has not timely paid, then Sublessee will be liable to Sublessor for such additional Rent or other sums and will make payment to Sublessor on demand. In the event Sublessee fails to timely pay any amount due under this Sublease, Sublessee will pay to Sublessor the amount required to be paid by Sublessor to Prime Lessor as a result of any late payment of the corresponding amount due under the Prime Lease or, if Sublessee's failure will cause a Lessee Event of Default under the Prime Lease, all amounts owed by Sublessor under the Prime Lease with respect to the Lessee Event of Default.
7.    Relation to Prime Lease. This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms of this Sublease, all the terms, covenants, and conditions contained in the Prime Lease will be applicable to this Sublease, and Sublessee will perform and be responsible for compliance with all the terms, covenants, and conditions in the Prime Lease that are applicable to the Sublessor, with the same force and effect as if Sublessor were the Prime Lessor and Sublessee were the lessee under the Prime Lease and, in the case of any breach of this Sublease by Sublessee, Sublessor will have all the rights against Sublessee as would be available to the Prime Lessor under the Prime Lease if such breach were a Lessee Event of Default under the Prime Lease, except that (a) Sublessee may not fail to technically accept the Aircraft under this Sublease if Sublessor has technically accepted the Aircraft under the Prime Lease; and (b) Sublessee’s return obligation under this Sublease will be to return the Aircraft to Sublessor in serviceable and airworthy condition in accordance with the AMM and with no reduced interval inspections on the Airframe or Engines. Notwithstanding any of the foregoing provisions of this Section 7, nothing in this Sublease will act to shift from Sublessor to Sublessee, or vice versa, any of the financial obligations assumed by Sublessor (as lessee) and Prime Lessor under the Prime Lease, except that Sublessee will be responsible for all Claims incurred by Sublessor under the Prime Lease that relates to or arises out of the acts or omissions of Sublessee or its Affiliates.
8.    No Abatement. Sublessee's obligations under this Sublease will be absolute and unconditional and will not be affected by any circumstances occurring from and after the Delivery Date, including any set-off, counterclaim, recoupment, defense, or other right Sublessee may have against Sublessor except for a breach by Sublessor of Sublessee’s quiet enjoyment not caused by the act or omission of Prime Lessor or its Affiliates. Provided the ATSA is in effect with respect to the Aircraft, the provisions of the ATSA will control with respect to Sublessee's responsibility

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(including through one of Sublessee's Affiliates), if any, under the ATSA should the Aircraft (or any component thereof) become unavailable for use. There will be no abatement of Sublease Rent for any period when the Aircraft will be rendered unfit for use, grounded, unserviceable for any reason whatsoever, hijacked, confiscated, seized, requisitioned, restrained, or appropriated unless caused by or arising from events prior to the Delivery Date and before the Return Date.
9.    Services, Rights, Warranties. Sublessee leases the Aircraft in its “as is, where is” condition. The only services, rights, or warranties to which the Sublessee is entitled to under this Sublease are those to which the Sublessor is provided under the Prime Lease.
10.    Indemnification. Sublessee will neither do, nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor under the Prime Lease, and Sublessee will indemnify and hold Sublessor harmless from and against all Claims: (i) incurred by Sublessor under the Prime Lease that relate to arises out of the acts or omissions of Sublessee or its Affiliates; and (b) of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited.
11.    Insurance. Sublessee will carry and maintain at its expense such insurance as required to be carried by Sublessor under the Prime Lease naming Sublessor and the Additional Insured as additional insured and Sublessor and the Loss Payees as loss payees, except that all policies and subsequent policies taken out by Sublessee in accordance with Section 11.2 of the Prime Lease will have deductibles which do not exceed, per occurrence, the deductible amount provided in the Prime Lease, and will continue such insurance for such period of time after Sublessee's return of the Aircraft to Sublessor in accordance with the Return Condition Requirements as is equal to the period of time for which Sublessor is required to maintain insurance in favor of Primer Lessor under the terms of the Prime Lease. Sublessee will deliver such certificates of insurance and letters of undertaking when and as required under the Prime Lease.
12.    Representations of Sublessee. Sublessee represents that (a) it has read and is familiar with the terms of the Prime Lease; (b) it is a corporation organized and existing in good standing under the Laws of Delaware and has the corporate power and authority to carry on its business and to perform all of its obligations under this Sublease and is the holder of all required certifications from the applicable Aviation Authority to provide commercial cargo airline services with the Aircraft; and (c) this Sublease has been duly authorized and executed by Sublessee, and that the execution, delivery, and performance of this Sublease by Sublessee does not violate any Law or agreement applicable to Sublessee or result in the creation of any lien, charge or encumbrance on Sublessee’s property.
13.    Representations of Sublessor. Sublessor represents that: (a) it is a corporation organized and existing in good standing under the Laws of the Delaware and has the corporate power and authority to carry on its business and to perform all of its obligations under this Sublease;

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

and (b) this Sublease has been duly authorized and executed by Sublessor and that the execution, delivery, and performance of this Sublease by Sublessor does not violate any Law or agreement applicable to Sublessor or result in the creation of any lien, charge or encumbrance on Sublessor’s property.
14.    Taxes.

14.1    Sublessor agrees to timely pay, and to indemnify Sublessee against, any and all Taxes (excluding Sublessee Taxes (as defined in Section 14.2)) as and when due, whether such Taxes are now existing or hereafter adopted, enacted or amended, that may be asserted, levied or imposed on or against Sublessee upon or with respect to or measured by:  (a) the Aircraft or any part thereof or interest therein; (b) this Sublease, and the performance of any of the transactions contemplated hereby or the exercise of remedies under this Sublease with respect to any default by Sublessor under this Sublease; (c) the delivery, testing, transportation, rental, sale, replacement, substitution, repossession, abandonment, transfer, rebuilding, leasing, subleasing, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair or return of the Aircraft or any Part thereof or interest therein; and (d) Sublease Rent (collectively “Sublessor Taxes”).
14.2    Sublessee agrees to timely pay, and to indemnify Sublessor against, any and all Taxes (excluding Sublessor Taxes) as and when due, whether such Taxes are now existing or hereafter adopted, enacted or amended, that may be asserted, levied or imposed on or against Sublessor upon or with respect to or measured by:  (a) the exercise of remedies under this Sublease with respect to any default by Sublessee under this Sublease; (b) Taxes on, based on, measured by or with respect to the net or gross income, or net or gross receipts, capital, net worth, franchise, or conduct of business of Sublessee (other than Taxes in the nature of sales, withholding, use or property Taxes); and (c) Taxes that would not have been imposed but for any failure of Sublessee to (i) file proper and timely reports or returns or to timely pay any Taxes when due, or (ii) timely comply with any Certification Requirements”, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes and Sublessee was eligible to comply with such requirement (collectively “Sublessee Taxes”). For purposes of this Section 14.2(e), Sublessee will not be deemed to have failed to have filed timely reports or returns or to have timely paid any Taxes when due under Section 14.2(e)(i) or to have failed to have timely complied with the Certification Requirements under Section 14.2(e)(ii) when Sublessor provided notification to Sublessee less than 15 days in advance of any such filing, payment, or compliance deadline.
14.3    Sublessee agrees that, with respect to any payment or indemnity to Sublessor under this Section 14, Sublessee’s indemnity obligations will include an amount necessary to hold Sublessor harmless from all Sublessee Taxes required to be paid by Sublessor with respect to the receipt or accrual of such payment or indemnity (including any payment by Sublessor of any Sublessee Taxes in respect to any indemnity payments received or receivable under this Section 14).  If: (a) any Taxes are required to be deducted or withheld by Sublessee from any amounts due to Sublessor under this Sublease (“Sublessor Withholding Taxes”); and (b) Sublessee is required to indemnify Sublessor against such Withholding Taxes pursuant to this Section 14 (“Indemnifiable Supplemental Withholding Taxes”), then Sublessee will, at the time of paying the amounts due to

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Sublessor, pay to Sublessor such additional amounts as may be necessary in order that the net amount of such payment, after deduction or withholding for Indemnifiable Sublessor Withholding Taxes, will be equal to the amount Sublessor would have received if such Indemnifiable Sublessor Withholding Taxes had not been deducted or withheld.
14.3    Sublessor agrees that, with respect to any payment or indemnity to Sublessee under this Section 14, Sublessor’s indemnity obligations will include an amount necessary to hold Sublessee harmless from all Sublessor Taxes required to be paid by Sublessee with respect to the receipt or accrual of such payment or indemnity (including any payment by Sublessee of any Sublessor Taxes in respect to any indemnity payments received or receivable under this Section 14).  If: (a) any Taxes are required to be deducted or withheld by Sublessor from any amounts due to Sublessee under this Sublease (“Sublessee Withholding Taxes”); and (b) Sublessor is required to indemnify Sublessee against such Withholding Taxes pursuant to this Section 14 (“Indemnifiable Sublessee Withholding Taxes”), then Sublessor will, at the time of paying the amounts due to Sublessee, pay to Sublessee such additional amounts as may be necessary in order that the net amount of such payment, after deduction or withholding for Indemnifiable Sublessee Withholding Taxes, will be equal to the amount Sublessee would have received if such Indemnifiable Sublessee Withholding Taxes had not been deducted or withheld.
14.4    Any amount payable by a party pursuant to Section 14.1 or 14.2 will be paid to the other Party or, if so directed by the other Party, directly to the relevant taxing authority, within 30 days after receipt by the paying Party of a written demand therefor from the other Party accompanied by a written statement describing in reasonable detail the Taxes that are the subject of and basis for such payment or indemnity, as applicable, and the computation of the amount so payable.
14.5    Sublessee agrees to provide any assistance reasonably requested by Sublessor in obtaining tax exemptions, rebates, or credits for any Sublessor Taxes.
15.    Entire Agreement; Amendment; Waiver.
15.1    This Sublease, together with the Prime Lease and the ATSA, constitute the entire agreement between Sublessee and Sublessor with respect to the Aircraft and the subject matter herein and supersedes any and all previous understandings, commitments, agreements, or representations whatsoever, whether oral or written, including any and all terms sheets, letters of intent, or similar documents.
15.2    This Sublease may not be amended, suspended, superseded, or otherwise modified except by a written instrument, expressly identifying the modifications made and signed by the authorized representative of both of the Parties. No waiver will be effective under this Sublease except by a written instrument, expressly identifying the rights waived and signed by the authorized representative of the relevant Party to be bound thereby. A waiver regarding any breach or default will not constitute a waiver with respect to any different or subsequent default unless expressly provided in such waiver instrument. Without limiting the generality of the foregoing, a Party will not be deemed to modify any term or waive any right or remedy under this Agreement

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

by failing to insist on compliance with any of the terms of this Agreement or by failing in one or more instances to exercise any right under this Sublease.
16.    Notices. All notices and other communications under this Sublease will be in writing and will be personally delivered, sent by facsimile (with electronic confirmation) or e-mail, or delivered by a nationally-recognized courier for overnight delivery to either Party to the address of that Party set forth below. Such notice or other communication will be deemed to have been given or made and will be deemed to have been received: (a) when sent by personal delivery, upon actual delivery or the intended recipient's refusal to accept delivery; (b) when sent by nationally recognized courier for overnight delivery, the next Business Day after being sent by such courier for such delivery; (c) when sent by fax, the same day as transmitted if transmitted during the normal business hours of the recipient or the next Business Day if transmitted after the normal business hours of the recipient as reflected by an electronic confirmation or receipt; (d) when sent by email, on the day acknowledged in writing (email or otherwise) by the recipient Party but only to the extent such email notice has been sent to an employee of the recipient Party having knowledge of the matter contained in the notice (and, in the case of notice to Sublessor, with a copy to [*] and in the case of Sublessee with a copy to [*]) and is conspicuously identified as a notice under this Sublease. No objection may be made to the manner of delivery of any written notice actually received by a party. The addresses for the Parties are:
If to Sublessor:
Amazon Fulfillment Services, Inc.
410 Terry Avenue North
Seattle, WA 98109-5210
Phone: [*]
Facsimile: [*]
Attention: Transportation Director

And if to Sublessee as follows:
__________, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile:    [*]
Phone:     [*]
Attention:    W. Joseph Payne
Vice President, General Counsel and Secretary

Either Party may, by notice in writing, direct that future notices or demands be sent to a different address.
17.    Binding Nature. The covenants and agreements herein contained will bind and inure to the benefit of Sublessor, the Sublessee and their respective executors, administrators, successors and assigns.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

18.    Governing Law. This Sublease will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. Each of the Parties irrevocably submit to the exclusive personal jurisdiction and venue in the federal and state courts in New York County, New York for any dispute arising out of this Sublease and waive all objections to jurisdiction and venue of such courts.
19.    Filing with FAA; Registration with International Registry. This Sublease will be filed for recordation with: (a) the FAA; and (b) the International Registry, contemporaneously with the filing of the Prime Lease.
20.    DISCLAIMER OF DAMAGES. UNDER NO CIRCUMSTANCES WILL SUBLESSEE OR SUBLESSOR BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS SUBLEASE UNLESS ARISING AS A RESULT OF SUCH PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR, WITH RESPECT TO SUBLESSEE, ARISING AS A RESULT OF SUBLESSEE'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10.
20.    Counterparts. Each Party may affect the execution and delivery of this Sublease, or any amendment or addendum hereto or thereto by facsimile or electronic transmission (including in portable document format or by electronic signature) of one or more signed counterparts that together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first set forth above.

SUBLESSOR:
AMAZON FULFILLMENT SERVICES, INC.

By:
Name:
Title:
Date Signed:

Address:
 (if by USPS):
P.O. Box 81226
Seattle, WA 98108-1226
(if by courier):
410 Terry Avenue North
Seattle, WA 98109-5210
Facsimile: [*]
Telephone: [*]
with a copy
Attention: General Counsel
(same P.O. box and courier address)
Facsimile: [*]

SUBLESSEE:
_________________, INC.
By:
Name:
Title:
Date Signed:

Address:
145 Hunter Drive
Wilmington, Ohio 45177
Facsimile: [*]
Telephone: [*]
With a copy to:
    Airborne Global Solutions
    145 Hunter Drive
    Wilmington, Ohio 45177
    Attn: General Counsel
    Facsimile: [*]
    E Mail: [*]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

ATTACHMENT A TO AIRCRAFT SUBLEASE AGREEMENT
DESCRIPTION OF THE AIRCRAFT

[To be inserted]